Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-91935

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 28, 2004)

                  $789,777,000 TRANSITION BONDS, SERIES 2004-1
            TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC, ISSUER
              ONCOR ELECTRIC DELIVERY COMPANY, SELLER AND SERVICER
                          -----------------------------
THE FOLLOWING SECURITIES ARE BEING OFFERED IN THIS PROSPECTUS SUPPLEMENT*:

                                                             UNDERWRITING                        SCHEDULED
               INITIAL                                         DISCOUNTS                            FINAL         FINAL
               PRINCIPAL        INTEREST                          AND            NET PROCEEDS      PAYMENT      MATURITY
CLASS          AMOUNT             RATE            PRICE       COMMISSIONS         TO ISSUER          DATE         DATE
-----          -------            ----            -----       -----------         ---------          ----         ----
 A-1           $279,000,000       3.52%        99.97930%       0.200%           $278,384,247     11/16/2009      11/15/2011
 A-2           $221,000,000       4.81%        99.87403%       0.512%           $219,590,086     11/15/2012      11/17/2014
 A-3           $289,777,000       5.29%        99.60865%       0.334%           $287,675,103      5/15/2016       5/15/2018

*These securities will be referred to as the series 2004-1 bonds in this prospectus supplement.

                          -----------------------------

Interest and principal on the series 2004-1 bonds will be payable semi-annually, on the 15th day of May and November or the first business day after these dates, beginning November 15, 2004.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 26 OF THE ACCOMPANYING PROSPECTUS BEFORE INVESTING IN THE SERIES 2004-1 BONDS.

The series 2004-1 bonds represent obligations only of TXU Electric Delivery Transition Bond Company LLC, formerly known as Oncor Electric Delivery Transition Bond Company LLC, which is the issuer, and are backed only by a portion of the assets of TXU Electric Delivery Transition Bond Company LLC, as described in this prospectus supplement and accompanying prospectus. The issuer is a special purpose entity and its assets consist primarily of the collateral described under "THE TRANSITION BONDS - The Security for the Payment of the Transition Bonds" in the accompanying prospectus. The issuer carries out non-commercial functions at the behest of, and is responsible to, the State of Texas and the Public Utility Commission of Texas. The series 2004-1 bonds will be payable only from the portion of that collateral pledged for such series, which is separate from that securing any other series of transition bonds. That collateral consists primarily of transition property and includes the right to impose on, and collect and receive from, retail electric consumers, including the State of Texas and other governmental entities, transition charges in amounts sufficient to make the payments on the series 2004-1 bonds.

The Public Utility Commission of Texas guarantees that it will take specific actions pursuant to the financing order described in the accompanying prospectus, as expressly authorized by the Texas Electric Utility Restructuring Act, to ensure that transition charge revenues are sufficient to pay principal and interest on the series 2004-1 bonds. The series 2004-1 bonds will not be a liability of Oncor Electric Delivery Company or any of its affiliates (other than the issuer). The series 2004-1 bonds are not a debt or general obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality. The series 2004-1 bonds are not a charge on the full faith and credit or the taxing power of the State of Texas or of any political subdivision, agency, authority or instrumentality of the State of Texas. However, the State of Texas and other governmental entities, as retail electric consumers, will be obligated to pay transition charges securing the series 2004-1 bonds. Except in their capacity as retail electric consumers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas will appropriate any funds for the payment of any of the series 2004-1 bonds. All matters relating to the structuring and pricing of the series 2004-1 bonds have been considered jointly by Oncor Electric Delivery Company (to be known as TXU Electric Delivery Company in the near future) and the designated personnel of the Public Utility Commission of Texas and its financial advisor. The financial advisor to the Public Utility Commission of Texas is

                               SABER PARTNERS, LLC

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There currently is no secondary market for the series 2004-1 bonds, and there is no assurance that one will develop.

                          -----------------------------

The underwriters expect to deliver the series 2004-1 bonds in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on June 7, 2004.

This prospectus supplement does not contain complete information about the offering of the series 2004-1 bonds. Additional information is contained in the accompanying prospectus. Prospective investors are urged to read both this prospectus supplement and the accompanying prospectus in full. Sales of the series 2004-1 bonds may not be consummated unless the purchaser has received both this prospectus supplement and the accompanying prospectus.

MERRILL LYNCH & CO.                                     WACHOVIA SECURITIES
BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON                              M.R. BEAL & COMPANY

The date of this prospectus supplement is May 28, 2004.

                                                   [TEXAS TRANSITION BONDS LOGO]

                                TABLE OF CONTENTS

              PROSPECTUS SUPPLEMENT

WHERE TO FIND INFORMATION ABOUT THIS OFFERING....S-2      THE FINANCING ORDER...............................53
                                                           TRUE-UP ADJUSTMENTS..............................56
SUMMARY OF TERMS--PROSPECTUS SUPPLEMENT..........S-4
                                                          POTENTIAL LEGAL CHALLENGES TO THE RESTRUCTURING
THE SERIES 2004-1 BONDS..........................S-6        ACT OR THE FINANCING ORDER......................63
  GENERAL........................................S-6
  INTEREST PAYMENTS..............................S-6      THE SERVICER OF THE TRANSITION PROPERTY...........66
  PRINCIPAL PAYMENTS.............................S-8
  SECURITY......................................S-10      TXU ELECTRIC DELIVERY TRANSITION BOND
  PUC GUARANTEED TRUE-UP MECHANISM..............S-10        COMPANY LLC.....................................84
  WEIGHTED AVERAGE LIFE SENSITIVITY.............S-11
  NO OPTIONAL REDEMPTION OF THE                           THE ADMINISTRATION AGREEMENT......................88
   SERIES 2004-1 BONDS..........................S-12
  COLLECTION ACCOUNT AND SUBACCOUNTS............S-12      THE SALE AGREEMENTS...............................88
  SCHEDULED OVERCOLLATERALIZATION LEVEL.........S-12
  OTHER CREDIT ENHANCEMENT......................S-14      THE SERVICING AGREEMENTS.........................101
  RELATIONSHIP TO THE SERIES 2003-1 BONDS.......S-15        TRUE-UP ADJUSTMENTS............................104

THE TRANSITION CHARGES..........................S-16      THE TRANSITION BONDS.............................116

RETAIL ELECTRIC PROVIDERS.......................S-17      RISK WEIGHTING UNDER CERTAIN U.S. AND
                                                            INTERNATIONAL CAPITAL GUIDELINES...............150
UNDERWRITING THE SERIES 2004-1 BONDS............S-18
                                                          RATINGS FOR THE TRANSITION BONDS.................150
RISK WEIGHTING FOR THE SERIES 2004-1 BONDS
  UNDER CERTAIN U.S. AND INTERNATIONAL CAPITAL            HOW WE WILL USE THE PROCEEDS OF THE
  GUIDELINES....................................S-19        TRANSITION BONDS...............................151

RATINGS FOR THE SERIES 2004-1 BONDS.............S-20      WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                                                            FOR THE TRANSITION BONDS.......................151
TAX STATUS......................................S-21
                                                         HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT.......152
                PROSPECTUS
                                                         MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS
ABOUT THIS PROSPECTUS..............................1        FOR THE HOLDERS OF TRANSITION BONDS............157

FORWARD--LOOKING STATEMENTS .......................1     ERISA CONSIDERATIONS..............................161

WHERE YOU CAN FIND MORE INFORMATION................3     PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS.....163

                                                         VARIOUS LEGAL MATTERS RELATING TO THE
SUMMARY OF TERMS--PROSPECTUS.......................5        TRANSITION BONDS...............................164

RISK FACTORS......................................26     EXPERTS...........................................164

ELECTRIC UTILITY RESTRUCTURING IN THE                    INDEX TO FINANCIAL STATEMENTS OF TXU ELECTRIC
  STATE OF TEXAS..................................47        DELIVERY TRANSITION BOND COMPANY LLC...........F-1

                  WHERE TO FIND INFORMATION ABOUT THIS OFFERING

     This prospectus supplement and the accompanying prospectus provide information about Oncor Electric Delivery Company (to be known as TXU Electric Delivery Company in the near future), which is sometimes referred to as "Oncor" in this prospectus supplement, and TXU Electric Delivery Transition Bond Company LLC, formerly known as Oncor Electric Delivery Transition Bond Company LLC, the issuer of the transition bonds, which is sometimes referred to as "Transition Bond Company," "us," "our," "issuer" or "we" in this prospectus supplement. We sometimes refer to TXU US Holdings Company (formerly TXU Electric Company), Oncor's and Transition Bond Company's direct and indirect parent, respectively, as "US Holdings." Oncor is our direct parent. TXU Electric Delivery Transition Bond Company LLC and Oncor are subsidiaries of TXU Corp. Neither TXU Electric Delivery Transition Bond Company LLC nor Oncor is the same company as TXU Energy Retail Company, which is a separate subsidiary of TXU Corp. that provides competitive retail electricity service. We sometimes use "customers" and "consumers" interchangeably in this prospectus supplement and accompanying prospectus. The series 2004-1 bonds are issued pursuant to the financing order issued by the Public Utility Commission of Texas ("PUC") on August 5, 2002 to Oncor, its successors and assigns that provide transmission and distribution service, which we refer to in this prospectus supplement as the "Financing Order." The information includes terms and conditions that apply to the series 2004-1 bonds. On August 21, 2003, we issued and sold $500,000,000 aggregate principal amount of transition bonds in accordance with the Financing Order, and we refer to those transition bonds as the "series 2003-1 bonds" in this prospectus supplement and prospectus. The specific terms of the series 2004-1 bonds are contained in this prospectus supplement. The accompanying prospectus describes terms that apply to all series of the transition bonds.

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with an introductory section in this prospectus supplement describing Transition Bond Company and terms of the series 2004-1 bonds in abbreviated form, followed by a more complete description of the terms. The introductory section is called "Summary of Terms -- Prospectus Supplement" and provides information concerning the amounts and the payment terms of each class of series 2004-1 bonds.

     Cross references contained in the introductory sections will direct you elsewhere in this prospectus supplement or the accompanying prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NEITHER WE NOR ANY UNDERWRITER, AGENT, DEALER, SALESPERSON OR THE PUC HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ANY DIFFERENT OR ADDITIONAL INFORMATION, INCLUDING, BUT NOT LIMITED TO, ARTICLES OR REPORTS IN THE PRESS, OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE

ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, THE UNDERWRITERS, THE PUC OR ANY DEALER, SALESPERSON OR OTHER PERSON.

     We are not offering to sell the series 2004-1 bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

                     SUMMARY OF TERMS--PROSPECTUS SUPPLEMENT

     The following section is a summary of selected information. You will find a detailed description of the terms of the offering of the series 2004-1 bonds following this summary. The terms that apply to all series of transition bonds appear in the accompanying prospectus, which follows this prospectus supplement.


The Issuer of the           TXU Electric Delivery Transition Bond Company LLC, a
Series 2004-1 Bonds:        special purpose Delaware limited liability company
                            wholly-owned by Oncor. We carry out non-commercial functions at the behest of, and are responsible to, the State of Texas and the PUC. We were formed solely for the purpose of purchasing and owning the transition property, issuing the series 2003-1 bonds and series 2004-1 bonds, pledging our interest in the related collateral to the indenture trustee under the indenture in order to secure the series
                            2003-1 bonds and series 2004-1 bonds and engaging in activities necessary, suitable or incidental for the accomplishment of these purposes.

Issuer's Address:           Energy Plaza, 1601 Bryan Street, Suite 2-023,
                            Dallas, Texas 75201

Issuer's Telephone Number:  (214) 812-5711

PUC's Financial Advisor     Saber Partners, LLC, co-equal decision maker with
                            the issuer. Certain financial advisory services, including any activities that may be considered activities of a broker dealer, will be assigned to Saber Capital Partners, LLC, a wholly-owned subsidiary of Saber Partners, LLC.

Seller of the Transition    Oncor, a State of Texas fully regulated electric
Property to the Issuer:     transmission and distribution utility wholly-owned
                            by US Holdings, provides delivery services to retail electric providers ("REPs") in its service territory, which sell electricity to approximately
                            2.9 million consumers (measured by points of delivery) in north-central, eastern and western
                            Texas.

Seller's Address:           500 N. Akard Street, Dallas, Texas 75201

Seller's Telephone Number:  (214) 486-2000

Servicer of the             Oncor, acting as the initial servicer, and any
Transition Property:        successor or assignee successor, referred to in this
                            prospectus supplement and accompanying prospectus as the "servicer", will service the transition property securing the series 2004-1 bonds under a servicing agreement with us. Oncor currently services the transition property securing the series 2003-1 bonds under a separate servicing agreement with us.

Indenture Trustee:          The Bank of New York

Closing Date:               On or about June 7, 2004

Minimum Denominations:      $1,000, except for one bond of each class which may
                            be of a smaller denomination.

RISK FACTORS:               CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
                            PAGE 26 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU
                            INVEST IN THE SERIES 2004-1 BONDS.

                             THE SERIES 2004-1 BONDS

GENERAL

     We will issue the series 2004-1 bonds as a new series of transition bonds under, and their payment will be secured pursuant to, the indenture dated as of August 21, 2003, between us and The Bank of New York, as indenture trustee, as that indenture may be amended or supplemented from time to time. We will issue the series 2004-1 bonds in minimum denominations of $1,000 and in integral multiples of $1,000, except that one series 2004-1 bond of each class may be in a smaller denomination. The series 2004-1 bonds will consist of three classes, in the initial principal amounts and bearing the interest rates and having the scheduled final payment dates and final maturity dates listed below:

                                        TABLE 1

                                        INITIAL
                                       PRINCIPAL       SCHEDULED FINAL         FINAL
    CLASS           INTEREST RATE        AMOUNT          PAYMENT DATE      MATURITY DATE
    -----           -------------     ------------       ------------      -------------


    A-1             3.52%             $279,000,000       11/15/2009        11/15/2011

    A-2             4.81%             $221,000,000       11/15/2012        11/17/2014

    A-3             5.29%             $289,777,000       5/15/2016          5/15/2018


     The scheduled final payment date for a class of series 2004-1 bonds is the date by which we expect the indenture trustee to pay in full all interest on and principal of that class of series 2004-1 bonds. The final maturity date for a class of series 2004-1 bonds is the legal maturity date of that class, the date by which all principal and interest on the series 2004-1 bonds is required to be paid. The failure to pay principal of any class of series 2004-1 bonds in full by the scheduled final payment date for that class will not be an event of default under the indenture. The failure to pay principal of any class of series 2004-1 bonds in full by the final maturity date for that class will be an event of default for that series. An event of default under the series 2004-1 bonds will trigger an event of default under all other outstanding series of transition bonds.

     If there is a shortfall in the amounts available in the applicable collection account to pay the principal of any class of the series 2004-1 bonds on the final maturity date, the indenture trustee will distribute available amounts among the various classes pro rata in accordance with the principal amount legally owing to each such class on such date.

INTEREST PAYMENTS

     Interest on each class of the series 2004-1 bonds will accrue at the respective interest rates indicated above in Table 1 on this page and shall be calculated on the basis of a 360-day year of twelve 30-day months. Under the Financing Order, as further described in the accompanying prospectus, the effective annual weighted average interest rate on all series of outstanding transition bonds, including the series 2004-1 bonds, excluding up-front and ongoing costs, may not exceed 8.75% per annum. For each class of the series

2004-1 bonds, interest is payable on a semi-annual basis on each payment date indicated in Table 2 on page S-9 of this prospectus supplement, commencing November 15, 2004, to record holders of the series 2004-1 bonds. The series 2004-1 bonds of each class will accrue interest at the interest rate applicable to each class on any interest not paid on a timely basis.

     Interest means, for the first payment date for each class of series 2004-1 bonds, an amount equal to the amount of interest accrued at the interest rate applicable to each class from and including June 7, 2004 to but not including the first payment date. For any subsequent payment date for each class of series 2004-1 bonds, interest means, the sum, without duplication, of:

     o an amount equal to the amount of interest accrued at the interest rate applicable to each class from and including the prior payment date to but not including the current payment date with respect to the series 2004-1 bonds of the class; plus

     o any unpaid interest due on any prior payment date plus any interest accrued at the interest rate applicable to each class on this unpaid interest.

On each payment date, holders of each class of series 2004-1 bonds will be entitled to receive payments of interest on an equal basis among all classes. We will pay interest on the series 2004-1 bonds before we pay principal on the series 2004-1 bonds. The record date with respect to interest and principal payable on any payment date, other than the final payment date, for any series 2004-1 bonds held in book-entry form will be the close of business on the business day immediately preceding the payment date. The record date with respect to interest and principal payable on any payment date, other than the final payment date, for any series 2004-1 bonds not held in book-entry form will be the close of business on the last business day of the preceding calendar month. The final payment for any series 2004-1 bonds will be made only upon presentation and surrender of those series 2004-1 bonds. See "THE TRANSITION BONDS - Payments on the Transition Bonds," in the accompanying prospectus for further information.

If there is a shortfall in the amounts available in the applicable collection account to make interest payments on the series 2004-1 bonds, the indenture trustee will distribute interest pro rata to each class of series 2004-1 bonds based on the amount of interest payable on each outstanding class. The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for the series 2004-1 bonds, unless such failure is cured within five business days. An event of default under the series 2004-1 bonds will trigger an event of default under all other outstanding series of transition bonds. An event of default under any outstanding series of transition bonds, including the series 2003-1 bonds, will trigger an event of default under the series 2004-1 bonds. See "THE TRANSITION BONDS -- What Constitutes an Event of Default on the Transition Bonds" in the accompanying prospectus for further information.

PRINCIPAL PAYMENTS

     To the extent funds are available after payment of certain of our fees and expenses and after payment of interest to all classes, except as provided below, on each payment date, we will pay principal then due, if any, to holders of each class of series 2004-1 bonds in a sequential manner, as follows:

     1. to the holders of the series 2004-1 bonds, class A-1, until the principal balance of that class has been reduced to zero;

     2. to the holders of the series 2004-1 bonds, class A-2, until the principal balance of that class has been reduced to zero; and

     3. to the holders of the series 2004-1 bonds, class A-3, until the principal balance of that class has been reduced to zero.

We will not, however, pay principal of any class of series 2004-1 bonds on a payment date if making the payment would reduce the principal balance of a class to an amount lower than the balance specified in the expected amortization schedule for that class on that payment date except in the case of an acceleration of the transition bonds following an event of default. If an event of default under the indenture has occurred and is continuing with respect to the series 2004-1 bonds or any other series of transition bonds, the indenture trustee or the holders of not less than a majority in principal amount of the series 2004-1 bonds then outstanding may declare the unpaid principal amount of the series 2004-1 bonds then outstanding to be due and payable, in which event the indenture trustee will distribute principal to all classes of series 2004-1 bonds pro rata based on the outstanding principal balances of the respective classes and not according to the priority described above.

     The entire unpaid principal amount of each class of the series 2004-1 bonds will be due and payable on the respective final maturity date for the class.

     The Expected Amortization Schedule for the Series 2004-1 Bonds. Table 2 below sets forth the principal balance that is expected to remain outstanding on each payment date for each class of the series 2004-1 bonds after giving effect to the payments to be made on that date. In preparing Table 2, we have assumed, among other things, that:

     o    the series 2004-1 bonds are issued on June 7, 2004;

     o we make all payments on the series 2004-1 bonds on each payment date, commencing November 15, 2004;

     o our annualized payment of servicing fees with respect to the transition property securing the series 2004-1 bonds equals the lesser of (a) $400,000 or (b) $644,888.50 minus the annualized servicing fees payable in respect of the series 2003-1 bonds;

     o there are no net earnings on amounts on deposit in the collection account for the series 2004-1 bonds;

     o our annualized operating expenses for the series 2004-1 bonds, including all amounts payable to the indenture trustee, all amounts payable to our independent managers, and all of our other fees (not including servicing fees), costs and charges are equal to $71,154;

     o    forecasted energy consumption as provided by Oncor;

     o all transition charges net of implied losses for the series 2004-1 bonds are collected and deposited in the collection account for the series 2004-1 bonds in accordance with the servicer's forecasts;

     o    an implied loss of 0.54% per billing cycle; and

     o a collection curve to reflect the delay between the billings and the actual receipt of cash assuming 85.25% of billed amounts will be received one month after the billing cycle and 14.21% will be received the month after.

                                     TABLE 2

                         EXPECTED AMORTIZATION SCHEDULE

                       OUTSTANDING CLASS PRINCIPAL BALANCE

---------------------- -------------------- -------------------- --------------------
                            CLASS A-1            CLASS A-2           CLASS A-3
    PAYMENT DATE           BALANCE ($)          BALANCE ($)         BALANCE ($)
---------------------- -------------------- -------------------- --------------------
         Closing            279,000,000          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/04             269,502,878          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/05             244,571,168          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/05             214,958,293          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/06             188,956,607          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/06             158,437,905          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/07             131,368,989          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/07              99,403,342          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/08              71,373,645          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/08              38,993,693          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/09              10,322,896          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/09                       -          197,312,851          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/10                       -          167,403,310          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/10                       -          131,749,704          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/11                       -          100,265,526          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/11                       -           62,987,095          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/12                       -           29,851,812          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/12                       -                    -          280,695,641
---------------------- -------------------- -------------------- --------------------
        5/15/13                       -                    -          245,801,155
---------------------- -------------------- -------------------- --------------------
       11/15/13                       -                    -          204,957,965
---------------------- -------------------- -------------------- --------------------
        5/15/14                       -                    -          168,062,616
---------------------- -------------------- -------------------- --------------------
       11/15/14                       -                    -          125,147,395
---------------------- -------------------- -------------------- --------------------
        5/15/15                       -                    -           86,141,252
---------------------- -------------------- -------------------- --------------------
       11/15/15                       -                    -           41,133,636
---------------------- -------------------- -------------------- --------------------
        5/15/16                       -                    -                    -
---------------------- -------------------- -------------------- --------------------


     Series 2004-1 Bond Principal Payments May Be Made Later than Scheduled. There can be no assurance that the principal balance of any class of the series 2004-1 bonds will be reduced to the amounts indicated in Table 2. The actual principal payments on a class may be made on a payment date later than indicated in Table 2 (but not earlier, except in the case of an acceleration of the series 2004-1 bonds following an event of default). The series 2004-1 bonds will not be in default if principal is not paid as specified in Table 2, unless the entire principal balance of any class is not paid in full on or prior to its respective final maturity date.

SECURITY

The issuer's principal asset securing the series 2004-1 bonds will be the transition property relating to the series 2004-1 bonds. Transition property is a present property right created pursuant to the Texas Electric Utility Restructuring Act ("Restructuring Act") and the Financing Order. It includes the irrevocable right to impose, collect and receive non-bypassable transition charges from all retail consumers of electricity, including the State of Texas and other governmental entities, in Oncor's historic service territory. Transition Property includes the right to receive transition charges sufficient to timely provide all scheduled payments of principal and interest and any other amounts due in connection with the series 2004-1 bonds, including an overcollateralization amount to be accumulated in an overcollateralization subaccount (accumulated in equal installments over the life of the series 2004-1 bonds up to 0.5% of the initial principal balance of the bonds). In addition, there is a capital subaccount (upfront deposit of 0.5% of the series 2004-1 bonds' initial principal balance), and a reserve subaccount (containing excess amounts, if any, not needed to make payments on the series 2004-1 bonds). Please see "THE TRANSITION BONDS -- The Security for the Payment of the Transition Bonds" in the accompanying prospectus and -- "Scheduled Overcollateralization Level" and -- "Other Credit Enhancement" below for further information.

Collateral securing the series 2004-1 bonds will be separate from that securing the series 2003-1 bonds or any other series of transition bonds. Please see -- "Relationship to the Series 2003-1 Bonds" below for further information.


PUC GUARANTEED TRUE-UP MECHANISM

     The Restructuring Act and the Financing Order require transition charges on all retail electric consumers, including the State of Texas and other governmental entities, to be adjusted annually to ensure timely payment of principal and interest. In addition, pursuant to the Financing Order, the servicing agreement between us and Oncor in some circumstances requires adjustments every six months. Please see "THE TRANSITION CHARGES" below and "THE FINANCING ORDER -- True-Up Adjustments" and "THE SERVICING AGREEMENTS -- True-Up Adjustments" in the accompanying prospectus for further information. There is no "cap" on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to meet scheduled principal and interest payments on the series 2004-1 bonds. The PUC guaranteed true-up mechanism ensures the billing of transition charges necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and interest and any other amounts due in connection with the series 2004-1 bonds. The true-up mechanism and all other obligations of the State of Texas and the PUC set forth in the Financing Order are direct, explicit, irrevocable and unconditional upon issuance of the series 2004-1 bonds, and are legally enforceable against the State of Texas and the PUC.

WEIGHTED AVERAGE LIFE SENSITIVITY

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security has been repaid to the investor. The rate of principal payments on each series or class of transition bonds, the aggregate amount of each interest payment on each series or class of transition bonds and the actual final payment date of each series or class of transition bonds will depend on the timing of the servicer's receipt of transition charges from REPs. See "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in the accompanying prospectus for further information. Changes in the expected weighted average lives of the classes of the series 2004-1 bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecasted levels are shown below.

                                     TABLE 3

                        WEIGHTED AVERAGE LIFE SENSITIVITY

-------------------------------------------------------------------------------------
                                      WAL (YRS.) ASSUMING UNIFORM ANNUAL DECLINE FROM
                                               FORECASTED ENERGY CONSUMPTION
                      EXPECTED        -----------------------------------------------
                    WEIGHTED AVG.             -[5]%                    -[15]%
                     LIFE ("WAL")     ----------------------   ----------------------
      CLASS             (YRS)            WAL              CHANGE        WAL        CHANGE
------------------------------------------------------------------------------------------------
       A-1               3.00            3.00            None           3.11          + 0.11
------------------- --------------- --------------- --------------- -------------- -------------
       A-2               7.00            7.00            None           7.08          + 0.08
------------------- --------------- --------------- --------------- -------------- -------------
       A-3              10.43           10.43            None           10.49         + 0.06
------------------- --------------- --------------- --------------- -------------- -------------


     For the purposes of preparing Table 3, in addition to those assumptions beginning on page S-8 in deriving the Expected Amortization Schedule, we have assumed, among others, that:

     o the forecast error stays constant over the life of the transition bonds and is equal to 5% or 15% as stated in the table above. The servicer will true-up transition charges so as to ensure the billing of transition charges necessary to generate the collection of amounts sufficient to (a) pay ongoing fees and expenses, (b) timely provide for all scheduled payments of principal and interest and (c) fund the capital and overcollateralization subaccounts to their required levels;

     o    periodic annual standard true-ups occur on a transaction year basis;

     o interim true-ups have been modeled to be implemented only after a 5% variance from the expected amortization schedule (taking into account amounts in the reserve subaccount) has occurred;

     o    no non-standard true-ups have been modeled; and

     o    settlement date of June 7, 2004.

     There can be no assurance that the weighted average lives of the various classes of the series 2004-1 bonds will be as shown in Table 3.

NO OPTIONAL REDEMPTION OF THE SERIES 2004-1 BONDS

     We may not redeem any series 2004-1 bond, in whole or in part, prior to its final maturity date.

COLLECTION ACCOUNT AND SUBACCOUNTS

     The indenture trustee will establish a separate collection account for the series 2004-1 bonds to hold amounts remitted by the servicer of the property securing the series 2004-1 bonds. The collection account will consist of four subaccounts:

     o    a general subaccount;

     o    an overcollateralization subaccount;

     o    a reserve subaccount; and

     o    a capital subaccount.

     Withdrawals from and deposits to these subaccounts will be made as described under "THE TRANSITION BONDS -- How Funds in the General Subaccount Will be Allocated" in the accompanying prospectus.

SCHEDULED OVERCOLLATERALIZATION LEVEL

     We are entitled to collect amounts arising from the transition property securing the series 2004-1 bonds in excess of the actual amounts necessary to pay interest on and principal of the series 2004-1 bonds and all fees and expenses of servicing and retiring the series 2004-1 bonds. The collection of these excess amounts is intended to enhance the likelihood that payments on the series 2004-1 bonds will be made on a timely basis. Some of these amounts will fund the required overcollateralization level for the series 2004-1 bonds. The indenture trustee will deposit a portion of collected transition charges remitted to it by the servicer into the overcollateralization subaccount for the series 2004-1 bonds over the expected life of the series 2004-1 bonds on each payment date up to an amount which we refer to as the "scheduled overcollateralization level." The scheduled overcollateralization level for each payment date is listed in Table 4 below. The aggregate overcollateralization level for the series 2004-1 bonds is $3,948,885, which represents 0.5% of the initial outstanding principal amount of the series 2004-1 bonds. The scheduled overcollateralization level has been set at a level sufficient to obtain the ratings on the series 2004-1 bonds which are described below under "RATINGS FOR

THE SERIES 2004-1 BONDS." See also "THE TRANSITION BONDS -- How Funds in the General Subaccount Will be Allocated" in the accompanying prospectus for further information.


                                     TABLE 4

-------------------------------------- ----------------------------------------
                                                      SCHEDULED
            PAYMENT DATE                     OVERCOLLATERALIZATION LEVEL
-------------------------------------- ----------------------------------------
              11/15/04                                164,537
-------------------------------------- ----------------------------------------
               5/15/05                                329,074
-------------------------------------- ----------------------------------------
              11/15/05                                493,611
-------------------------------------- ----------------------------------------
               5/15/06                                658,148
-------------------------------------- ----------------------------------------
              11/15/06                                822,684
-------------------------------------- ----------------------------------------
               5/15/07                                987,221
-------------------------------------- ----------------------------------------
              11/15/07                              1,151,758
-------------------------------------- ----------------------------------------
               5/15/08                              1,316,295
-------------------------------------- ----------------------------------------
              11/15/08                              1,480,832
-------------------------------------- ----------------------------------------
               5/15/09                              1,645,369
-------------------------------------- ----------------------------------------
              11/15/09                              1,809,906
-------------------------------------- ----------------------------------------
               5/15/10                              1,974,443
-------------------------------------- ----------------------------------------
              11/15/10                              2,138,979
-------------------------------------- ----------------------------------------
               5/15/11                              2,303,516
-------------------------------------- ----------------------------------------
              11/15/11                              2,468,053
-------------------------------------- ----------------------------------------
               5/15/12                              2,632,590
-------------------------------------- ----------------------------------------
              11/15/12                              2,797,127
-------------------------------------- ----------------------------------------
               5/15/13                              2,961,664
-------------------------------------- ----------------------------------------
              11/15/13                              3,126,201
-------------------------------------- ----------------------------------------
               5/15/14                              3,290,738
-------------------------------------- ----------------------------------------
              11/15/14                              3,455,274
-------------------------------------- ----------------------------------------
               5/15/15                              3,619,811
-------------------------------------- ----------------------------------------
              11/15/15                              3,784,348
-------------------------------------- ----------------------------------------
               5/15/16                              3,948,885
-------------------------------------- ----------------------------------------



     If amounts available in the general subaccount and the reserve subaccount for the series 2004-1 bonds are not sufficient on any payment date to make scheduled payments to the holders of series 2004-1 bonds and to pay the fees, expenses, costs and charges specified in the indenture, the indenture trustee will draw on amounts in the overcollateralization subaccount for the series 2004-1 bonds to make those payments. See "THE TRANSITION BONDS -- How Funds in the General Subaccount Will Be Allocated" in the accompanying prospectus for further information.

     True-up Mechanism. If the indenture trustee uses the overcollateralization subaccount for the series 2004-1 bonds to pay those amounts, subsequent true-up adjustments will take into account those amounts and on subsequent payment dates, the indenture trustee will replenish the overcollateralization subaccount for the series 2004-1 bonds to the extent transition charge collections arising from the transition property securing the series 2004-1 bonds exceed amounts required to pay amounts having a higher priority of payment. See "THE FINANCING ORDER -- True-Up Adjustments" in the accompanying prospectus for further information.

OTHER CREDIT ENHANCEMENT

     The Capital Subaccount. Upon the issuance of any series 2004-1 bonds, Oncor will deposit $3,948,885 in the capital subaccount for the series 2004-1 bonds as a capital contribution to us, which is 0.5% of the initial principal amount of the series 2004-1 bonds. If amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount for the series 2004-1 bonds are not sufficient on any payment date to make scheduled payments to the holders of series 2004-1 bonds and to pay the fees, expenses, costs and charges specified in the indenture, the indenture trustee will draw on any amounts in the capital subaccount for the series 2004-1 bonds to make those payments. If the indenture trustee uses the capital subaccount for the series 2004-1 bonds to pay those amounts, subsequent true-up adjustments will take into account those amounts and on subsequent payment dates the indenture trustee will replenish the capital subaccount for the series 2004-1 bonds to the extent transition charge collections arising from the transition property securing the series 2004-1 bonds exceed amounts required to pay amounts having a higher priority of payment. The amount deposited by Oncor in the capital subaccount for the series 2004-1 bonds has been set at a level sufficient to obtain the ratings on the series 2004-1 bonds that are described below under "RATINGS FOR THE SERIES 2004-1 BONDS."

     The Reserve Subaccount. On each payment date, the indenture trustee will allocate to the reserve subaccount for the series 2004-1 bonds any amounts remitted to the general subaccount for the series 2004-1 bonds (other than investment earnings on the capital subaccount for the series 2004-1 bonds released to us on such payment date) exceeding amounts necessary to:

     o pay fees and expenses, including any indemnity payments (subject to the capped amount specified in the Financing Order), related to the servicing and retirement of the series 2004-1 bonds;

     o    pay interest on and principal of the series 2004-1 bonds;

     o pay amounts owing to any swap counterparty, other than certain early termination payments;

     o replenish the capital subaccount for the series 2004-1 bonds to the required capital level; and

     o fund the overcollateralization subaccount for the series 2004-1 bonds to the required overcollateralization level.

     The indenture trustee will draw on amounts in the reserve subaccount for the series 2004-1 bonds, to the extent amounts available in the general subaccount for the series 2004-1 bonds are insufficient to pay the amounts listed above.

     REP Security Deposit Subaccounts. Each REP is obligated to forward transition charge payments to the servicer as described under "THE SERVICING AGREEMENTS -- Retail Electric Providers" in the accompanying prospectus. A REP that maintains an investment grade rating and meets certain billing criteria will not be required to maintain a security deposit or provide any other form of credit support with respect to the billing and collection of transition charges. Each other REP who bills and collects transition charges must either (i) maintain a security deposit with the indenture trustee, (ii) provide an affiliate guarantee, surety bond or letter of credit of a specified amount for the benefit of the indenture trustee or (iii) provide some combination of these forms of credit support. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain an investment grade rating. All REP security deposits will be held in one segregated trust account, in the name of the indenture trustee, with separate accounting by ledger for each depositing REP. Each such ledger entry is referred to as a "REP deposit subaccount" in this prospectus supplement and accompanying prospectus. The REP deposit subaccounts will not be our property. Rather, the servicer will direct the indenture trustee to withdraw amounts from the applicable REP deposit subaccount for deposit in the applicable general subaccount, or seek recourse against any other credit support, only in the event that a REP defaults in payment. The indenture trustee may then withdraw the amount of the payment default or, if less, the amount of that REP's security deposit. In the event of a default by a REP who has provided an affiliate guarantee, surety bond or letter of credit, the indenture trustee would be entitled to draw on such support in the amount of the defaulted payment or, if less, the maximum amount of credit support available. In the event that there is a shortfall, and there is more than one series of transition bonds outstanding that is owed transition charges from the defaulting REP and that is entitled to the applicable credit support, the amounts drawn or withdrawn will be allocated among the collection accounts for each such series on a pro rata basis.

RELATIONSHIP TO THE SERIES 2003-1 BONDS

     Issuance of the series 2004-1 bonds does not require the prior approval of the holders of the previously issued series 2003-1 bonds. However, the series 2004-1 bonds may not be issued unless the applicable rating agencies confirm that such issuance would not result in a reduction or withdrawal of the then current ratings on the outstanding series 2003-1 bonds. See "RISK FACTORS -- Other Risks Associated with an Investment in the Transition Bonds" and "THE TRANSITION BONDS -- General Terms of the Transition Bonds" in the accompanying prospectus for further information.

     The series 2004-1 bonds will be payable from collateral that is separate from that securing the series 2003-1 bonds or any other series of transition bonds. The principal source of repayment for the series 2004-1 bonds will be transition charges received by the servicer in respect of separate transition property for such series. Further transition charges, in addition to those already imposed on retail electric consumers in connection with the issuance of the series 2003-1 bonds, will be imposed on retail electric consumers in connection with the issuance of the series 2004-1 bonds. The issuance of the series 2004-1 bonds and the collection and remittance of related transition charges will not adversely affect collections of transition charges and timely payment of all amounts in respect of the series 2003-1 bonds. The collection of transition charges and the timely payment of all amounts in respect of the series 2003-1 bonds will not adversely affect collections of transition charges and timely payment of all amounts in respect of the series 2004-1 bonds.

                             THE TRANSITION CHARGES

     The Financing Order authorizes Oncor to recover the qualified costs authorized in the Financing Order from retail electric consumers in Oncor's service territory through the collection of transition charges, including up to $20,225,528 of issuance costs in connection with the series 2003-1 bonds and up to $52,586,374 of aggregate issuance costs in connection with the series 2003-1 bonds and series 2004-1 bonds. Beginning on the first full billing cycle after the issuance of the series 2004-1 bonds, the initial transition charges that will be imposed on retail electric consumers in each regulatory asset recovery class at the applicable rate for that class determined pursuant to the Financing Order in respect of the series 2004-1 bonds is listed in Table 5 below. The servicer is required to make a filing with the PUC for an adjustment at least annually to correct any undercollection or overcollection of transition charges in the preceding 12 months, and to ensure the billing of transition charges necessary to generate the collection of amounts sufficient to provide for the timely payment of all scheduled payments of principal and interest and any other amounts due in connection with the transition bonds. In addition, if after application of collections of transition charges in accordance with the indenture, the servicer determines that the actual principal balance of transition bonds outstanding at the next payment date plus amounts on deposit in the reserve subaccount will be more than 5% higher or lower than the scheduled principal balance on the expected amortization schedule, it will file interim true-up adjustment requests, but not more frequently than once every six months. The servicer will also file interim true-up adjustment requests in order to meet rating agency requirements with respect to the series 2004-1 bonds requiring that the series 2004-1 bonds be paid in full by the expected maturity date. On January 15, 2004, Oncor filed an interim true-up adjustment with the PUC in respect of the series 2003-1 bonds. That interim true-up adjustment was effective automatically and is intended to generate sufficient funds to make the full payment of scheduled principal and interest in respect of the series 2003-1 bonds on August 16, 2004, and to replenish the capital subaccount for the series 2003-1 bonds to the required $2.5 million. See "THE SERVICING AGREEMENTS -- True-Up Adjustments" in the accompanying prospectus for further information. The amount of the adjustment will be determined by using a formula established by the Financing Order. In addition, the Financing Order provides for a non-standard true-up mechanism if the forecasted billing units for one or more of the regulatory asset recovery classes for an upcoming period decrease by more than 10% compared to the billing units for such class or classes for the 12 months ending April 30, 1999. See "THE FINANCING ORDER -- True-Up Adjustments" in the accompanying prospectus for further information.

     If any outstanding class of the series 2004-1 bonds is not paid in full at its final maturity date, the transition charges will continue to be collected, but no transition charges will be recovered with respect to the series 2004-1 bonds after the fifteenth anniversary of the issuance of the series 2004-1 bonds, except through the judicial process. See "THE FINANCING ORDER" in the accompanying prospectus for further information.

                                     TABLE 5


                                                  INITIAL TRANSITION CHARGE RATE (DOLLARS PER KWH/KW)
                                                  ---------------------------------------------------
REGULATORY ASSET RECOVERY CLASS             SERIES 2003-1 BONDS         SERIES 2004-1 BONDS         TOTAL
-------------------------------             -------------------         -------------------         -----
Residential Service                         $0.000599                  $0.000966                 $0.001565
General Service Secondary
    Non-demand                              $0.000577                  $0.000970                 $0.001547
    Demand*                                 $0.158                     $0.282                    $0.440
General Service Primary
    Non-demand                              $0.000395                  $0.000654                 $0.001049
    Demand/*/                               $0.161                     $0.296                    $0.457
High Voltage Service/*/                     $0.197                     $0.205                    $0.402
Lighting Service                            $0.000724                  $0.001277                 $0.002001
Instantaneous Interruptible/*/              $0.083                     $0.113                    $0.196
Noticed Interruptible/*/                    $0.150                     $0.195                    $0.345


* Charges are based on a per kW charge. All other classes are based on a per kWh charge.



                            RETAIL ELECTRIC PROVIDERS

     As of January 1, 2002, retail electric consumers in most portions of Texas are entitled to purchase electric energy from a REP of their own choosing. For more information about REPs, see "ELECTRIC UTILITY RESTRUCTURING IN THE STATE OF TEXAS" in the accompanying prospectus. REPs are allowed to charge and collect transition charges from consumers within Oncor's service territory and will be required to pay the amounts billed to them by the servicer, less an amount relating to expected customer charge-offs. See "THE SERVICER OF THE TRANSITION PROPERTY" in the accompanying prospectus for further information. In this prospectus supplement and the accompanying prospectus, we refer to US Holdings' certificated service area as it existed on May 1, 1999 as Oncor's service territory.

     As of December 31, 2003, there were approximately 43 REPs in Oncor's service territory. One of these REPs is TXU Energy Retail Company LP ("TXU Energy Retail"), Oncor's affiliate, the largest REP operating in Oncor's service territory, representing approximately 70% of Oncor's electric delivery service. Delivery fee revenues from TXU Energy Retail represent the substantial majority of Oncor's revenues.

     Through calendar year 2002, TXU Energy Retail was the provider of last resort ("POLR") for residential and small non-residential customers in those areas of the Electric Reliability Council of Texas where customer choice was available outside Oncor's service territory and was the POLR for large non-residential customers in Oncor's service territory. TXU Energy Retail's POLR contract expired on December 31, 2002. Through a competitive bid process, the PUC selected a POLR to serve for a two-year term beginning January 1, 2003, for several areas within Texas. In areas for which no bids were submitted, the PUC selected the POLR by lottery. TXU Energy Retail did not bid to be a POLR, but was designated the POLR through lottery for small business and residential customers in certain West Texas service areas and for small business customers in the Houston service area, which are not part of Oncor's service territory. Reliant Energy Retail Services, Inc. is currently the POLR for residential and small non-residential customers in Oncor's service territory. Reliant Energy Solutions, Inc. is currently the POLR for large non-residential customers in Oncor's service territory.

     In August 2002, the PUC adopted new rules that significantly changed POLR service. Under the new POLR rules, instead of being transferred to the POLR, non-paying residential and small non-residential customers served by affiliated REPs are subject to disconnection. Non-paying residential and small non-residential customers served by non-affiliated REPs are transferred to the affiliated REP. Non-paying large non-residential customers can be disconnected by any REP if the customer's contract does not preclude it.

     REPs must be certified by the PUC. In addition, adjustments to transition charges and, in some cases, credit enhancement, will be available to compensate for a failure by a REP to pay transition charges over to the servicer. However, the certification process and the amount of credit enhancement funds may not be sufficient to protect your investment. See "THE SERIES 2004-1 BONDS -- Other Credit Enhancement -- REP Security Deposit Subaccounts" discussed above. See also "RISK FACTORS -- Servicing Risks -- It May Be Difficult to Collect the Transition Charges from REPs" in the accompanying prospectus for further information.


                      UNDERWRITING THE SERIES 2004-1 BONDS

     Subject to the terms and conditions set forth in the underwriting agreement with the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of series 2004-1 bonds set forth opposite each underwriter's name below:


                                                            PRINCIPAL AMOUNT
                                                            ----------------
UNDERWRITER                             CLASS A-1         CLASS A-2       CLASS A-3          TOTAL
-----------                             ---------         ---------       ---------          -----
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated                 $125,550,000      $ 99,450,000     $130,399,650    $355,399,650
Wachovia Capital Markets, LLC        $ 66,750,000      $ 55,250,000     $ 72,444,250    $197,444,250
Banc of America Securities LLC       $ 13,950,000      $ 11,050,000     $ 14,488,850    $ 39,488,850
Bear, Stearns & Co. Inc.             $ 27,900,000      $ 22,100,000     $ 28,977,700    $ 78,977,700
Credit Suisse First Boston LLC       $ 27,900,000      $ 22,100,000     $ 28,977,700    $ 78,977,700
M.R. Beal & Company                  $ 13,950,000      $ 11,050,000     $ 14,488,850    $ 39,488,850
                                     ------------      ------------     ------------    ------------
              Total                  $279,000,000      $221,000,000     $289,777,000    $789,777,000
                                     ============      ============     ============    ============


     Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and to pay for all of the series 2004-1 bonds we offer hereby, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. In addition, if an underwriter defaults, we have the option to terminate the underwriting agreement if the non-defaulting underwriters fail to purchase and pay for (or procure other eligible underwriters to purchase and pay for) the principal amount of series 2004-1 bonds that the defaulting underwriter has agreed to purchase.

     The Underwriters' Sales Price for the Series 2004-1 Bonds. The underwriters propose to offer the series 2004-1 bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this prospectus supplement, and in part to some securities dealers at a price less a concession not in excess of the percentage listed below for each class. The underwriters may allow and the dealers may re-allow a concession to some brokers and dealers not in excess of the percentage listed below for each class.

     CLASS                           SELLING CONCESSION                   REALLOWANCE DISCOUNT
     -----                           ------------------                   --------------------
      A-1                                  0.120%                                0.060%
      A-2                                  0.360%                                0.180%
      A-3                                  0.390%                                0.195%



     After the series 2004-1 bonds are released for sale to the public, the underwriters may from time to time vary the offering price and other selling terms.

     No Assurance as to Resale Price or Resale Liquidity for the Series 2004-1 Bonds. The series 2004-1 bonds are a new issue of securities with no established trading market. The series 2004-1 bonds will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the series 2004-1 bonds but are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a trading market will develop for the series 2004-1 bonds.

     Various Types of Underwriter Transactions Which May Affect the Price of the Series 2004-1 Bonds. The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the series 2004-1 bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the series 2004-1 bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the series 2004-1 bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the series 2004-1 bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the series 2004-1 bonds to be higher than they would otherwise be in the absence of these transactions. Neither we, Oncor, the indenture trustee nor any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     Certain of the underwriters and their affiliates engage in transactions with, and perform services for, TXU Corp., its subsidiaries and its affiliates in the ordinary course of business, and have engaged and may engage in commercial banking and investment banking transactions with us, TXU Corp., its subsidiaries and its affiliates, including Oncor. In addition, each underwriter may from time to time take positions in the series 2004-1 bonds.

     We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,368,647. Under the terms of the underwriting agreement, we and Oncor have agreed to reimburse the underwriters for some expenses. Oncor has also agreed to pay Merrill Lynch & Co. and Wachovia Capital Markets, LLC additional fees in the amounts of $750,000 and $375,000 for structuring the transaction. These additional fees will not constitute a qualified cost or be paid from the proceeds of the series 2004-1 bonds.

     We and Oncor have also agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, some liabilities, including liabilities under the Securities Act of 1933.

     In accordance with the Financing Order, a portion of the fees of the PUC's financial advisor, Saber Partners, LLC, will be paid from underwriting discounts and commissions to Saber Capital Partners, LLC, a registered broker-dealer and an affiliate of Saber Partners, LLC.


                   RISK WEIGHTING FOR THE SERIES 2004-1 BONDS
             UNDER CERTAIN U.S. AND INTERNATIONAL CAPITAL GUIDELINES

     Under risk-based capital guidelines adopted by the Office of Comptroller of the Currency, Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Office of Thrift Supervision, asset-backed securities that are rated in the highest or second highest investment grades are assigned a 20% risk weighting. Thus, because the series 2004-1 bonds are (i) asset-backed securities and (ii) assigned "Aaa/AAA/AAA" ratings by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Service, a division of The McGraw-Hill Companies ("S&P") and Fitch Inc ("Fitch"), the series 2004-1 bonds should be accorded a 20% risk weighting under those guidelines.

     If held by financial institutions subject to regulation in countries that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision ("Basel Accord"), the series 2004-1 bonds might attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within those countries, which are accorded a 20% risk weighting. However, we cannot assure you that the series 2004-1 bonds would attract a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord.

     Before acquiring any series 2004-1 bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the series 2004-1 bonds is permissible and in compliance with any applicable investment or other limits.

                       RATINGS FOR THE SERIES 2004-1 BONDS

     It is a condition of any underwriter's obligation to purchase the series 2004-1 bonds that each class of the series 2004-1 bonds be rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch.

     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any series 2004-1 bond, and, accordingly, there can be no assurance that the ratings assigned to any class of series 2004-1 bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of series 2004-1 bonds is revised or withdrawn, the liquidity of that class of series 2004-1 bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the series 2004-1 bonds other than payment in full of each class of series 2004-1 bonds by the applicable final maturity date, as well as the timely payment of interest.

                                   TAX STATUS

     Oncor has received a private letter ruling from the Internal Revenue Service to the effect that the series 2004-1 bonds will be classified as obligations of Oncor for United States federal income tax purposes. See "MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE HOLDERS OF TRANSITION BONDS" in the accompanying prospectus for further information.

PROSPECTUS

            TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC, ISSUER

                     ONCOR ELECTRIC DELIVERY COMPANY, SELLER
                                  AND SERVICER

                                TRANSITION BONDS


--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 26 of this prospectus.

These securities are backed primarily by an intangible asset and issued by an issuer that has no assets other than the assets described in this prospectus. These securities are not obligations of Oncor Electric Delivery Company or any of its affiliates other than TXU Electric Delivery Transition Bond Company LLC.

This prospectus may be used to offer and sell a series of transition bonds only if accompanied by a prospectus supplement for transition bonds of that series.
--------------------------------------------------------------------------------


THE ISSUER

has issued and sold a series of transition bonds and may periodically offer and sell transition bonds in one or more additional series, each with one or more classes, and will own:

     o transition property, a property right established under Texas' Electric Utility Restructuring Act, and created through a financing order issued by the Public Utility Commission of Texas and which includes the right to impose on, and collect and receive transition charges from, retail consumers of electricity, including the State of Texas and other governmental entities, in Oncor Electric Delivery Company's service territory in amounts designed to be sufficient to repay the transition bonds, to pay expenses specified in the indenture and to fund or replenish the trust accounts held by the indenture trustee for the transition bonds; and

     o    other assets described in this prospectus.

THE TRANSITION BONDS

     o will be payable only from assets of TXU Electric Delivery Transition Bond Company LLC;

     o will be supported by trust accounts held by the indenture trustee for the transition bonds and, if so stated in the prospectus supplement, other credit enhancement; and

     o will be issued in one or more additional series, which TXU Electric Delivery Transition Bond Company LLC may issue without the consent of existing holders of transition bonds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is May 28, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................1

FORWARD-LOOKING STATEMENTS ....................................................1

WHERE YOU CAN FIND MORE INFORMATION............................................3

SUMMARY OF TERMS--PROSPECTUS...................................................5

RISK FACTORS..................................................................26
     You May Experience Material Payment Delays or Losses on Your
       Transition Bonds Due to the Limited Sources of Payment
       for the Transition Bonds and Limited Credit Enhancement................26
     Judicial, Legislative or Regulatory Actions That May
       Adversely Affect Your Investment.......................................27
     Servicing Risks..........................................................32
     Risks Associated with the Unusual Nature of the Transition Property......39
     The Risks Associated with Potential Bankruptcy Proceedings...............40
     Other Risks Associated With an Investment in the Transition Bonds........45

ELECTRIC UTILITY RESTRUCTURING IN THE STATE OF TEXAS..........................48
     The Restructuring Act....................................................47
     US Holdings' Implementation of the Restructuring Act.....................52
     Regulatory Settlement Plan...............................................53

THE FINANCING ORDER...........................................................55
     Issuance of Transition Bonds.............................................55
     Collection of Transition Charges.........................................55
     Issuance Advice Letter...................................................55
     Method of Calculation of Transition Charges..............................56
     Allocation...............................................................57
     True-Up Adjustments......................................................57
     Requirements for REPS....................................................60
     Billing and Collection Standards.........................................60
     Payment of Transition Charges............................................61
     Remedies Upon Default....................................................62
     Billing by Providers of Last Resort, etc.................................62
     Disputes.................................................................63
     Metering Data............................................................63
     Charge-Off Allowance.....................................................64
     Service Termination......................................................64
     Binding on Successors....................................................65

POTENTIAL LEGAL CHALLENGES TO THE RESTRUCTURING ACT OR THE FINANCING ORDER....65
     Litigation Relevant to the Restructuring Act.............................65
     Legislative Activity.....................................................65
     Potential Unexpected Regulatory Action by the PUC........................67
     Legal Challenges in Other States.........................................68

THE SERVICER OF THE TRANSITION PROPERTY.......................................68
     Oncor....................................................................68
     Description of Customer Classes..........................................69
     How Oncor Forecasts the Number of Customers and the Amount of
       Electricity Usage......................................................77
     Oncor's Affiliated REP's Billing Process.................................81
     Oncor's Affiliated REP's Collection Process..............................81
     Oncor's Procedures for Collecting Transition Charges from REPs...........83
     Potential Limitations to Collecting Transition Charges...................84

TXU Electric Delivery Transition Bond Company LLC.............................86
     Our Purpose..............................................................87
     Our Interaction with Oncor...............................................87

     Our Management...........................................................87
     The Managers' Business Experience........................................88
     The Managers' Compensation and Limitation on Liabilities.................89
     We are a Separate Legal Entity...........................................90

THE ADMINISTRATION AGREEMENT..................................................90

THE SALE AGREEMENTS...........................................................90
     Sale and Assignment of Transition Property...............................91
     Conditions to the Sale of Transition Property............................91
     The Seller's Representations and Warranties..............................93
     Covenants of the Seller..................................................98
     The Seller's Obligation to Indemnify Us and the Indenture Trustee.......101
     Amendment...............................................................103
     Assumptions of the Obligations of the Seller............................103

THE SERVICING AGREEMENTS.....................................................104
     Servicing Procedures....................................................104
     Servicing Standards and Covenants.......................................105
     True-Up Adjustments.....................................................106
     Remittances to Collection Accounts......................................107
     Servicing Compensation..................................................109
     Retail Electric Providers...............................................109
     Servicer's Representations and Warranties...............................110
     The Servicer Will Indemnify Us, Other Related Entities and the PUC......112
     The Servicer Will Provide Statements to Us, to the Indenture
       Trustee and to the SEC................................................113
     Servicer to Provide Compliance Reports Concerning the
       Servicing Agreements..................................................114
     Matters Regarding the Servicer..........................................115
     Servicer Defaults.......................................................116
     Rights When the Servicer Defaults.......................................117
     Waivers of Past Defaults................................................118
     Successor Servicer......................................................118
     Amendment...............................................................118
     Intercreditor Agreement.................................................118

THE TRANSITION BONDS.........................................................119
     General Terms of the Transition Bonds...................................119
     Interest and Principal on the Transition Bonds..........................121
     Payments on the Transition Bonds........................................122
     Floating Rate Transition Bonds..........................................123
     No Third-Party Credit Enhancement.......................................123
     Registration and Transfer of the Transition Bonds.......................123
     Book-Entry Registration.................................................124
     Definitive Transition Bonds.............................................127
     Redemption of the Transition Bonds......................................128
     Conditions of Issuance of Additional Series and Acquisition of
       Additional Transition Property........................................129
     Access of Bondholders...................................................130
     Reports to Holders of the Transition Bonds..............................130
     Continuing Disclosure...................................................131
     Supplemental Indentures.................................................132
     Covenants of Transition Bond Company....................................134
     What Constitutes an Event of Default on the Transition Bonds............137
     Indenture Trustee Reserve Account.......................................142
     Annual Report of Indenture Trustee......................................142
     Annual Compliance Statement.............................................142
     Satisfaction and Discharge of the Indenture.............................142
     Our Legal Defeasance and Covenant Defeasance Options....................142
     The Indenture Trustee...................................................145

     The Security for Payment of the Transition Bonds........................145
     The Collection Accounts for the Transition Bonds........................147
     How Funds in the General Subaccount Will Be Allocated...................151
     State Pledge............................................................153

RISK WEIGHTING UNDER CERTAIN U.S. AND INTERNATIONAL CAPITAL GUIDELINES.......154

RATINGS FOR THE TRANSITION BONDS.............................................154

HOW WE WILL USE THE PROCEEDS OF THE TRANSITION BONDS.........................154

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS......154
     The Effect of the Servicer's Receipt of Transition Charges on the
       Timing of Transition Bond Payments....................................155

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT..................................156

MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE HOLDERS
       OF TRANSITION BONDS...................................................161
     General.................................................................161
     Treatment of the Transition Bonds.......................................161
     Treatment of Transition Bond Company....................................162
     Taxation of United States Holders.......................................162
     Taxation of Non-United States Holders...................................163

ERISA CONSIDERATIONS.........................................................165
     Plan Asset Issues.......................................................165
     Prohibited Transactions.................................................166
     Additional Prohibited Transaction Issues................................166
     Importance of Obtaining Professional Advice.............................167

PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS................................167

VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS.......................168

EXPERTS......................................................................168

INDEX TO FINANCIAL STATEMENTS OF TXU ELECTRIC DELIVERY TRANSITION BOND
  COMPANY LLC................................................................F-1

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission ("SEC") using a shelf registration process. By using this process, we may offer the transition bonds in two or more offerings. This prospectus provides you with a description of the transition bonds we may offer. Each time we offer transition bonds, we will provide a supplement to this prospectus. Each prospectus supplement will describe the specific terms of the series of transition bonds being offered in that offering. Prospectus supplements may also add, update or change the information contained in this prospectus. Please read carefully this prospectus, the applicable prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading "WHERE YOU CAN FIND MORE INFORMATION."

     References in this prospectus and any prospectus supplement to the terms "we", "us", "our" or "the issuer" mean TXU Electric Delivery Transition Bond Company LLC, formerly known as Oncor Electric Delivery Transition Bond Company LLC. We will purchase transition property from Oncor Electric Delivery Company (to be known as TXU Electric Delivery Company in the near future) ("Oncor") or any successor seller under one or more sale agreements (each, a "sale agreement," and collectively, the "sale agreements"), as described in this prospectus. We will enter into one or more servicing agreements (each, a "servicing agreement", and collectively, the "servicing agreements"), as described in this prospectus. We expect that Oncor will be the initial servicer under each servicing agreement, and references to the "servicer" refer to Oncor and any successor servicer under the applicable servicing agreements. References to the "seller" refer to Oncor and any successor seller under the applicable sale agreement. We sometimes refer to TXU US Holdings Company (formerly TXU Electric Company), Oncor's direct and our indirect parent, respectively, as "US Holdings." Neither TXU Electric Delivery Transition Bond Company LLC nor Oncor is the same company as TXU Energy Retail Company, which is a separate subsidiary of TXU Corp. that provides competitive retail electricity service.

     We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages.

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.


                           FORWARD-LOOKING STATEMENTS.

     Some statements contained in this prospectus and each prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under "WHERE YOU CAN FIND MORE INFORMATION", are forward-looking statements within the meaning of the federal securities laws. Ordinarily, words such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "may," "will," "will serve," "could," "should," and similar expressions identify forward-looking statements. Although we and Oncor believe that the expectations and the underlying assumptions reflected in these statements are reasonable, we cannot assure you that these expectations will prove to be correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. Many, but not all of the factors are discussed in the sections titled "RISK FACTORS" and "HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT" in this prospectus. You should carefully read the section titled "RISK FACTORS" beginning on page 26 of this prospectus before making a decision to invest in the transition bonds. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

     o    state or federal legislative or regulatory developments,

     o    national or regional economic conditions,

     o the accuracy of the servicer's estimates of market demand and prices for energy,

     o the accuracy of the servicer's estimates of industrial, commercial and residential growth in Oncor's service territory, including related estimates of conservation and electric usage efficiency,

     o weather conditions and other natural phenomena affecting retail electric consumer energy usage,

     o    acts of sabotage, terrorist activities or other catastrophic events,

     o the speed, degree and effect of continued electric industry restructuring,

     o the operating performance of Oncor's facilities and third-party suppliers of electric energy in Oncor's service territory,

     o the accuracy of the servicer's estimates of the payment patterns of retail electric consumers, including the rate of delinquencies and any collections curves, and

     o the operational and financial ability of retail electric providers ("REPs") to bill and collect transition charges and make timely payments of amounts billed by the servicer to the REPs for transition charges.

     Any forward-looking statement speaks only as of the date on which the statement is made, and neither Oncor nor we undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Oncor or us to predict all of the factors, nor can either assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement we have filed with the SEC relating to the transition bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. In August 2003, we issued $500,000,000 aggregate principal amount of transition bonds ("series 2003-1 bonds") pursuant to the registration statement. We have filed all of the principal transaction documents relating to the series 2003-1 bonds with the SEC, including the indenture, intercreditor agreement, administration agreement and account agreement, which are applicable to all series of transition bonds. We expect that all of the principal transaction documents relating to any other series of transition bonds that we may issue will likewise be filed with the SEC. Information filed with the SEC can be inspected at the SEC's Internet site located at http://www.sec.gov. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address: TXU Electric Delivery Transition Bond Company LLC, Energy Plaza, 1601 Bryan Street, Suite 2-023, Dallas, Texas 75201; telephone number (214) 812-5711.

     We have filed and will continue to file with the SEC all of the periodic reports we were and are required to file under the Securities Exchange Act of 1934 ("Exchange Act") and the rules, regulations or orders of the SEC thereunder. So long as any transition bonds are outstanding, we are obligated under the indenture to continue filing such reports even if at any time after January 1, 2004, the transition bonds are held of record by fewer than 300 persons. All of the periodic reports that we have filed with the SEC, and the principal transaction documents relating to the series 2003-1 bonds, are posted on the website associated with our parent, located at www.oncorgroup.com. We expect that all of the principal transaction documents relating to any other series of transition bonds that we may issue will likewise be posted on such website, or on another website associated with our parent.

     The SEC allows us to incorporate by reference into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in the prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus our:

     o    Annual Report on Form 10-K for the year ended December 31, 2003;

     o    Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

     o    Current Report on Form 8-K filed with the SEC on May 19, 2004; and

     o all future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the transition bonds is completed.

     Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement.

                          SUMMARY OF TERMS--PROSPECTUS

     This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of transition bonds following this summary.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 26 OF THIS PROSPECTUS.

Transaction Overview:       The Texas Electric Utility Restructuring Act
                            ("Restructuring Act") permits electric utilities, such as Oncor, to recover their generation-related regulatory assets through irrevocable nonbypassable charges for the use or availability of electric services ("transition charges") assessed on all retail electric consumers, including the State of Texas and other governmental entities, within a utility's certificated service area as it existed on May 1, 1999. In this prospectus and each prospectus supplement, we refer to US Holdings' certificated service area as it existed on May 1, 1999 as Oncor's service territory. The amount and terms for collection of these transition charges are governed by one or more financing orders issued to the electric utility by the Public Utility
                            Commission of Texas ("PUC"). The Restructuring Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive transition charges, to a special purpose entity formed by the electric utility to issue transition bonds secured by the right to receive revenues arising from the transition charges. The electric utility's right to receive the transition charges, all revenues and collections resulting from the transition charges and its other rights and interests under a financing order, upon transfer to the issuer, constitute a present property right under the Restructuring Act ("transition property"). Transition property is not a receivable. Under the Restructuring Act, transition property does not come into existence until the electric utility first transfers to an assignee (or pledges in connection with the issuance of transition bonds) its rights under the related financing order. However, for convenience of reference in this prospectus, the transfer of Oncor's rights under the Financing Order described below pursuant to a sale agreement is sometimes referred to as the sale of transition property.

                            On August 5, 2002, the PUC issued a financing order to Oncor, its successors and assigns that provide transmission and distribution service, which we refer to in this prospectus as the "Financing Order", authorizing the issuance of up to $1,247,413,626 principal amount of transition bonds to finance the recovery of Oncor's regulatory assets, plus up to $52,586,374 principal amount of transition bonds to finance the recovery of Oncor's other costs of issuing, supporting, and servicing the transition bonds and any costs of retiring and refunding Oncor's existing debt and equity securities in connection with the issuance of transition bonds, and the costs incurred by the PUC in acquiring professional services for the purpose of evaluating the proposed transactions under the Restructuring Act (which costs, together with all of Oncor's regulatory assets, are referred to in this prospectus as "Qualified Costs"), for a total principal amount of up to $1,300,000,000. On August 21, 2003, we issued and sold $500,000,000 of series 2003-1 bonds in accordance with the Financing Order. Under the terms of Oncor's settlement agreement with the PUC and the Financing Order, up to $800,000,000 of transition bonds may be issued in 2004 or later.

                            The primary transactions underlying the
                            offering of each series of transition bonds are as follows:

                                 o    we will sell transition bonds
                                      to the underwriters named in
                                      the applicable prospectus
                                      supplement,

                                  o we will purchase the transition property related to the series from Oncor in exchange for the net proceeds from the sale of the transition bonds of the series,

                                  o   Oncor will act as the initial servicer
                                      of the transition property.

                            The transition bonds are not obligations of the indenture trustee, our managers or Oncor or of any of its affiliates, other than us. The transition bonds are also not obligations of the State of Texas, the PUC or any other governmental agency, authority or instrumentality of the State of Texas.

The Issuer of the           TXU Electric Delivery Transition Bond Company LLC
Transition Bonds:           is a special purpose Delaware limited liability
                            company, wholly-owned by Oncor. We carry out non-commercial functions at the behest of, and are responsible to, the State of Texas and the PUC. We were formed solely for the purpose of purchasing and owning the transition property, issuing two or more series of transition bonds, pledging our interest in the transition property and other property to the indenture trustee under the indenture in order to secure the transition bonds and engaging in activities necessary, suitable or incidental for the accomplishment of those purposes. The transition property and all other property we have pledged to the indenture trustee as collateral security for the transition bonds of a series is referred to in this prospectus as the "Collateral" for such series of transition bonds.

Issuer's Address:           Energy Plaza, 1601 Bryan Street,
                            Suite 2-023, Dallas, Texas 75201

Issuer's Telephone Number:  (214) 812-5711

Seller of the Transition    Oncor, a regulated electric transmission and
Property to the Issuer:     distribution utility wholly-owned by US Holdings,
                            provides delivery services to REPs in its service territory, which sell electricity to approximately
                            2.9 million consumers (measured by points of delivery) in north-central, eastern and western
                            Texas.

Oncor's Address:            500 N. Akard Street, Dallas, Texas 75201

Oncor's Telephone Number:   (214) 486-2000

Servicer of the Transition  Oncor, acting as the initial servicer,
Property:                   and any successor or assignee servicer, will
                            service the transition property under one or more servicing agreements with us. Oncor currently services the transition property securing the series 2003-1 bonds under a separate servicing agreement with us.

Indenture Trustee:          The Bank of New York

The Assets of the Issuer:   In connection with the issuance of each series
                            of transition bonds we will own:

                            o the related transition property transferred to us by Oncor, as described under "THE SALE AGREEMENTS-- Sale and Assignment of the Transition Property" in this prospectus;

                            o trust accounts held by the indenture trustee including rights to security deposits made by REPs and held by the indenture trustee;

                            o    rights under various contracts;

                            o any other credit enhancement acquired or held to ensure payment of the related series of the transition bonds; and

                            o    a segregated trust account held for the
                                 benefit of the indenture trustee to pay
                                 certain expenses of the indenture trustee.

                          PARTIES TO THE TRANSACTIONS

[Chart summarizing the parties to the transactions underlying the offering of the transition bonds, their roles and relationships to the other parties. The PUC issues a financing order. TXU Electric Delivery Transition Bond Company LLC issues the Transition Bonds and purchases Transition Property from Oncor. Oncor, as servicer, calculates charges by customer class to meet the payment schedule, prepares true-ups and submits filings to the PUC, which approves the Transition Charges on customer bills. The 2.9 million retail electric consumers (measured by points of delivery) pay the Transition Charges based on consumption to Retail Electric Providers who pay the billed Transition Charges, whether or not received, to Oncor, as servicer. Oncor, as servicer, then pays on a daily basis, all transition charges collected to the Transition Bond Indenture Trustee, who then pays principal and interest semi-annually to the Bondholders.]

                                  FLOW OF FUNDS


[Chart describing the flow of funds as follows: Retail customers remit the billed transition charges to the REPs or POLR (which may assume responsibility in the event of REP default in some instances), who remit the billed transition charges to Oncor, as the servicer. Onor, as the servicer, will remit all transition charges to the indenture trustee for payment of principal and interest to the investors.]


     o Approximately 43 REPs presently contracting service from Oncor - TXU Energy represented approximately 70% of sales at 2003 year-end

     o    Oncor service territory POLR

          - Reliant Energy Retail Services (residential and small non-residential customers)

          -    Reliant Energy Solutions (large non-residential customers)

(1) In some instances, POLR may assume REP responsibility in the event of a REP default

The Collateral:             We will own transition property, a present
                            property right established under the Restructuring
                            Act and created by the Financing Order issued by the PUC. The transition property includes the right to impose, collect and receive transition charges in amounts designed to recover:

                            o    the principal amount of the transition bonds;
                                 and

                            o the interest, and other fees, costs, charges and expenses, associated with the transition bonds (other than the fees and expenses payable from the segregated trust account held for the benefit of the indenture trustee).

                            Those transition charges will be payable, through REPs, by retail electric consumers within Oncor's service territory, including the State of Texas and other governmental entities. A series of transition bonds will be payable only from collateral that secures such series and not from transition charges imposed and collected for any other series of transition bonds. The principal amount of the transition bonds is equal to a portion of Oncor's generation-related regulatory assets together with certain costs of issuance, costs to retire existing obligations and costs for professional services provided to the PUC. The amount of Oncor's generation-related regulatory assets is equal to a portion of the amount reported by US Holdings as regulatory assets in its 1998 Annual Report on Form 10-K, as adjusted. US Holdings reported $1,840,797,221 of generation-related regulatory assets in its 1998 Annual Report on Form 10-K. The Financing Order issued by the PUC authorizes the securitization of up to $1,247,413,626 of those regulatory assets, plus up to $52,586,374 of other Qualified Costs, for a total securitization amount of up to $1,300,000,000. The transition property is discussed in more detail under "THE SALE AGREEMENTS -- Sale and Assignment of Transition Property" in this prospectus.

                            Oncor will sell the transition property to us to support our issuance in two or more series (each of which will be comprised of one or more classes) of up to $1,300,000,000 in principal amount of transition bonds. On August 21, 2003, we issued and sold $500,000,000 of series 2003-1 bonds in accordance with the Financing Order. Under the terms of the settlement agreement with the PUC and the Financing Order, up to $800,000,000 in principal amount of transition bonds authorized by the Financing Order may be issued in 2004 or later. Oncor, as servicer of the transition property, will collect, through REPs, the transition charges from retail consumers within its service territory on our behalf.

Interest:                   Interest on each class of transition bonds will
                            accrue at the interest rate specified in the related prospectus supplement. The indenture trustee will pay interest accrued on each class of transition bonds on each payment date, but only to the extent transition charge collections received from the servicer and amounts available from trust accounts held by the indenture trustee are sufficient to make interest payments after payment of amounts having a higher priority of payment. The failure to pay accrued interest on any class of transition bonds of a series on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for that series of transition bonds issued under the indenture unless such failure is cured within five business days. An event of default under one series of transition bonds will trigger an event of default under all other outstanding series of transition bonds. See "THE TRANSITION BONDS-- What Constitutes an Event of Default on the Transition Bonds" in this prospectus for further information.

Principal:                  The indenture trustee will pay the principal of each
                            class of transition bonds of a series in the amounts and on the payment dates specified in the schedule of anticipated outstanding principal balance of the transition bonds of such class set forth in the related supplement to the indenture and applicable prospectus supplement (the "expected amortization schedule"), but only to the extent transition charge collections received from the servicer arising from the transition property securing the related series of transition bonds and amounts available from trust accounts held by the indenture trustee for that series are sufficient to make principal payments after payment of amounts having a higher priority of payment.

                            On any payment date for a series of transition bonds, unless principal is payable earlier as a result of an acceleration triggered by an event of default, on a series maturity date or class maturity date, as applicable, the indenture trustee will pay principal of the transition bonds of that series only until the outstanding principal balances of the various classes of transition bonds of that series have been reduced to the principal balances specified for those classes in their respective expected amortization schedules. To the extent cash is not available, the indenture trustee will pay principal of a class of transition bonds of a series later than set forth in the expected amortization schedule. The date by which all principal and interest on a class or series of transition bonds is required to be paid is referred to as the "final maturity date" for such class or series. If there is a shortfall in the amounts available in the collection account for a series of transition bonds to pay the principal of any transition bonds of such series on the final maturity date, the indenture trustee will distribute available amounts among the various classes of such series pro rata in accordance with the amount of principal owed on each such class on that date. If an event of default under the indenture has occurred and is continuing for any class of transition bonds of a series, the indenture trustee may, and with the written direction of the holders of not less than a majority in principal amount of the transition bonds of that series will, declare the unpaid principal amount of that series of transition bonds and accrued interest to be due and payable. An event of default under one series of transition bonds will trigger an event of default under all other outstanding series of transition bonds. See "THE TRANSITION BONDS-- What Constitutes an Event of Default on the Transition Bonds" in this prospectus for further information.

Payment Sources:            On each payment date specified in the applicable
                            prospectus supplement, the indenture trustee will pay amounts owed on each outstanding series of transition bonds from:

                            o amounts collected by the servicer from REPs for us and remitted to the indenture trustee with respect to transition charges related to transition property securing that series during the applicable collection period; and

                            o amounts available from trust accounts for that series held by the indenture trustee.

                            These accounts are described in greater detail under "THE TRANSITION BONDS -- The Collection Accounts for the Transition Bonds" in this prospectus.

Priority of Distributions:  On each payment date with respect to a series of transition bonds, as specified in the applicable prospectus supplement, the indenture trustee will pay or allocate remittances by the servicer and all investment earnings on the trust accounts for that series, to the extent funds are available in the collection account for that series, in the following order of priority:

                                1.   payment of the indenture trustee's fees
                                     (allocated among all series of outstanding transition bonds as the indenture trustee determines to be appropriate) and the independent managers' fees (allocated on a pro rata basis among all series of outstanding transition bonds based on the outstanding principal amount of each series) in an amount not to exceed $30,000 annually for all series of outstanding transition bonds;

                                2.   payment of the servicing fee which will
                                     be equal to the lesser of (a) $400,000 or
                                     (b) $644,888.50 minus the annualized
                                     servicing fees payable in respect of the series 2003-1 bonds; and any unpaid servicing fees from prior payment dates as described under "THE SERVICING AGREEMENTS -- Servicing Compensation," in this prospectus;

                                3.   payment of all of our other operating
                                     expenses, fees and indemnity amounts,
                                     including the administrator's fees, up to an annual aggregate of $185,000 for all series of outstanding transition bonds (allocated among all such series as the administrator determines to be appropriate) less the allocated amount paid under (1) above for such series, so long as no event of default with respect to such series has occurred and is continuing or would be caused by this payment;

                                4. payment of overdue interest and currently due interest on that series of transition bonds and any amount payable to the swap counterparty on any interest rate swap (with the exception of any swap termination payment) on a pro rata basis among all classes of that series of transition bonds then outstanding and any interest rate swap agreement then in effect;

                                5.   payment of the principal then legally
                                     required to be paid on that series of
                                     transition bonds, including any past due installments of principal or principal due as a result of an event of default, on the final maturity date for a series of transition bonds or upon redemption on a pro rata basis among all classes of that series of transition bonds then outstanding;

                                6.   payment of the principal then scheduled
                                     to be paid on that series of transition
                                     bonds according to its expected
                                     amortization schedule;

                                7.   replenishment of any shortfalls in the
                                     capital subaccount for that series of
                                     transition bonds;

                                8. allocation or replenishment of any required amount to the overcollateralization subaccount for that series of transition bonds;

                                9.   any swap termination payment payable
                                     only after all of the transition bonds have been paid in full unless due to (i) failure to pay as a result of insufficient collection of transition charges (up to $50,000,000); (ii) breach of the swap agreement by us or the indenture trustee (up to $50,000,000); (iii) the issuer's bankruptcy; (iv) the issuer's merger without assumption; or (v) failure or termination of the security interest of the indenture trustee under the indenture.

                                10.  if there is a positive balance after
                                     making the foregoing allocations, release to us of an amount not to exceed the lesser of such balance and the investment earnings on amounts in the capital subaccount for that series of transition bonds; and

                                11.  allocation of the remainder, if any, to
                                     the reserve subaccount for that series of transition bonds.

                            The amounts of all fees referenced in clauses (1) through (3) above will be described in a prospectus supplement for the related series of transition bonds. The priority of distributions, as well as available amounts in the subaccounts for each series, are described in more detail in "THE TRANSITION BONDS -- How Funds in the General Subaccounts Will Be Allocated" in this prospectus, as well as in the summary of terms contained in the prospectus supplement for each series of transition bonds. A diagram depicting how the transition charges and investment earnings will be allocated for each series is shown below.

           ALLOCATIONS AND DISTRIBUTIONS IN RESPECT OF EACH SERIES OF
                                TRANSITION BONDS


[Chart describing the flow of transition charges as follows: Retail electric consumers pay electric utility bill, which includes transition charges to REPs/POLR, who pay the billed transition charges to the servicer (whether collected or not from consumers); the Servicer remits the transition charges to the indenture trustee for deposit to the collection account for the series of transition bonds; the swap counterparty also pays any amounts due under any interest rate swap for deposit in the collection account for the series of transition bonds; all amounts in the collection account are then applied to the general subaccount to be distributed in accordance with the payment "waterfall" described in the this prospectus.]

Credit Enhancement and      Unless otherwise specified in any prospectus
Accounts:                   supplement, credit enhancement for the transition
                            bonds of a series will be as follows:

                            o True-up Mechanism--The servicer will make periodic true-up adjustments to the transition charges for each series of transition bonds, at least annually, to make up for any shortfall or reduce any excess in transition charge collections for that series. See "THE FINANCING ORDER--True-Up Adjustments" in this prospectus for further information.

                            o Collection Account--Under the indenture, the indenture trustee will hold a collection account for each series of transition bonds, each divided into various subaccounts. The subaccounts of the collection account for credit enhancement purposes are:

                                |X|  Overcollateralization Subaccount--The
                                     prospectus supplement for each series of transition bonds will specify a funding level for the overcollateralization subaccount for such series. The aggregate amount and timing of the overcollateralization level depends on tax and rating agency requirements and is expected to be not less than 0.5% of the initial principal amount of such series of transition bonds. That amount will be periodically funded from transition charges over the life of the transition bonds of that series, and any shortfall in the overcollateralization subaccount will be included in the periodic adjustment of the transition charges and will be replenished from future transition charge collections with respect to that series;

                                |X|  Capital Subaccount--On the date of
                                     issuance of a series of transition bonds, Oncor, in its capacity as our sole member, will deposit into the capital subaccount for that series, an amount equal to at least 0.5% of the initial principal amount of such series of transition bonds (or such higher amount as may be specified in the related prospectus supplement). The amount deposited will depend on tax and rating agency requirements. Any shortfall in the capital subaccount will be included in the periodic adjustment of the transition charges for that series and will be replenished from transition charge collections;

                                |X|  Reserve Subaccount--All amounts
                                     (including all investment earnings other than investment earnings on amounts in the capital subaccount for that series) that, as of a payment date, are not needed to pay interest, principal, fees and expenses or to replenish the overcollateralization subaccount and capital subaccount for that series will be held in the reserve subaccount for that series; and

                            o REP Security Deposit Subaccounts-- Each REP that does not maintain an investment grade rating must either (i) maintain a cash security deposit with the indenture trustee; (ii) provide a guarantee, surety bond or letter of credit of a specified amount for the benefit of the indenture trustee from an affiliate that maintains an investment grade rating; or (iii) provide some combination of these forms of credit support. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain an investment grade rating. All REP security deposits will be held in one segregated trust account, in the name of the indenture trustee, with a separate subaccount for each depositing REP. The REP deposit subaccounts will not be our property. Amounts in the REP deposit subaccounts are available solely to protect against a default by the REP which provided such amounts. In the event that a REP defaults in payment of transition charges, the servicer may direct the indenture trustee to withdraw the amount of the payment default or, if less, withdraw the full amount of that REP's security deposit for deposit into the general subaccount of the collection account or seek full recourse against any other credit support.

                            Any deficiency in the overcollateralization subaccount and the capital subaccount for a series as a result of withdrawals from those subaccounts will be replenished first, to the capital subaccount for the series and then to the overcollateralization subaccount for the series, on a periodic basis through the true-up process.

                            Additional credit enhancement for any series of transition bonds may include surety bonds or letters of credit or other forms of credit enhancement. Any additional forms of credit enhancement for a series will be specified in a prospectus supplement for that series and may not be available to support payment of any other series. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

Risk Factors:               The following factors, among others, could possibly
                            result in payment delays or losses on your transition bonds or otherwise adversely affect your investment: (i) the limited sources of payment for the transition bonds and limited credit enhancement;
                            (ii) judicial, legislative or regulatory actions;
                            (iii) servicing risks such as inaccurate forecasting or unanticipated delinquencies; uncertainties and potential difficulties associated with collecting the transition charges, including limits on rights to terminate service; unpredictability associated with a deregulated electricity market; (iv) bankruptcy risks such as potential bankruptcy proceedings involving the seller, servicer or REPs.
                            See "RISK FACTORS" for further information.

Ratings of the Transition   It will be a condition of issuance for each series
Bonds:                      of transition bonds that those transition bonds be
                            rated "Aaa" by Moody's Investors Service, Inc.
                            ("Moody's"), "AAA" by Standard and Poor's Rating
                            Services, a division of McGraw-Hill Companies
                            ("S&P"), and "AAA" by Fitch, Inc. ("Fitch"). In addition, it will be a condition of issuance for any new issuance of any series or class of transition bonds that any such new issuance will not result in a reduction or withdrawal of the then current rating of any series or class of outstanding transition bonds. See "RATINGS FOR THE TRANSITION BONDS" in this prospectus for further information.

State Pledge:               The State of Texas (including the PUC) has pledged
                            that it will not take or permit any action that would impair the value of the transition property or reduce, alter or impair the transition charges until the transition bonds are fully repaid or discharged, other than periodic true-up adjustments to correct any overcollections or undercollections ("State pledge").

Credit Risk:                The broad-based nature of the true-up mechanism and
                            the State Pledge will serve to effectively eliminate, for all practical purposes and circumstances, any credit risk associated with the transition bonds (i.e., that sufficient funds will be available and paid to discharge all principal and interest obligations when due). See "THE TRANSITION
                            BONDS--State Pledge", "THE FINANCING ORDER--True-Up
                            Adjustments", "RISK FACTORS" and "FORWARD-LOOKING

                            STATEMENTS" for further information.

Optional Redemption:        Unless otherwise provided for in the applicable
                            prospectus supplement, we will have the option to redeem a series of transition bonds, without premium or penalty, but not until after the last scheduled payment date for such series and only if the outstanding principal balance of the series of transition bonds has been reduced to less than 5% of the initial principal amount of that series (after giving effect to the payments that would otherwise be made on the last scheduled payment date). The prospectus supplement relating to a series of transition bonds will describe any optional redemption provisions for that series. The redemption price for any series of transition bonds will not be less than the outstanding principal balance of, and accrued but unpaid interest on, the transition bonds of that series. We may only exercise this redemption option, if any, if we have adequate funds to do so and if such exercise would not cause us to be insolvent.

Events of Default:          An event of default with respect to a series of
                            transition bonds is defined in the indenture as being:

                            o a default in the payment of interest on any transition bond of that series that is not cured within five business days (whether such failure to pay interest is caused by a shortfall in transition charges received or otherwise);

                            o a default in the payment of principal of any transition bond of that series on any final maturity date; o a default in the payment of the optional redemption price on a redemption date for any transition bond of that series;

                            o our default in the observance or performance of any covenant or agreement made by us in the indenture, which continues unremedied for 30 days after the earlier of (i) the date that notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the transition bonds of that series then outstanding or (ii) the date that we have actual knowledge of the default;

                            o any representation or warranty made by us in the indenture or in any certificate delivered by us in connection with the indenture proving to have been incorrect in a material respect when made and which continues unremedied for a period of

                                30 days after the earlier of (i) the date that notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the transition bonds of that series then outstanding or (ii) the date that we have actual knowledge of the default;

                            o events of bankruptcy, insolvency, receivership or liquidation of the issuer;

                            o a breach by the State of Texas or any of its agencies (including the PUC), officers or employees, of the State pledge;

                            o an event of default under any other series of transition bonds issued under the indenture; or

                            o any other event designated as an event of default for the transition bonds of the series in the related prospectus supplement.

                            If an event of default occurs (other than a breach of the State pledge) and is continuing with respect to any series of transition bonds, the indenture trustee or holders of not less than a majority in principal amount of the transition bonds of that series then outstanding, voting as a single class, may declare the transition bonds of that series to be immediately due and payable. Under circumstances set forth in the indenture, the holders of a majority in principal amount of transition bonds of a series then outstanding may rescind the declaration.

                            If the transition bonds of a series have been declared to be due and payable following an event of default, the indenture trustee, in its discretion, subject to the limitations and conditions provided in the indenture, may either sell the transition property securing such series or elect to have us maintain possession of the transition property and continue to apply payments arising from the transition charges remitted to the indenture trustee as if there had been no declaration of acceleration.

                            In the case of an event of default resulting from a breach of the State pledge, the indenture trustee, for the benefit of the holders, may institute proceedings to compel performance or to enforce the State pledge and may prosecute such proceedings to final judgment or decree.

Payment and Record Dates:   The payment and record dates for each series of
                            transition bonds will be specified in the related prospectus supplement.

Scheduled Final Payment     Failure to pay the entire outstanding amount of the
Dates and Final Maturity    transition bonds of any class or series by the date
Dates:                      when all principal is scheduled to be paid for that
                            class or series in accordance with the expected amortization schedule for such series ("scheduled final payment date") will not result in a default with respect to that class or series. Failure to pay the entire outstanding amount of transition bonds of any class or series by the final maturity date for the class or series will result in a default with respect to that class or series. The scheduled final payment date and the final maturity date of each series and class of transition bonds will be specified in the applicable prospectus supplement.

Servicing Compensation:     We will pay the servicer on each payment date the
                            servicing fee due with respect to any series of transition bonds, solely to the extent that we have funds available to pay this fee. As long as Oncor or its affiliate or agent acts as servicer, the aggregate annualized servicing fee will be the greater of $400,000 for all series of outstanding transition bonds or 0.05% per year of the initial principal amount of all series of outstanding transition bonds. If a successor servicer that is not affiliated with Oncor is appointed, it will be entitled to receive a servicing fee not in excess of 0.60% per year of the initial principal amount of each series of outstanding transition bonds.

Tax Status:                 Oncor has received a private letter ruling from the
                            Internal Revenue Service to the effect that the transition bonds will be classified as obligations of Oncor for United States federal income tax purposes. See "MATERIAL UNITED STATES FEDERAL INCOME
                            TAX MATTERS FOR THE HOLDERS OF TRANSITION BONDS" in this prospectus for further information.

ERISA Considerations:       Pension plans and other investors subject to the
                            Employment Retirement Income Security Act of 1974, as amended ("ERISA") and/or the prohibited transaction provisions of the Code may acquire the transition bonds subject to specified conditions.
                            The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA and/or the Code.
                            Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA and/or the prohibited transaction provisions of the Code, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA and/or the Code. For further information regarding the application of ERISA and/or the prohibited transaction provisions of the Code, see
                            "ERISA CONSIDERATIONS" in this prospectus.

Continuing Disclosure:      We will not voluntarily suspend or terminate our
                            filing obligations with the SEC and to the extent permitted by and consistent with our legal obligations, include in the periodic reports and other reports to be filed with the SEC pursuant to the Exchange Act the following information with respect to each series of outstanding transition bonds:

                            o   monthly servicer reports;

                            o a statement reporting the balance in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available;

                            o a statement showing the balance of outstanding transition bonds that reflects the actual periodic payments made on each series of transition bonds versus expected periodic payments;

                            o   the semi-annual servicer's certificate;

                            o the text (or a link to the website where a reader can find the text) of each true-up filing and the results of each true-up filing;

                            o any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

                            o material legislative or regulatory developments directly relevant to the series of transition bonds; and

                            o a quarterly statement affirming that, in all material respects, each materially significant REP (a) has been billed in compliance with the Financing Order, (b) has made payments in compliance with the Financing Order and (c) satisfies the creditworthiness requirements of the Financing Order.

                            In addition, we will, to the extent permitted by and consistent with our obligations under applicable law, cause to be posted on the website associated with our parent:

                            o   the final prospectus for each series of
                                outstanding transition bonds;

                            o the monthly servicer's certificate delivered for each series of transition bonds;

                            o   the periodic reports described above; and

                            o one or more current organization chart(s) for us and the servicer, in each case disclosing each of our parents and material subsidiaries.

                            See "THE TRANSITION BONDS--Continuing Disclosure" in this prospectus for further information.

                                  RISK FACTORS

     You should consider carefully the following risk factors before you decide whether to purchase transition bonds of any series or class:

YOU MAY EXPERIENCE MATERIAL PAYMENT DELAYS OR LOSSES ON YOUR TRANSITION BONDS DUE TO THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT

     You will suffer material payment delays or losses on your transition bonds if the assets securing your transition bonds are insufficient to pay the principal amount of such transition bonds and accrued interest on those transition bonds in full. The only source of funds for payments of interest on and principal of the transition bonds of a particular series will be the related Collateral for that series. The Collateral for a particular series of transition bonds will be limited to:

     o the related transition property, including the irrevocable right to impose, collect and receive the related transition charges from consumers and to adjust the transition charges at least annually;

     o available funds on deposit in the applicable trust accounts held by the indenture trustee;

     o contractual rights under the applicable sale agreement, the applicable servicing agreement and other applicable contracts for such series; and

     o any other credit enhancements described in the applicable prospectus supplement related to such series of transition bonds.

Any floating rate bonds will also have the proceeds of any swap agreement available as a payment source.

     The transition bonds will not be insured or guaranteed by Oncor, including in its capacity as servicer, or by its ultimate parent, TXU Corp., any of its affiliates (other than us), the indenture trustee or any other person or entity. Thus, you must rely for payment of the transition bonds upon collections of the related transition charges, available funds on deposit in the applicable trust accounts held by the indenture trustee and any other credit enhancement described in the applicable prospectus supplement related to a series of transition bonds. A series of transition bonds will be payable only from Collateral that secures such series and not from transition charges imposed and collected for any other series of transition bonds. Our organizational documents will restrict our right to acquire other assets unrelated to the transactions described in this prospectus. See "TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC" in this prospectus for further information.

JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS THAT MAY ADVERSELY AFFECT YOUR INVESTMENT

     Legal Action May Reduce the Value of Your Investment. The transition property is created pursuant to the Restructuring Act and a financing order issued by the PUC. Investing in bonds payable from an asset that depends for its existence on recently enacted legislation with a limited history and judicial interpretation and regulatory implementation and interpretation is risky. The Restructuring Act was adopted in June 1999 by a vote of 142-4 in the Texas House and 27-3 in the Senate and signed into law by Governor George W. Bush.

     On December 31, 2001, a settlement plan was filed on behalf of US Holdings which, among other things, resolved all issues related to US Holdings' stranded cost recovery and securitization of Oncor's regulatory assets. On August 5, 2002, the PUC issued the Financing Order, pursuant to the settlement plan, authorizing the issuance of securitization bonds relating to recovery of Oncor's regulatory assets. The PUC's order approving the settlement plan and the Financing Order were appealed by certain nonsettling parties to the Travis County, Texas District Court in August 2002. In January 2003, US Holdings concluded a settlement of these appeals, and they were dismissed. Thus, the settlement became final.

     A portion of the Restructuring Act was challenged in Texas state court. This portion of the Restructuring Act was upheld and is no longer subject to appeal, as is discussed below. Notwithstanding the Texas state court's decision, a future Texas state or federal court decision might overturn the Restructuring Act or the Financing Order. Because the securitization financing is a creation of statute, any alteration affecting the validity of the relevant underlying legislative provisions could directly impact the transition bonds. For example, if the provisions that create transition property were invalidated, the validity of the principal assets securing the transition bonds could be eliminated. As another example, if the provisions that allow for the transition charge true-up adjustment process were invalidated, the servicer could be prevented from ensuring that sufficient funds are deposited with the indenture trustee for the scheduled payments on the transition bonds. If an invalidation of any relevant underlying legislative provision or financing order provision occurs, you may lose some or all of your investment or you may experience delays in recovering your investment. The Restructuring Act or any of its provisions, including the provisions relating to securitization, may be directly contested in courts or otherwise become the subject of litigation.

     The constitutionality of the securitization provisions of the Restructuring Act under the Texas Constitution was challenged in connection with a securitization request made by Central Power and Light Company. The constitutionality of the challenged provisions of the Restructuring Act was affirmed by the Travis County, Texas District Court in July 2000. This judgment was appealed directly to the Texas Supreme Court. On June 6, 2001, the Texas Supreme Court affirmed the judgment of the Travis County, Texas District Court denying this appeal and finding that the securitization provisions are constitutional. The Texas Supreme Court denied rehearing, with a corrected opinion that did not affect the substance of the original ruling, on August 30, 2001. No petition for writ of certiorari was filed with the United States Supreme Court prior to the deadline for such a filing.

     If in the future a state or federal court were to determine that the relevant provisions of the Restructuring Act or the Financing Order are unlawful or invalid, that decision could adversely affect the validity of the transition bonds or our ability to make payments on the transition bonds. In that case, you could suffer a loss on or delay in recovery of your investment in the transition bonds. If the Restructuring Act is overturned, the limitation on appealing the Financing Order may also be overturned. We cannot assure you that another lawsuit challenging the validity of the Restructuring Act will not be filed in the future or that, if filed, such lawsuit would not be successful.

     Other states have passed electric utility deregulation laws similar to the Restructuring Act, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges could be made in other states. An unfavorable decision regarding another state's law would not automatically invalidate the Restructuring Act or the Financing Order, but it might provoke a challenge to the Restructuring Act or the Financing Order. In addition, an unfavorable court decision with respect to another state's statute may establish a legal precedent for a successful challenge to the Restructuring Act depending on the similarity of the other statute and the applicability of the legal precedent to the Restructuring Act. Furthermore, legal action in other states could heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment.

     Neither we nor Oncor nor any successor seller will indemnify you for any changes in the law, including any amendment or repeal of the Restructuring Act, that may affect the value of your transition bonds. Oncor or a successor seller may have to indemnify us, however, if legal action based on law in effect at the time of the issuance of the transition bonds invalidates the transition property. See "THE SALE AGREEMENTS -- The Seller's Obligation to Indemnify Us and the Indenture Trustee" for further information.

     Further Legislative Action May Reduce the Value of Your Investment. The value of your investment may decline due to legislative action. For example:

     (a) Future Texas Legislative Action May Invalidate the Transition Bonds or the Transition Property which is the Primary Source of Payments on Your Transition Bonds. Unlike many other states (including California, Massachusetts and Michigan), the citizens of the State of Texas do not have the constitutional right to adopt or revise laws by initiative or referendum. Thus, absent any amendment of the constitution of the State of Texas, the Restructuring Act cannot be amended or repealed by direct action of the electorate. The Texas legislature may repeal the Restructuring Act, or amend the Restructuring Act in a way that limits or alters the transition property so as to reduce its value. However, under the Restructuring Act, the State of Texas has pledged for the benefit and protection of Oncor and all financing parties that it (including the PUC) will not take or permit any action to be taken that would impair the value of the transition property.

     Hunton & Williams LLP will render to us and Oncor its opinion that under the laws of the State of Texas and the United States, holders of the transition bonds could successfully challenge under the Federal Contracts Clause and the Texas Contracts Clause the constitutionality of any legislation passed by the State of Texas, including the PUC, which becomes law that repeals or amends the Restructuring Act in such a manner that substantially impairs the value of the rights of the holders of the transition bonds or the transition charges prior to the time that the transition bonds are fully paid and discharged, unless it was determined that such repeal or amendment was a legitimate and reasonable exercise of the State of Texas' sovereign powers and reasonable and necessary to serve a significant and legitimate public purpose. Further, Hunton & Williams LLP will render to us and Oncor its opinion that a court would conclude that adverse action by the Texas legislature or the PUC that repeals the State of Texas' pledge to the holders of the transition bonds or otherwise adversely affects the transition property would constitute a compensable "taking" under the Takings Clauses of the United States and Texas Constitutions, if the court determines that any such action is an intentional action by the Texas legislature or the PUC, effects a regulatory taking of the transition property and is for public use. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the transition bonds.

     It may be possible for the Texas legislature to enact legislation that would impair the rights and remedies of bondholders without violating the State's pledge, if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or otherwise acts in the valid exercise of the state's police power. Even if the legislature provides you with an amount deemed to be just compensation, it may not be sufficient for you to fully recover your investment. We cannot assure you of the likelihood or legal validity of any action of this type by the Texas legislature, or whether the action would be considered a taking. As of the date of this prospectus, we are not aware of any pending legislation in the Texas legislature that would affect any provisions of the Restructuring Act related to transition property or transition charges or the provisions of the Financing Order.

     We cannot assure you that a repeal or amendment to the Restructuring Act will not be sought or adopted or that any action by the State of Texas adverse to your investment in the transition bonds will not occur. In any such event, costly and time-consuming litigation might ensue. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and delay the payment of interest and principal and, accordingly, the weighted average lives of the transition bonds.

     (b) The Restructuring Act May be Overturned by the Federal Government Without Full Compensation. The United States Congress or a federal agency may decide that it can preempt the Texas legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of transition charges, or otherwise affecting the energy industry. A prohibition of this nature could negate the existence of transition property. As of the date of this prospectus, neither the House nor the Senate committees having primary relevant jurisdiction have considered, or indicated an intent to consider, the prohibition of the recovery of stranded costs or transition charges. We cannot predict whether any future bills that prohibit the recovery of stranded costs or regulatory assets, or securitized financing for the recovery of stranded costs, will become law or, if they become law, what their final form or effect will be. We can give no assurance that a court would consider the preemption by federal law of the Texas Restructuring Act a taking of property from us or from the holders of transition bonds. Moreover, even if this preemption of the Restructuring Act and/or the Financing Order by the federal government were considered a taking under the U.S. Constitution for which the government had to pay the estimated market value of the taken transition property at the time of the taking, we can give no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay such amounts on a timely basis.

     The seller and the servicer have agreed to take legal or administrative action as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Restructuring Act, the Financing Order or the transition property.

     Except as described under the "THE SALE AGREEMENTS--Seller's Obligation to Indemnify Us and the Indenture Trustee" and "THE SERVICING AGREEMENTS--Servicer Will Indemnify Us and Other Related Entities", neither we, Oncor nor any successor seller or servicer will indemnify you for any changes in the law that may affect the value of your transition bonds. In addition, any action by the United States Congress or Texas legislature, even if the action is ultimately determined to be invalid, and even if full compensation is ultimately provided to the holders of transition bonds, might result in costly and time-consuming litigation. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and the dates of payment of interest and principal. Moreover, given the lack of judicial precedent directly on point, and the novelty in Texas of transition property as security for transition bonds, we cannot predict the outcome of any litigation with certainty. Accordingly, you may suffer a loss on or delay in recovery of your investment in the transition bonds.

     (c) The PUC May Take Future Actions Which May Reduce the Value of Your Investment. The Restructuring Act provides that the Financing Order is irrevocable upon issuance and is not subject to reduction, impairment or adjustment by further action of the PUC, except for the true-up adjustments. The State of Texas (including the PUC) has pledged that it will not take or permit any action to amend, alter or impair the value of transition property created under the Financing Order, except as permitted in true-up adjustments, until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the transition bonds have been paid and performed in full. The PUC guarantees that it will take specific actions pursuant to the financing order described herein, as expressly authorized by the Restructuring Act, to ensure that transition charge revenues are sufficient to pay principal and interest on the transition bonds. However, the PUC retains the power to adopt, revise or rescind rules or regulations affecting the seller or a successor utility. The PUC also retains the power to interpret the Financing Order. Any new or amended regulations or orders by the PUC, for example, could affect the ability of the servicer to collect the transition charges in full and on a timely basis. The seller has agreed to take legal or administrative action to resist any PUC rule, regulation or decision that would reduce the value of the transition property. We cannot assure you that the seller would be successful in its efforts. Thus, future PUC rules, regulations or decisions may adversely affect the rating of the transition bonds, their price or the rate of transition charge collections and, accordingly, the amortization of transition bonds and their weighted average lives. As a result, you could suffer a loss in connection with your investment.

     The servicer is required to file with the PUC, on our behalf, any requested adjustments of the transition charges. See "THE FINANCING ORDER -- True-Up Adjustments" in this prospectus for further information. There is uncertainty associated with investing in transition bonds whose timely payment of principal and interest may depend on true-up adjustments because of the limited judicial or regulatory experience implementing and interpreting the provisions of the Restructuring Act providing for true-up adjustments. We cannot assure you that the foregoing adjustment procedures and adjustments will not be challenged. Such challenges could result in costly and time consuming litigation. A shortfall or material delay in transition charge collections due to inaccurate forecasts, delayed implementation of true-up adjustments or the failure to implement a true-up adjustment could result in payments of principal of and interest on the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or in payments of principal and interest not being made at all. As a result, you could suffer a loss in connection with your investment.

     On May 20, 2003, various electric cooperatives and municipally-owned utilities in Oncor's service territory filed a petition for rulemaking with the PUC requesting that the PUC adopt a rule regarding the billing and collection of transition charges from end-use consumers in multiply-certificated service areas who switched electricity providers after May 1, 1999. Oncor believes that the number of such consumers is less than one hundred. The rule proposed by the petitioners only involves the method of collecting transition charges, including the liability in connection therewith, and would require the transition charges to be billed directly to those consumers by the servicer, rather than by the applicable electric cooperative or municipally-owned utility. Oncor filed a response to the petition stating that the proposed rule would violate the Restructuring Act and the Financing Order and has filed a complaint with the PUC requesting that the PUC order the electric cooperatives and municipally-owned utilities to implement the current procedure. The PUC has denied the rulemaking petition and has indicated that it will initiate a separate rulemaking later. The complaint proceeding is currently abated to allow Oncor and the petitioners to pursue settlement negotiations. Inasmuch as the petitioners assert that the issue in this proceeding does not involve the legality of the recovery of the transition charges or the amount thereof, Oncor does not believe the result of this proceeding will be materially adverse to holders of the transition bonds; however, Oncor cannot predict the outcome.

SERVICING RISKS

     Inaccurate Forecasting or Unanticipated Delinquencies Could Result in Insufficient Funds to Make Scheduled Payments on the Transition Bonds. The transition charges are generally assessed based on customer usage, which includes kilowatts demanded and kilowatt-hours of electricity consumed by retail consumers in Oncor's service area. Oncor will calculate the transition charges for each series of transition bonds according to the methodology approved by the Financing Order authorizing those transition charges. In addition, Oncor, as servicer, is required to file with the PUC periodic adjustment calculations for the transition charges. These adjustments are intended to provide, among other things, for timely payment of the transition bonds, but the frequency of these adjustments is limited to once per year for a standard true-up, no more than semi-annually (if payment dates on transition bonds are semi-annual) or not more than once every three months (if payment dates on the transition bonds are quarterly) for an interim true-up, but can be more frequently for a non-standard true-up. See "THE SERVICING AGREEMENTS -- True-Up Adjustments" in this prospectus for further information. Oncor will generally base its adjustment calculations on any shortfalls or excess in collections from consumers during the prior adjustment period and on projections of future electricity use and consumers' ability to pay their electric bills. If the servicer inaccurately forecasts electricity consumption or demand or underestimates customer delinquencies or charge-offs when setting or adjusting the transition charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in transition charge collections. A shortfall or material delay in transition charge collections could result in payment of principal of and interest on the transition bonds not being made according to the expected amortization schedule, thus lengthening the weighted average life of the transition bonds, or in payments of principal and interest not being made at all.

     Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

     o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

     o general economic conditions being worse than expected, causing consumers to migrate from Oncor's service territory or reduce their electricity consumption;

     o the occurrence of a natural disaster, such as a tornado, or an act of war or terrorism or other catastrophic event unexpectedly disrupting electrical service and reducing usage;

     o problems with energy generation, transmission or distribution resulting from the change in the market structure of the electric industry;

     o    consumers ceasing business or departing Oncor's service territory;

     o    dramatic changes in energy prices resulting in decreased consumption;

     o consumers consuming less electricity because of increased conservation efforts or increased electric usage efficiency; or

     o consumers switching to alternative sources of energy, including self-generation of electric power.

     Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

     o unexpected deterioration of the economy or the occurrence of a natural disaster, or an act of war or terrorism or other catastrophic event or the declaration of a heat moratorium causing greater charge-offs than expected or forcing Oncor or a successor distribution company to grant additional payment relief to more consumers;

     o a change in law that makes it more difficult for Oncor or a successor distribution company or a REP to terminate service to nonpaying consumers, or that requires Oncor or a successor distribution company or REP to apply more lenient credit standards in accepting customers;

     o the introduction into the energy markets of REPs who collect payments arising from the transition charges, but who may fail to remit retail consumer charges to the servicer in a timely manner; or

     o the failure of REPs to submit accurate and timely information to the servicer regarding their collections and charge-offs. See -- "It May Be Difficult to Collect the Transition Charges from REPs" for further information.

     There are Uncertainties Associated with Collecting the Transition Charges, and There is Unpredictability Associated with a Deregulated Electricity Market. Oncor has only limited experience in calculating transition charges for consumers, which commenced only recently following the issuance of the series 2003-1 bonds. The predictions associated with billing and collecting transition charges are based primarily on historical collection of payments and forecasted energy usage for which Oncor has records available. These usage and collection records, however, may not reflect consumers' payment patterns or energy usage in the competitive market, as competition was introduced in Texas for the first time on January 1, 2002. These records also reflect limited experience with consolidated billing to REPs. Because that kind of billing is new in Texas, unforeseen factors may adversely affect collection of payments. Therefore, the records that Oncor has to date may have limited value in calculating the initial transition charges and the proposed true-up adjustments. Furthermore, Oncor, as servicer, has only limited experience administering transition charges, which commenced only recently following the issuance of the series 2003-1 bonds. Risks are associated with Oncor's inexperience in calculating, billing and collecting the transition charges and in managing customer payments on our behalf. A shortfall or material delay in collecting transition charges could result in payments of principal not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or in payments of principal and interest not being made at all. As a result, you could suffer a loss in connection with your investment.

     Your Investment Relies on Oncor or its Successor Acting as Servicer of the Transition Property. Oncor, as servicer, will be responsible for billing and collecting transition charges from REPs and for filing with the PUC to adjust these charges. If Oncor ceases servicing the transition property, it might be hard to find a successor servicer and any transfer of servicing to a successor servicer may adversely affect you. Any successor servicer may have less experience than Oncor and may have less capable billing and/or collection systems than Oncor and may experience difficulties in collecting transition charges and determining appropriate adjustments to transition charges. A successor servicer might charge fees that, while permitted under the Financing Order, are higher than the fees paid to Oncor as servicer. If Oncor were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment. Also, a change in servicer may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which consumers continue to remit payments according to the former arrangement, resulting in delays in collection that could result in delays in payment on your transition bonds. Under the Oncor servicing agreements, no servicer default may be waived without the written consent of both the PUC and holders of a majority of the applicable series of outstanding transition bonds. The servicing agreements will also grant the independent right to the PUC, in addition to the right of the indenture trustee on behalf of the transition bondholders, to require transfer of the servicing to a successor servicer in the event of any such servicer default. See "THE SERVICING AGREEMENTS" in this prospectus for further information.

     Upon a default under a servicing agreement based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the indenture trustee and we may be prevented from effecting a transfer of servicing. The Restructuring Act provides that upon a default under the transition bonds, which may result from servicer's failure to make required remittances, the indenture trustee would have the right to apply to the PUC for an order that amounts arising from transition charges be transferred to a separate account, and to apply to the district court of Travis County, Texas for an order for sequestration and payment of revenues arising from the transition charges. However, in the event that the servicer becomes subject to a bankruptcy proceeding, federal bankruptcy law may prevent the PUC or the Texas court from issuing or enforcing these orders. The indenture requires the indenture trustee to request an order from the bankruptcy court to permit the PUC or the Texas court to issue and enforce these orders. However, the bankruptcy court may deny the request. The failure of the servicer to make required remittances would likely result in a default under the indenture. See "HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT" in this prospectus for further information.

     Under the intercreditor agreement among us, Oncor, the transition bond parties and the parties to TXU Corp.'s receivables financing program, a replacement servicer would require the agreement of both the trustee and the other parties to the intercreditor agreement. If the trustee and the other parties are unable to agree on a replacement servicer within 10 business days, Oncor's independent auditors would appoint the replacement servicer.

     It May Be Difficult to Collect the Transition Charges from REPs. As part of the restructuring of the Texas electric industry, retail consumers in Oncor's service territory began, as of January 1, 2002, or in limited circumstances by participating in a pilot project, sooner, purchasing electricity and related services from REPs rather than Oncor. Oncor is no longer permitted to sell electricity directly to retail consumers. US Holdings currently has organized an affiliated REP to provide electricity and related services to retail consumers in Oncor's service territory. In the future, US Holdings may establish additional affiliated REPs or divest itself of one or more affiliated REPs. REPs, including US Holdings' affiliated REP, issue a single bill to retail consumers purchasing electricity from a REP. The Restructuring Act requires Oncor to allow each REP, including US Holdings' affiliated REP, pursuant to a tariff to be filed by Oncor and approved by the PUC, to issue a single bill to consumers purchasing electricity from that REP. This single bill includes all charges related to purchasing electricity from the REP, including delivery services from Oncor and the applicable transition charges. Retail consumers will pay transition charges to REPs who supply them with electric power. The REPs will be obligated to remit payments of transition charges to the servicer less a specified percentage allowance for charge-offs or delinquent customer accounts whose service has been terminated, within 35 days of billing from the servicer, even if the REPs do not collect the charges from retail consumers. The charge-off percentage will initially be based on the servicer's system-wide charge-off percentage but will then be recalculated annually for each REP in conjunction with the true-up adjustment process. Each REP's recourse for transition charge payments remitted to the servicer but not collected ultimately from consumers will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to us or our funds for such payments. In the event that the REP does not pay the transition charges to the servicer, the servicer will have the right to collect transition charges directly from those retail consumers who receive their electricity bills from a REP and have not paid the REP. REPs will bill most retail consumers for the transition charges, and as a result we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. The servicer will not pay any shortfalls resulting from the failure of any REP to forward transition charge collections. This may adversely affect your investment because:

     o REPs might use more permissive standards in bill collection and credit appraisal than US Holdings historically used, and/or Oncor's affiliated REP uses, with respect to its customers, or might be less effective in billing and collecting. As a result, those REPs may not be as successful in collecting the transition charges as the servicer anticipated when setting the transition charge.

     o If a REP defaults, the REP must either (i) allow the provider of last resort ("POLR") or another certified REP of the consumer's choosing to assume responsibility for billing and collecting transition charges from the REP's retail consumers, (ii) implement other mutually agreeable arrangements with the servicer or (iii) arrange at the REP's own expense for all amounts owed by its customers to be paid into a lock box controlled by the servicer. In no event may the servicer directly bill a retail consumer for service that was previously billed by the REP and previously paid by that consumer to the REP. In addition, if a replacement REP assumes the billing and collecting responsibility during the period of a REP default, billing and collections may be delayed due to the need to convert to such replacement provider's systems or because such replacement provider may not have adequate or complete information.

     o A default by a REP which collects from a large number of customers would have a greater impact than a default by a single consumer.

     o The bankruptcy of a REP may cause a delay in or prohibition of the enforcement of rights against the REP, including the right to payment to the servicer of transition charges previously collected by the REP, or to comply with financial provisions of the Restructuring Act or other state law.

     o Any security deposit or other form of credit support made or deposited by a REP may not be sufficient to cover any shortfalls resulting from a failure of that REP to forward transition charges to Oncor as servicer.

     REPs who do not have a long-term unsecured credit rating of at least "BBB-" and "Baa3" (or the equivalent from S&P and Moody's, respectively), will be required to provide (i) a cash deposit, (ii) an affiliate guarantee, surety bond or letter of credit or (iii) some combination of these forms of credit support to the indenture trustee. The amount of such credit support will equal two months' maximum expected collections of transition charges, as determined by the servicer and agreed to by the REP, and any cash deposits will be deposited in a REP security deposit subaccount. Credit support other than cash must be provided by an investment grade entity. Documents representing any other form of


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


credit support will be held by the indenture trustee. Although the indenture trustee will maintain the REP security deposit subaccounts, it will not have an ownership interest in such subaccounts. However, the indenture trustee will have a security interest in our rights with respect to such subaccounts and Oncor, as servicer, has agreed to use its reasonable best efforts to obtain a security agreement from each REP with respect to such REP's security deposit subaccount. In the event that a REP defaults in remitting transition charges, the servicer may direct the indenture trustee to withdraw or seek recourse for the amount of the payment default or, if less, withdraw the full amount of that REP's security deposit from the REP security deposit subaccount or seek full recourse against any other form of credit support provided for deposit into the general subaccount of the applicable series.

     In addition, the Restructuring Act provides for one or more REPs in each designated geographical area to be designated the POLR for such area or for specified classes of customers in such area. The Restructuring Act requires the POLR to offer a standard retail service package of basic electric service to retail consumers in its designated area at a fixed, nondiscountable rate approved by the PUC, regardless of the creditworthiness of the consumer. The REP serving as the POLR may face greater difficulty in bill collection than other REPs, and therefore the servicer may face greater difficulty in collecting transition charges from the REP serving as the POLR.

     As noted above, REPs issue a single bill to retail consumers purchasing electricity from a REP. This single bill includes all charges related to purchasing electricity from the REP, delivery services from the transmission and distribution utility and the applicable transition charges. This may increase the risk that consumers who have claims against the REP will attempt to offset those claims against transition charges payable to the servicer or us. This also increases the risk that a bankruptcy court in the event of a bankruptcy of a REP would find that the REP has an interest in the transition property and may make it more difficult to terminate a bankrupt REP or collect transition charges from its customers.

     Adjustments to transition charges and, in some cases, credit enhancements (other than swap agreements) will be available to compensate for a failure by a REP to pay transition charges over to the servicer. However, the amount of credit enhancement funds may not be sufficient to protect your investment.

     Customers Have Limited Experience in Paying the Transition Charges and Paying Through REPs. The transition charges were introduced to consumers for the first time beginning with the billing period following the issuance of the series 2003-1 bonds. As a result, consumers may be confused by changes in customer billing and payment arrangements. This confusion may cause the misdirection or delay of collections of transition charges. Generation and related services, including billing and collections, began to be provided by REPs as part of a pilot project in July 2001. All consumers in areas of Texas subject to retail electric choice began to receive such services from REPs in January 2002. Given the relatively recent introduction of customer choice, there is limited information available as to how implementation is proceeding. Any problems arising from new and untested systems or any lack of experience on the part of the REPs with customer billing and collections could also cause delays in billing and collecting transition charges. These delays could result in shortfalls in transition charge collections and reduce the value of your investment. As of May 24, 2004, Oncor has not experienced any material problems with respect to its billing and collections of these transition charges from REPs.

     The Introduction of Competition to Metering Services in January 2004 May Produce Unexpected Problems. After January 2004, a commercial or industrial retail customer may choose to own its own meter or may choose to have its meter owned by a REP, the transmission and distribution utility, or another person authorized by the customer. Until authorized by the PUC, a transmission and distribution utility will continue to provide metering services relating to the installation and removal of meters, meter maintenance, meter testing and calibration, data collection, and data management, including the transfer of meter data to the settlement agent. ERCOT is required by the PUC's substantive rules to file with the PUC quarterly updates on the operational readiness of the support systems necessary for the PUC to authorize an entity other than the transmission and distribution utility to provide the metering services described in the preceding sentence. Should the PUC allow third parties to perform those metering services in Oncor's service territory, there may be unforeseen problems in converting to the third party's metering system, in taking accurate meter readings and in collecting and processing accurate metering data. Inaccurate metering data may lead to inaccuracies in the calculation and imposition of transition charges and could give rise to disputes between the servicer and REPs regarding payments and payment shortfalls. A shortfall or material delay in collecting transition charges because of the foregoing could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds or payments of principal and interest not being made at all.

     Changes to Billing and Collection Practices May Reduce the Value of Your Investment. The Financing Order issued to Oncor under the Restructuring Act sets forth the methodology for determining the amount of the transition charges we may impose on each consumer. The servicer cannot change this methodology without approval from the PUC. However, Oncor, as servicer, may set its own billing and collection arrangements with REPs and with those consumers from whom it collects the transition charges directly, provided that these arrangements comply with PUC customer safeguards. For example, to recover part of an outstanding bill, Oncor may agree to extend a REP's or a customer's payment schedule or to write off the remaining portion of the bill including transition charges. Also, Oncor, or a successor to Oncor as servicer, may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments and may reduce the amount of transition charge collections and thereby limit our ability to make scheduled payments on the transition bonds. Separately, the PUC may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by REPs to the servicer or make it more difficult for the servicer to collect the transition charges. These changes may adversely affect the value of the transition bonds and their amortization, and, accordingly, their weighted average lives. See "THE SERVICER OF THE TRANSITION PROPERTY -- How Oncor Forecasts the Number of Customers and the Amount of Electricity Usage" in this prospectus for further information.

     Limits on Rights to Terminate Service May Make it More Difficult to Collect Transition Charges. An important element of an electric utility's policies and procedures relating to credit and collections is the right to terminate or disconnect service on account of nonpayment. The Financing Order provides that the sale of transition property by Oncor includes all rights of Oncor to authorize disconnection of electric service for nonpayment of transition charges. The Financing Order provides that, if the servicer is billing consumers for transition charges, the servicer shall have the right to terminate service for nonpayment of transition charges pursuant to the PUC rules. Nonetheless, Texas statutory requirements and the rules and regulations of the PUC, which may change from time to time, regulate and control the right to terminate service. In August 2002, the PUC adopted new rules that significantly changed POLR service. Under the new POLR rules, instead of being transferred to the POLR, non-paying residential and small non-residential customers served by affiliated REPs are subject to disconnection. Non-paying residential and small non-residential customers served by non-affiliated REPS are transferred to the affiliated REP. Non-paying large non-residential customers can be disconnected by any REP if the customer's contract does not preclude it. Thus, within the new POLR framework, the POLR provides electric service only to consumers who request POLR service, whose selected REP goes out of business, or who are transferred to the POLR by other REPs for reasons other than non-payment. No later than October 1, 2004, the PUC must decide whether all REPs should be permitted to disconnect all non-paying consumers. Oncor's affiliated REP and the other REPs may not terminate service to a customer on (1) a weekend day, (2) a day when the previous day's high temperature did not exceed 32 degrees Fahrenheit and is predicted to remain at or below that level for the next 24 hours or (3) a day for which the National Weather Service issues a heat advisory for any county in the service territory, or when a heat advisory has been issued for either of the two prior calendar days. As a result, REPs must provide service to these consumers during this period without recouping transition charges from these consumers. This could cause a REP to go out of business, which may reduce the amount of transition charge collections available for payments on the transition bonds, although any associated reduction in payments would be factored into the transition charge true-up adjustments. See "THE SERVICER OF THE TRANSITION PROPERTY -- Oncor's Affiliated REPs Billing Process" in this prospectus for further information.

     Future Adjustments to Transition Charges by Customer Class May Result in Insufficient Collections. The consumers who will be responsible for paying transition charges are divided into customer classes. Transition charges will be allocated among customer classes and assessed in accordance with the formula required under the Restructuring Act and specified in the Financing Order. This allocation is based in part upon the existing rate structure of each customer class. For a description of the formula contained in the Financing Order issued to Oncor under the Restructuring Act, see "THE FINANCING ORDER -- Method of Calculation of Transition Charges" in this prospectus. Adjustments to the transition charges will also be made separately to each customer class. A shortfall in collections of transition charges in one customer class may be corrected by making adjustments to the transition charges payable by that customer class and any other customer class. Some customer classes have a significantly smaller number of customers than other customer classes. If customers in a class fail to pay transition charges, the servicer may have to substantially increase the transition charges for the remaining customers in that customer class and for other customer classes. The servicer may also have to take this action if customers representing a significant percentage of a class cease to be customers. These increases could lead to further failures by the remaining customers to pay transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

     The large industrial and the interruptible customer classes consist of a small number of large customers. The failure of the customers in these customer classes to pay transition charges could lead to increases in transition charges to other members of this class as well as other customer classes. In addition, with the issuance of each additional series of transition bonds, the transition charges imposed on each customer class may increase. These increases could lead to failures by customers to pay transition charges. In each case, these increases could increase the risk of a shortfall in funds to pay the transition bonds.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY

     Oncor May Not Recover Transition Charges More Than 15 Years from the Original Issue Date of the Series of Transition Bonds Relating to Those Transition Charges. Oncor, or any successor servicer, will be prohibited from recovering transition charges after the fifteenth anniversary of the date of issuance of the related transition bonds, but we may continue to recover transition charges incurred during the applicable 15-year period through the use of judicial process. Amounts collected from transition charges imposed for electricity consumed through the fifteenth anniversary of the date of issuance of the related transition bonds, or from credit enhancement funds, may not be sufficient to repay the transition bonds in full. If that is the case, no other funds will be available to pay the unpaid balance due on the transition bonds.

     Foreclosure of the Indenture Trustee's Lien on the Transition Property May Not Be Practical. Under the Restructuring Act and the indenture, the indenture trustee or the bondholders have the right to foreclose or otherwise enforce the lien on transition property securing the transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure may not be a realistic or practical remedy, and the value of your investment may be materially reduced.

THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

     The Servicer Will Commingle the Transition Charges with Other Revenues, Which May Obstruct Access to the Transition Charges in Case of the Servicer's Bankruptcy. The servicer will not segregate the transition charges from its general funds. The transition charges will be segregated only when the servicer pays them to the indenture trustee and the indenture trustee deposits them to the applicable collection account. The servicer will be permitted to remit collections on a monthly basis if Oncor or a successor to Oncor's electric public utility business remains the servicer, no servicer default has occurred, and if:

     o the servicer meets the credit ratings requirements of the applicable rating agencies; or

     o the servicer provides credit enhancement satisfactory to the applicable rating agencies to assure remittance by the servicer to the indenture trustee of the transition charges it collects.

     If these conditions are not satisfied, the servicer will be required to remit collections to the indenture trustee within two business days of receipt. Despite these requirements, the servicer might fail to pay the full amount of the transition charges to the indenture trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on the transition bonds.

     The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with any other funds of the servicer. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment. See "HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT" in this prospectus for further information.

     REPs Will Commingle the Transition Charges with Other Revenues, Which May Obstruct Access to the Transition Charges in Case of a REP's Bankruptcy. A REP is not required to segregate the transition charges it collects from its general funds, either on a series basis or otherwise, but will be required to remit to the servicer amounts billed to it for transition charges, less an amount relating to expected customer charge-offs, within 35 days of billing by the servicer. A REP nonetheless might fail to pay the full amount of the transition charges to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on one or more series of transition bonds.

     The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a REP, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a REP as of the date of bankruptcy. If so, the collected transition charges held by a REP prior to or as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against that REP for those amounts. This decision could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment, especially with respect to a default by TXU Energy Retail, the largest REP in Oncor's service territory.

     If a REP Enters Bankruptcy Proceedings, Transition Charge Payments Made by that REP to the Servicer May Constitute Preferences, and the Servicer May be Required to Return such Funds to the Bankruptcy Estate of the REP. In the event of a bankruptcy of a REP, a party in interest may take the position that the remittance of funds prior to bankruptcy to the servicer, pursuant to the Financing Order, constitutes a preference under bankruptcy law. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the REP by us or the servicer. To the extent that transition charges have been commingled with the general funds of the REP, the risk that a court would hold that a remittance of funds was a preference would increase. We, or the servicer may be considered an "insider" with any REP that is affiliated with us or the servicer. If the servicer or we are considered to be an "insider" of the REP, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the servicer would merely be an unsecured creditor of the REP. If any funds were required to be returned to the bankruptcy estate of the REP, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover the amount returned.

     If the Servicer Enters Bankruptcy Proceedings, the Collections of the Transition Charges Held By the Servicer as of the Date of Bankruptcy May Constitute Preferences, Which Means These Funds Would Be Unavailable to Pay Amounts Owing on the Transition Bonds. In the event of a bankruptcy of the servicer, a party in interest may take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the Financing Order, constitutes a preference under bankruptcy law. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that transition charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. In such case, we would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future transition charges would be increased through the true-up mechanism to recover the amount returned.

     Bankruptcy of Oncor or any Successor Seller Could Result in Losses or Delays in Payments on the Transition Bonds. The Restructuring Act and the Financing Order provide that as a matter of Texas state law:

     o the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive transition charges, are contract rights of the seller;

     o the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future transition charges that retail consumers do not yet owe;

     o upon the transfer to us, the rights will become transition property and transition property constitutes a present property right, even though the imposition and collection of transition charges depend on further acts that have not yet occurred; and

     o a transfer of the transition property from the seller, or its affiliate, to us is a true sale of the transition property, not a pledge of the transition property to secure a financing by the seller.

See "ELECTRIC RESTRUCTURING IN THE STATE OF TEXAS" in this prospectus for further information. These four provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of Oncor. In addition, we have structured the transaction with the objective of keeping us legally separate from Oncor and its affiliates in the event of a bankruptcy of Oncor or any such affiliate.

     A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in an Oncor bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a beneficial owner of transition bonds might be similar to the treatment you would receive in an Oncor bankruptcy if the transition bonds had been issued directly by Oncor.

     We have taken steps together with Oncor, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of Oncor or an affiliate. These steps include the fact that we are a separate special purpose limited liability company, and our organizational documents prevent us from commencing a voluntary bankruptcy case without the unanimous affirmative vote of all our managers, including the managers independent of Oncor. Nonetheless, these steps may not be completely effective, and thus if Oncor or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of Oncor or an affiliate. A decision by the bankruptcy court that, despite the separateness of us and Oncor, the two companies should be consolidated, would have a similar effect on you as a beneficial owner of transition bonds. Either decision could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

     o the indenture trustee could be prevented from exercising any remedies against Oncor on your behalf, from recovering funds to repay the transition bonds, from using funds in the accounts under the indenture to make payments on the transition bonds or from replacing Oncor as servicer, without permission from the bankruptcy court;

     o the bankruptcy court could order the indenture trustee to exchange the transition property for other property, which might be of lower value;

     o tax or other government liens on Oncor's property that arose after the transfer of the transition property to us might nevertheless have priority over the indenture trustee's lien and might be paid from transition charge collections before payments on the transition bonds;

     o the indenture trustee's lien might not be properly perfected in transition property collections that were commingled with other funds Oncor collected from its consumers or REPs prior to or as of the date of Oncor's bankruptcy or commingled in the general funds of Oncor's affiliated REP as of the date of that REP's bankruptcy, or might not be properly perfected in all of the transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against Oncor;

     o the bankruptcy court might rule that neither our property interest nor the indenture trustee's lien extends to transition charges in respect of electricity consumed after the commencement of Oncor's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against Oncor;

     o neither Oncor nor we may be obligated to make any payments on the transition bonds during the pendency of the bankruptcy case and/or pay interest accruing after the commencement of the case;

     o Oncor may be able to alter the terms of the transition bonds as part of its plan of reorganization;

     o the bankruptcy court might rule that the transition charges should be used to pay a portion of the cost of providing electric service; or

     o the bankruptcy court might rule that the remedy provisions of the applicable sale agreement are unenforceable, leaving us with a claim of actual damages against Oncor that may be difficult to prove.

     Furthermore, if Oncor enters into bankruptcy, it may be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of a servicer to perform its duties or the inability to find a successor servicer may cause payment delays or losses on your investment. Also, the mere fact of a servicer or REP bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds. See "THE SERVICING AGREEMENTS -- Rights When the Servicer Defaults" in this prospectus for further information.

     The Sale of the Transition Property Could Be Construed as a Financing and Not a Sale in a Case of Oncor's Bankruptcy Which Could Delay or Limit Payment on the Transition Bonds. The Restructuring Act provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and Oncor will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transaction is intended to be treated as a financing and not a sale. In the event of a bankruptcy of Oncor, a party in interest in the bankruptcy may assert that the sale of the transition property to us was a financing transaction and not a sale or other absolute transfer and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. In a recent bankruptcy court case involving LTV Steel Company, the debtor obtained an interim emergency motion to use collections from accounts and inventory that it had sold on the grounds that the sales were in fact disguised financings. The circumstances under which the LTV Steel Company ruling would be followed by other courts are not certain. If a court were to adopt reasoning similar to that of the court in the LTV Steel case or were otherwise to characterize the transaction as a financing, we would be treated as a secured creditor of Oncor in the bankruptcy proceedings. Although we would in that case have a security interest in the transition property, we would not likely be entitled to access to the transition charge collections during the bankruptcy and would be subject to the typical risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of transition charge collections and therefore the amount and timing of funds available to us to make payments on the transition bonds.

     Claims Against Oncor or any Successor Seller May Be Limited in the Event of a Bankruptcy of the Seller. If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the applicable sale agreement and the other documents executed in connection with the applicable sale agreement would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we have against the seller. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If the seller were to become a debtor in a bankruptcy case and the indemnity provisions of the applicable sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

     A Bankruptcy of Oncor or Any Successor Seller Would Limit the Remedies Available to the Indenture Trustee. Upon an event of default under the indenture, the Restructuring Act permits the indenture trustee to enforce the security interest in the transition property in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request a Travis County, Texas district court to order the sequestration and payment to bondholders of all revenues arising with respect to the transition property. There can be no assurance, however, that the Travis County, Texas district court would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the indenture trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the transition property. There can be no assurance that a court would grant either order.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

     Absence of a Secondary Market for Transition Bonds Could Limit Your Ability to Resell Transition Bonds. The underwriters for the transition bonds may assist in resales of the transition bonds, but they are not required to do so. A secondary market for the transition bonds of any series may not develop. If a secondary market does develop, it may not continue or there may not be sufficient liquidity to allow you to resell any of your transition bonds. We do not anticipate that any transition bonds will be listed on any securities exchange. See "PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS" in this prospectus for further information.

     Issuance of Additional Transition Bonds May Adversely Affect Outstanding Bonds. Under the terms of the settlement agreement with the PUC and the Financing Order, we may and currently intend to, issue $790,000,000 in principal amount of additional transition bonds in 2004 or later. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional transition bonds if the issuance would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. However, we cannot assure you that a new series would not cause reductions or delays in payments on your transition bonds. In addition, some matters relating to the transition bonds require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the beneficial owners of transition bonds of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

     Limited Nature of Ratings. Each series or class of transition bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that we will repay the total principal amount of the transition bonds for each class at final maturity for that class (which is later than the scheduled final payment date for that class) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected amortization schedule. The ratings do not assess the speed at which we will repay the principal of the transition bonds. A rating is not a recommendation to buy, sell or hold transition bonds. The ratings may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment. See "RATINGS FOR THE TRANSITION BONDS" in this prospectus for further information.

     Oncor's Obligation to Indemnify Us for a Breach of a Representation or Warranty May Not Be Sufficient to Protect Your Investment. If the seller breaches a representation or warranty in the applicable sale agreement, or the servicer (initially Oncor) breaches a representation or warranty under the applicable servicing agreement, it is obligated to indemnify us and the indenture trustee for any liability, obligation, claim, action, suit or payment resulting from that breach, as well as any reasonable costs and expenses incurred. Oncor will not be obligated to repurchase the transition property in the event of a breach of any representation or warranty regarding the transition property, and neither the indenture trustee nor the holders of transition bonds will have the right to accelerate payments on the transition bonds because of such a breach (absent an event of default under the indenture). The sale agreements will provide that any change in the law by legislative enactment, constitutional amendment or voter initiative that renders any of the representations and warranties untrue would not constitute a breach under each sale agreement. Oncor or any successor entity acting as seller or servicer may not have sufficient funds available to satisfy its indemnification obligations to us and to the indenture trustee; therefore we may not be able to pay you amounts owing on the transition bonds in full. If Oncor becomes obligated to indemnify holders of transition bonds, the ratings on the transitions bonds will likely be downgraded since holders of transition bonds will be unsecured creditors of Oncor with respect to any of these indemnification amounts. Oncor will not indemnify any person for any liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the transition bonds. See "THE SALE AGREEMENTS -- The Seller's Representations and Warranties" in this prospectus for further information.

     Risks Associated With the Use of Credit Enhancements, Hedge or Swap Transactions. We may enter into certain forms of credit enhancement, interest rate swaps or hedge arrangements with respect to a series or class of floating rate transition bonds that entail additional kinds of risks, including the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge. The prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

     You Might Receive Principal Payments Later, or Earlier, Than You Expected. The amount and the rate of collection of transition charges that Oncor will collect from each customer class will partially depend on actual electricity usage and the amount of collections and write-offs for that customer class. The amount and the rate of collection of transition charges, together with the transition charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If Oncor collects transition charges at a slower rate than expected from any customer class or REP, it may have to request adjustments to the transition charges. See "THE FINANCING ORDER -- True-Up Adjustments" in this prospectus for further information. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. If there is an acceleration of the transition bonds before maturity, all classes will be paid pro rata, therefore some classes may be paid earlier than expected and some classes may be paid later than expected.

     Technological Change May Make Alternative Energy Sources More Attractive. The continuous process of technological development may result in the introduction for an increasing number of retail consumers of economically attractive alternatives to purchasing electricity through Oncor's distribution facilities. Previously, only the largest industrial and institutional users with large process steam requirements could use cogeneration or self-generation installations cost-effectively. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units which can be cost-effective options for retail consumers with smaller electric energy requirements. If such facilities have rated capacities of 10 megawatts or less, consumers that rely on such facilities do not generally have to pay transition charges under provisions of the Restructuring Act. Consumers may avoid a portion of their overall transition charge bill by installing new on-site generation of over 10 megawatts that reduces consumption through Oncor's transmission and distribution system up to 12.5%. Technological developments may allow greater numbers of retail consumers to avoid transition charges under such provisions, which may reduce the total number of retail consumers from which transition charges will be collected. A reduction in the number of payers of transition charges could result in delays or a failure to make payments of interest on and principal of the transition bonds. See "ELECTRIC RESTRUCTURING IN THE STATE OF TEXAS" in this prospectus for further information.

              ELECTRIC UTILITY RESTRUCTURING IN THE STATE OF TEXAS

THE RESTRUCTURING ACT

     General. The Restructuring Act was passed during the 1999 session of the Texas legislature to restructure the electric utility industry in Texas and provide for a transition to competition. Among other matters, the legislation:

o provided that by January 1, 2002, each electric utility had to unbundle its business into the following units: a power generation company, a REP and a transmission and distribution (T&D) company or separate T&D companies;

o authorized competition beginning January 1, 2002 in the retail and generation markets for electricity;

o provides for the recovery of generation-related regulatory assets and generation-related purchased power-related costs that are in excess of market value (stranded costs);

o    required utilities to use the PUC administrative Excess Costs Over Market
     (ECOM) model to determine estimated stranded costs;

o provides for a true-up process for quantification (in 2004) of stranded costs based on market determinations;

o requires reductions in nitrogen oxides (NOx) and sulfur dioxide (SO2) emissions;

o required a rate freeze, excluding cost of fuel, for all retail consumers until January 1, 2002 and requires certain rate reductions and a price to beat for residential and small commercial customers for up to five years thereafter;

o provided that earnings in excess of a regulatory earnings cap be used as mitigation (reduction) to the cost of nuclear production assets;

o sets certain limits on capacity owned and controlled by power generation companies;

o required that by September 1, 2000, each electric utility separate its customer energy services business activities that were otherwise already widely available in the competitive market from its regulated activities;

o provides that wholesale revenues for 2002 and 2003 be based on the ECOM model;

o provides for credits to consumers (as a retail clawback) in the event an affiliated REP retains more than 60 percent of its residential and small commercial class after the first two years of competition;

o provides for recovery of actual fuel costs incurred through December 31, 2001;

o provides for recovery of capital costs incurred before May 1, 2003 to improve air quality; and

o provides that costs associated with nuclear decommissioning obligations continue to be recovered from retail consumers as a nonbypassable charge until the units are decommissioned.

     Securitization. The Restructuring Act provides that recovery of generation-related regulatory assets and stranded costs by an electric utility shall be through collection of transition charges imposed on all existing and future retail consumers, including the facilities, premises, and loads of those retail consumers within a utility's certificated service area as it existed on May 1, 1999. The purpose for providing stranded cost recovery was to provide fair treatment to historically regulated electric utilities and to avoid assertions that introducing competition in the retail supply of electricity would give rise to unconstitutional "takings" from historically regulated electric utilities.

     The Restructuring Act authorizes the PUC to issue "financing orders" approving the issuance of transition bonds to facilitate the recovery of generation-related regulatory assets and stranded costs of an electric utility. Multiple series of transition bonds may be issued under one financing order, and each series of transition bonds will relate to only one financing order.

     A utility, its successors or a third-party assignee of a utility may issue transition bonds. Under the Restructuring Act, proceeds of transition bonds must be used solely to reduce the amount of recoverable regulatory assets or stranded costs through the refinancing or retirement of the electric utility's debt or equity. The transition bonds are secured by or payable from transition property, which includes the right to impose, collect and receive the transition charges, and may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility's most recent PUC order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

     The Restructuring Act contains a number of provisions designed to facilitate the securitization of regulatory assets and stranded costs, including the following:

o Creation of Transition Property. Under the Restructuring Act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the Financing Order, are first transferred to an assignee or pledged in connection with the issuance of transition bonds. Transition Property is not a receivable.

o A Financing Order is Irrevocable. A financing order issued under the Restructuring Act, once effective, together with the transition charges authorized in the Financing Order, will be irrevocable and not subject to reduction, impairment, or adjustment by the PUC except for true-up adjustments pursuant to the Restructuring Act in order to correct overcollections or undercollections and to ensure payments of debt service and other required amounts in connection with the transition bonds. In addition, under the Restructuring Act, the State of Texas (including the

     PUC) has pledged, for the benefit and protection of holders of transition bonds and the electric utilities covered by the Restructuring Act, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments discussed in the following paragraph, reduce, alter, or impair the transition charges to be imposed, collected and remitted to holders of transition bonds, until the principal, interest and any premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. However, even after a financing order is effective, the PUC retains the power to interpret the Financing Order. See "RISK FACTORS-- Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment" in this prospectus for further information.

o The PUC May Adjust Transition Charges. The Restructuring Act requires the PUC to provide in all financing orders a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of the transition bonds, to correct any overcollections or undercollections of the preceding 12 months and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

o Current Consumers Can Limit Exposure to Paying Transition Charges. The Restructuring Act provides that the transition charges are nonbypassable. Nonbypassable means that a REP collects these charges from all existing retail consumers of a utility and all future retail consumers located within the utility's historical certificated service area as it existed on May 1, 1999. The utility or its successor is generally entitled to collect transition charges from those consumers even if they elect to purchase electricity from another supplier or choose to operate self-generation equipment. Generally, a consumer can only avoid paying transition charges by moving out of the utility's service area. However, a consumer can also limit exposure to transition charges if that consumer is served by (a) certain power production facilities that made substantially complete filings on or before December 31, 1999 for all necessary site-specific environmental permits and became fully operational before September 1, 2001 (no consumers in Oncor's service territory met either of these requirements); (b) an on-site power production facility with a rated capacity of 10 megawatts or less; or (c) new on-site generation of over 10 megawatts that reduces consumption through Oncor's transmission and distribution system up to 12.5% (transition charges will be levied on the total amount of the reduction if consumption is reduced beyond 12.5%). In addition, a consumer in a dually-certificated area that requested to switch providers on or before May 1, 1999, or was not taking service from the utility on May 1, 1999, and does not do so after that date, will not be required to pay transition charges to that utility.

o The Restructuring Act Protects the Transition Bonds' Lien on Transition Property. The Restructuring Act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time the related transition bonds are issued if (a) value is received by the issuer of the transition bonds; and
     (b) a filing is made with the Secretary of State of Texas to perfect the security interest within 10 days after value is received for the transition bonds. Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether or not the transition charges have accrued. The Restructuring Act provides that the transfer of an interest in the transition property will be perfected against all third parties, including subsequent judicial or other lien creditors, when: (a) the related financing order becomes effective;
     (b) transfer documents have been delivered to the assignee; and (c) a notice of the transfer has been filed with the Secretary of State of Texas. If the notice of the transfer is not filed within 10 days after the delivery of transfer documentation, the transfer is not perfected against third parties until the notice is filed. The Restructuring Act provides that priority of security interests in transition property will not be impaired by commingling of funds arising from transition charges with other funds or modifications to the Financing Order resulting from any true-up adjustment.


o The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale. The Restructuring Act provides that an electric utility's or an assignee's transfer of transition property is a "true sale" and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. See "THE SALE AGREEMENTS" and "RISK FACTORS -- The Risks Associated With Potential Bankruptcy Proceedings" in this prospectus for further information.

o Tax Exemption. Under the Restructuring Act, transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from Texas state and local income, sales, franchise, gross receipts, and other taxes or similar charges.

     The constitutionality of the securitization provisions of the Restructuring Act under the Texas Constitution was challenged in connection with a securitization request made by Central Power and Light Company. In July 2000, the Travis County, Texas District Court issued its judgment denying this appeal. This judgment was appealed directly to the Texas Supreme Court. On June 6, 2001, the Texas Supreme Court affirmed the judgment of the Travis County, Texas District Court denying this appeal and finding that the securitization provisions are constitutional.

     Price to Beat. The Restructuring Act requires that, as of January 1, 2002, electric retail rates charged to residential and small commercial customers in a utility's historical service territory be lowered to 6% less than the rates that were in effect on January 1, 1999, as adjusted for fuel factor charges. These lower rates are known as the "price to beat" rates. A REP affiliated with a utility may not charge rates to those customers in that utility's historical service area that are different from the price to beat rates until the earlier of January 1, 2005 or until 40% of the electric power consumed by customers in those respective customer classes is supplied by competing REPs. After that time, alternative competitive rates may be offered, but the price to beat rates must be made available for residential and small commercial customers, adjusted for fuel factor charges, until January 1, 2007. An affiliated REP may request twice a year that the PUC adjust the fuel factor component of the price to beat rate if the existing fuel factor does not adequately reflect significant changes in the market price of natural gas and purchased energy used to serve retail consumers. Unaffiliated REPs entering a utility's historical markets will be allowed to sell electricity to residential and small commercial customers at any price.

     Traditionally structured utilities are subject to cost-of-service rate regulation. By contrast, the rates charged by affiliated REPs are not subject to rate regulation except for the price to beat requirement and the retail clawback provision within their historical service area. The results of an affiliated REP's operations will be largely dependent upon the amount of gross margin, or headroom, available in its price to beat. The available headroom for any REP will equal the difference between (i) the price to beat and (ii) the sum of nonbypassable charges and the price the REP pays for power. The result could be a positive or negative number. The larger the amount of positive headroom for competitive REPs, the more incentive new market entrants have to provide services in a given market. The initial price to beat was established in December 2001.

     Electric retail rates charged to large commercial and industrial customers are not subject to the price to beat rates and may be competitively negotiated at any price by any REP, including those affiliated with an existing utility. All REPs in Texas are allowed at any time to enter long-term, bilateral contracts with individual wholesalers, making the cost of retail power more predictable and less subject to the volatility of short-term markets.

     All REPs in a T&D service area served by a certificated utility pay the same rates and other charges for T&D service, whether or not they are affiliated with the T&D utility for that area.

US HOLDINGS' IMPLEMENTATION OF THE RESTRUCTURING ACT

     In order to satisfy its obligations to unbundle its business pursuant to the Restructuring Act and consistent with its business separation plan as amended and approved by the PUC on October 31, 2001, as of January 1, 2002, US Holdings transferred:

     o    its electric T&D business to Oncor;

     o its electric power generation business to subsidiaries of TXU Generation Company LLC, which is an entity not regulated by the PUC and a subsidiary of TXU Energy which is a subsidiary of US Holdings; and

     o its retail customers to a REP, TXU Energy Retail, which also is an entity not regulated by the PUC and a subsidiary of TXU Energy.

     The T&D business of TXU SESCO Company, a subsidiary of TXU Corp., was also transferred to Oncor.

     The relationships of the entities affected by the restructuring and their rights and obligations with respect to their collective assets and liabilities are contractually described in a Master Separation Agreement executed in December 2001.

     The diagrams below summarize TXU Corp.'s principal legal entities and their relationships before and after its restructuring and unbundling.


[Chart illustrating the corporate structure of TXU Corp. and principal legal entities before and after restructuring and unbundling: Before Restructuring, TXU Corp. was the direct parent of TXU Gas and TXU Electric and the indirect parent of TXU Energy Trading. After Restructuring, TXU Corp. became the direct parent of US Holdings, TXU Gas, TXU Australia. US Holdings became the direct parent of Oncor, which is regulated by the PUC and TXU Energy. Oncor is the direct parent of TXU Electric Delivery Transition Bond Company LLC, which is bankruptcy remote. TXU Energy became the direct parent of TXU Generation and TXU Portfolio Management, TXU Energy REP and TXU SESCO REP.]


     On January 1, 2002, all of US Holdings' retail electric customers who had not chosen a different REP became retail electric customers of TXU Energy Retail. On January 1, 2002, TXU Energy Retail was required to implement its price to beat rates. The PUC approved the base rate portion of TXU Energy Retail's proposed price to beat rates on December 17, 2001.

REGULATORY SETTLEMENT PLAN

     On December 31, 2001, US Holdings filed a settlement plan with the PUC that resolved all major pending issues related to US Holdings' transition to competition pursuant to the Restructuring Act. The settlement does not remove regulatory oversight of Oncor's business. The settlement plan was approved by the PUC in June 2002. On August 5, 2002, the PUC issued the Financing Order, pursuant to the settlement plan, authorizing the issuance of the securitization bonds. The PUC's order approving the settlement plan and the Financing Order were appealed by certain nonsettling parties to the Travis County, Texas District Court in August 2002. In January 2003, US Holdings concluded a settlement of these appeals and they were dismissed. Thus, the settlement became final.

The major elements of the settlement plan are:

o Excess Mitigation Credit and Appeal Related to T&D Rates -- Beginning in 2002, Oncor began implementing an excess stranded cost mitigation credit ("EMC") in the amount of $350 million, plus interest, applied over a two-year period as a reduction to T&D rates charged to REPs.

o Stranded Cost Resolution -- TXU Energy's stranded costs are fixed at zero, including resolution of amounts related to its repurchase of minority owner interests in the Comanche Peak nuclear generating station ("Comanche Peak"), recovery of certain environmental improvement costs and elimination of the 2004 true-up proceedings.

o Regulatory Asset Securitization -- Oncor received the Financing Order authorizing it to issue transition bonds in the aggregate amount of $1.3 billion to recover generation-related regulatory assets. The settlement provides that there will be an initial issuance of transition bonds in the amount of up to $500 million upon approval of the settlement followed by one or more issuances for the remainder after 2003. The settlement resolves all issues related to regulatory assets and liabilities.

o Retail Clawback -- The retail clawback provision was included in the Restructuring Act to serve as an incentive for the affiliated REPs of utilities to compete actively for customers outside their traditional service areas. If TXU Energy's affiliated REP retains more than 60 percent of its residential and small commercial customers after the first two years of competition, the amount of the retail clawback credit will be equal to:

     o the number of residential and small commercial customers retained by TXU Energy Retail in its traditional service area on January 1, 2004;

     o less the number of new customers TXU Energy Retail adds outside of its traditional service territory by January 1, 2004;

     o    multiplied by $90.

     On December 30, 2003, the PUC found that the 60 percent threshold had been met for the small commercial class.

     The estimated retail clawback credit of $173 million will be refunded by Oncor to REPs, including TXU Energy, over a two-year period beginning January 1, 2004. The credit will not impact Oncor's earnings or cash flow as it will be funded by TXU Energy.

o Fuel Cost Recovery -- The settlement also provides that US Holdings will not seek to recover its unrecovered fuel costs which existed at December 31, 2001. Also, it will not conduct a final fuel cost reconciliation, which would have covered the period from July 1998 until the beginning of competition in January 2002.

o Lawsuit and Regulatory Proceeding Resolution -- The parties dismissed a number of pending and planned lawsuits, as well as regulatory proceedings.

                               THE FINANCING ORDER

ISSUANCE OF TRANSITION BONDS

     The Financing Order allows Oncor to authorize us to issue transition bonds in an aggregate principal amount not to exceed $1,300,000,000. On August 21, 2003, we issued and sold $500,000,000 of series 2003-1 bonds in accordance with the Financing Order. Under the terms of the settlement agreement with the PUC and the Financing Order, the remaining $800,000,000 amount of transition bonds authorized under the Financing Order may be issued in 2004 or later.

COLLECTION OF TRANSITION CHARGES

     The Financing Order authorized Oncor or its transferee to collect transition charges from Oncor retail consumers in an amount sufficient to recover its aggregate Qualified Costs authorized thereunder. We may not charge transition charges with respect to a series of transition bonds after the fifteenth anniversary of the initial issuance of that series of transition bonds.

ISSUANCE ADVICE LETTER

     Following the determination of the final terms of the transition bonds and prior to their issuance, Oncor is required to file with the PUC an "issuance advice letter" and a tariff that conforms to the form attached to the Financing Order. The issuance advice letter:

     o will demonstrate compliance with the requirements of the Financing Order, and will include certification to the PUC that the structure and pricing of the transition bonds results in the lowest transition charges consistent with market conditions at the time of pricing and the general parameters set out in the Financing Order;

     o will certify to the PUC the interest rate, expected amortization schedule and other terms for the transition bonds; and

     o    will show the actual dollar amount of the initial transition charges.

     The PUC's review of the issuance advice letter is limited to confirming the mathematical accuracy of the calculations therein and compliance with the specific requirements contained in the approved form of issuance advice letter. The transition charges and the final terms of the transition bonds set forth in the issuance advice letter will be deemed approved within three business days of filing unless the PUC issues an order finding that the proposed issuance does not comply with the requirements set forth in the Financing Order.

     The tariff establishes the initial transition charges. It also implements the minimum requirements for REPs which collect transition charges, the procedures for periodic adjustments to the transition charges, the procedures for REPs to remit transition charge payments and the annual procedures allowing REPs to reconcile remittances with actual charge-offs.

METHOD OF CALCULATION OF TRANSITION CHARGES

     For each retail customer on each retail rate schedule, Oncor will calculate a transition charge by multiplying the customer's kWh usage (or the customer's kW usage for demand-metered customers) in a billing month by a factor, expressed in dollars per kWh (or dollars per kW for demand-metered customers) ("Recovery Factor"), determined in accordance with the following formula:

Recovery Factor = (C+A)/K, where

          o C = the "collections" for that customer's class, which is equal to TC multiplied by the percent of Qualified Costs allocated to that customer's class, as described under -- "Allocation" below, where

                    o TC = the "total collections" necessary to recover the principal and interest and ongoing fees and expenses associated with the transition bonds, and

          o A = the "true-up amount" for that customer's class, as contained in a "true-up adjustment filing" with the PUC, which is equal to TA multiplied by the percent of Qualified Costs allocated to that customer's class, as described under -- "Allocation" below, where

                    o TA = any difference between TC and total collections for that customer's class during all but the last month of the recovery period, plus an estimate of total collections for that customer's class for the last month of the recovery period, calculated by multiplying the current Recovery Factor applicable to that customer by the most recent projected kWh sales (or kW sales for demand-metered customers) for that customer's class for that month, and

                    o "recovery period" will be a period not to exceed 12 months pursuant to the Restructuring Act, and

          o K = Oncor's most current estimated kWh (or kW for demand-metered customers) by customer class for the length of the recovery period.

ALLOCATION

     Under the terms of the Financing Order, Oncor will initially allocate the Qualified Costs authorized thereunder among the customer classes as follows:

Customer Class                           Percent of Qualified Costs Allocated
--------------                                    to Customer Class
                                                  -----------------
Residential Service                                  41.2705%
General Service - Secondary                          44.7323%
General Service - Primary                             5.8982%
High Voltage Service                                  2.7875%
Lighting Service                                      0.6836%
Instantaneous Interruptible                           1.8568%
Noticed Interruptible                                 2.7711%
                                                   ----------
    TOTAL                                           100.0000%


     If, at any time, any of the customer classes no longer has any customers, the percentage of Qualified Costs allocated to that customer class will be deemed to be zero, and the percentage of Qualified Costs allocated to the remaining customer classes will be adjusted proportionately so that the total percentage equals 100%.

     Once billing under the tariff begins, a customer will continue to be billed for the duration of the tariff on the recovery factor that applied to that customer class that the customer was initially placed in, regardless of whether the customer subsequently changes to another rate class.

TRUE-UP ADJUSTMENTS

     The Financing Order requires that transition charges be reviewed and adjusted at least annually with respect to each series of transition bonds, within 45 days of the anniversary date of the issuance of such series of transition bonds. In such annual true-ups, the rate at which transition charges are billed to consumers will be adjusted to correct any overcollections or undercollections in the preceding 12 months. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds pursuant to the applicable expected amortization schedule. The servicer may make true-up adjustment filings more frequently than annually as described below.

     True-up adjustments will be based upon the cumulative differences between the periodic payment requirement (including scheduled principal and interest payments on the transition bonds) and the amount of transition charge remittances to the indenture trustee. In order to assure adequate revenues from the transition charges, the servicer will calculate the adjusted transition charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The calculation of the transition charges will reflect both a projection of uncollectible transition charges and payment lags between the billing and collection of transition charges based upon the most recent experience of the servicer regarding the payment of transition charges. The calculation of transition charges will also take into account any amounts due any REPs as a result of the reconciliation of the remittances and collections. There is no "cap" on the level of transition charges that may be imposed on consumers of electricity, including the State of Texas and other governmental entities, to meet scheduled principal and interest payments on the transition bonds.

     The broad-based nature of the true-up mechanism and the State Pledge will serve to effectively eliminate, for all practical purposes and circumstances, any credit risk associated with the transition bonds (i.e., that sufficient funds will be available and paid to discharge all principal and interest obligations when due). See "THE TRANSITION BONDS --State Pledge", --"True-Up Adjustments", "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" for further information. With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each class.

     The chart below shows the result of the PUC implementing the State guaranteed true-up mechanism in the unlikely event that all retail electric consumers in the Texas private sector (and the federal government) leave the Oncor service territory or for whatever reason fail to pay the transition charges that service the transition bonds. If this were to occur the only remaining retail electric consumers would be Texas public sector entities (state and local governments) physically located within the Oncor service territory. These public sector entities, pursuant to the true-up mechanism described above,


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


would need to appropriate funds to make transition charge payments that would be used to make payments on the transition bonds. Such transition charges, therefore, would be a direct claim on such governments but only in their capacity as retail electric consumers.


[Chart illustrating the result of the PUC implementing the State guaranteed true-up mechanism in the unlikely event that all retail electric consumers in the Texas private sector and the federal government) leave the Oncor service territory or for whatever reason fail to pay the transition charges that service the transition bonds. The transition charges are calculated on all consumers based on electricity consumption. Consumers include the Texas private sector, which consists of Residential, Commercial, Industrial and Other consumers (as defined in this prospectus) and the Texas public sector, which consists of state and local governments. If the Texas private sector fails to pay the charges (i.e. , default) for whatever reason, the State/PUC Guaranteed True-Up Mechanism causes the charges payable as a direct claim on government to increase to the full extent needed to pay principal payment and interest, but only in their capacity as retail electric consumers.]


     There are three types of true-ups that may occur under the Financing Order. First, the servicer is required to seek annual adjustments to the transition charges to ensure the expected collection of transition charges is adequate to pay principal and interest on the transition bonds when due pursuant to the expected amortization schedule, pay all other Qualified Costs when due, and fund or replenish the overcollateralization and capital subaccounts to the required levels. Second, the servicer may seek interim true-ups not more often than once every six months (if payment dates on the transition bonds are semi-annual) or three months (if payment dates on the transition bonds are quarterly) if, (a) after application of collections in accordance with the indenture, the actual principal balance of transition bonds outstanding at the next payment date plus amounts on deposit in the reserve subaccount will vary by more than 5% from the expected principal balance on the expected amortization schedule for such payment date, or (b) such interim true-up is necessary to meet certain rating agency requirements that a series of transition bonds be paid in full by the expected maturity date. Third, the Financing Order provides for a non-standard true-up mechanism if the forecasted billing units for one or more of the customer classes for an upcoming period decrease by more than 10% compared to the billing units for such class for the 12 months ended April 30, 1999. The purpose of this non-standard true-up is to reallocate the transition charges among the customer classes in order to avoid overburdening the remaining members of a customer class the size of which has decreased significantly. Except for the non-standard true-up, the PUC has 15 days after the true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment; however the adjustment is effective upon filing, and any necessary corrections to the adjustment will be made in future true-up adjustment filings.


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


     For the non-standard true-up, the servicer will make a filing with the PUC at least 90 days before the date that the transition charges to be imposed in connection with such non-standard true-up are to go into effect. The servicer will issue appropriate notice of the filing, and the PUC will conduct a contested case proceeding on the proposed non-standard true-up. The scope of the proceeding will be limited to determining whether the proposed adjustment complies with the Financing Order. The PUC will issue a final order by the proposed true-up adjustment date specified by the servicer in the non-standard true-up filing. If the PUC cannot issue an order by that date, the servicer may implement the proposed adjustments and any modifications subsequently ordered by the PUC will be made by the servicer in the next true-up filing.

     During the period September through December 2003, actual sales of electricity to consumers paying transition charges with respect to the series 2003-1 bonds were lower than projected sales, resulting in lower collections of transition charges than had been projected. On January 15, 2004, Oncor filed an interim true-up adjustment with the PUC in respect of the series 2003-1 bonds. That interim true-up adjustment was effective automatically and is intended to provide for sufficient funds to make the full payment of scheduled principal and interest in respect of the series 2003-1 bonds on August 16, 2004, and to replenish the capital subaccount for the series 2003-1 bonds to the required $2.5 million. The scheduled payment to holders of the series 2003-1 bonds due on February 17, 2004 was paid in full on such date.

REQUIREMENTS FOR REPS

     The Financing Order requires that all REPs meet the creditworthiness criteria established by the PUC and comply with the billing, collection and remittance procedures and information access requirements established in the Financing Order. Each REP must (1) have a long-term, unsecured credit rating of not less than BBB- and Baa3 (or the equivalent) from S&P and Moody's, respectively, or (2) provide either (a) a cash deposit of two months' maximum expected transition charge collections, (b) an affiliate guarantee, surety bond or letter of credit providing for payment of such amount of transition charge collections in the event that the REP defaults in its payment obligations, or
(c) a combination of any of the foregoing. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain an investment grade rating. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select, in its sole discretion, which alternate form of deposit, credit support or combination thereof it will utilize. The indenture trustee will be the beneficiary of any affiliate guarantee, surety bond or letter of credit.

     If the long-term, unsecured credit rating from either S&P or Moody's of a REP that did not previously provide the alternate form of deposit, credit support or combination thereof or of any provider of an affiliate guarantee, surety bond or letter of credit is suspended, withdrawn or downgraded below BBB-or Baa3 (or the equivalent), the REP must provide an alternate form of deposit, credit support or combination thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal or downgrade. A REP failing to make such provision must comply with the provisions set forth below in -- "Remedies Upon Default."


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


     The computation of the size of a required deposit must be agreed upon by the servicer and the REP and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review, (a) the REP must remit to the indenture trustee the amount of any shortfall in such required deposit or (b) the servicer must instruct the indenture trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth below in -- "Remedies Upon Default." REP cash deposits will be held by the indenture trustee, maintained in a segregated trust account, with a separate subaccount for each depositing REP and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on REP cash deposits will be considered part of such cash deposits so long as they remain on deposit with the indenture trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the transition bonds unless otherwise utilized for the payment of the REP's obligations for transition charges. Once the deposit is no longer required, the servicer must promptly (but not later than 30 calendar days after such event) instruct the indenture trustee in writing to remit the amounts in the relevant subaccount to the REP.

BILLING AND COLLECTION STANDARDS

     REPs must comply with the billing, collection and remittance procedures and information access requirements established by the Financing Order. These standards relate only to the billing and collection of transition charges authorized under the Financing Order and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted with the transmission and distribution utility to have the utility bill and collect transition charges directly from retail electric consumers. REPs may contract with parties other than the transmission and distribution utility to bill and collect transition charges from retail consumers, but such REPs will remain subject to these standards. If the PUC later determines that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific portions of the standards approved in the Financing Order, but only if the Rating Agency Condition is satisfied. The notification in writing by us to S&P, Fitch and Moody's of any proposed action and, the notification in writing by S&P and, with respect to any new issuance of any series or class of transition bonds only, notification in writing by Moody's and Fitch, to the indenture trustee and us that such action or any new issuance will not result in a reduction or withdrawal of the then current rating of any series or class of the transition bonds is referred to in this prospectus and any prospectus supplement as the "Rating Agency Condition." Upon adoption of any rule addressing any of these REP standards, the PUC`s staff will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal or downgrade of the ratings on the transition bonds.

PAYMENT OF TRANSITION CHARGES

     The servicer will bill each REP for transition charges owed by the REP's retail consumers on a daily basis. Payments of transition charges are due 35 calendar days following each billing by the servicer to the REP, without regard


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


to whether or when the REP receives payment from its retail electric consumers. The servicer must accept payment by electronic funds transfer, wire transfer and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty will be charged on amounts received after 35 calendar days; however, a 10 calendar- day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth below in -- "Remedies Upon Default." The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer. The current amount consists of the total unpaid transition charges existing on the 36th calendar day after the billing by the servicer. Any and all such penalty payments will be made to the indenture trustee to be applied against transition charge obligations. A REP will not be obligated to pay the overdue transition charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP will not be assessed the 5% penalty upon such transition charges; however, the prior REP will not be relieved of the applicable penalties.

REMEDIES UPON DEFAULT

     After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to above under the heading -- "Payment of Transition Charges," the servicer will direct the indenture trustee to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit or combination thereof provided by the REP, and shall at the earliest practicable date avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth above in -- "Requirements for REPs" and -- "Payment of Transition Charges" must select and implement one of the following options unless the sole remaining past due amount is the 5% penalty described above and such penalty is paid within an additional 30 calendar days:

     o allow its billing and collection responsibilities to be immediately assumed by another REP of the retail electric consumer's choosing,

     o arrange that all amounts owed by retail electric consumers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before remaining amounts are released to the REP and with all costs associated with the lock-box to be borne solely by the REP, or

     o immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the applicable servicing agreement and rating agency requirements.

     If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer is required to immediately implement the first option listed above. Upon


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


re-establishment of compliance with the requirements set forth above in -- "Requirements for REPs" and -- "Payment of Transition Charges" and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with this paragraph.

BILLING BY PROVIDERS OF LAST RESORT, ETC.

     The initial POLR appointed by the PUC, or any PUC-appointed successor to the POLR, must meet the minimum credit rating or deposit/credit support requirements described above in -- "Requirements for REPs" in addition to any other standards that may be adopted by the PUC. Through calendar year 2002, TXU Energy Retail was the POLR for residential and small non-residential customers in those areas of the Electric Reliability Council of Texas where customer choice was available outside Oncor's service territory and was the POLR for large non-residential customers in Oncor's service territory. TXU Energy Retail's POLR contract expired on December 31, 2002. Through a competitive bid process, the PUC selected a POLR to serve for a two-year term beginning January 1, 2003, for several areas within Texas. In areas for which no bids were submitted, the PUC selected the POLR by lottery. TXU Energy Retail did not bid to be POLR, but was designated POLR through lottery for small business and residential customers in certain West Texas service areas and for small business customers in the Houston service area, which is not part of Oncor's service territory. Reliant Energy Retail Services, Inc. is currently the POLR for residential and small non-residential customers in Oncor's Service territory. Reliant Energy Solutions, Inc. is currently the POLR for large non-residential customers in Oncor's service territory. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new POLR can be named by the PUC or the customer requests the services of a certified REP. Retail electric consumers may never be re-billed by the successor REP for paid transition charges (although future transition charges must reflect REP and other system-wide charge-offs).

     In August 2002, the PUC adopted new rules that significantly changed POLR service. Under the new POLR rules, instead of being transferred to the POLR, non-paying residential and small non-residential customers served by affiliated REPs are subject to disconnection. Non-paying residential and small non-residential customers served by non-affiliated REPs are transferred to the affiliated REP. Non-paying large non-residential customers can be disconnected by any REP if the customer's contract does not preclude it.

DISPUTES

     In the event that a REP disputes any amount of billed transition charges, the REP must pay the disputed amount under protest according to the timelines detailed above in -- "Payment of Transition Charges." The REP and the servicer must first attempt to resolve the dispute informally, but if they fail to do so within 30 calendar days, either party may file a complaint with the PUC. If the REP is successful in the dispute process (informal or formal), the REP will be entitled to interest on the disputed amount paid to the servicer at the PUC-approved interest rate. Disputes about the date of receipt of transition charge payments and related penalties or the size of a required REP deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts may not be recovered through transition charges


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if it is determined that the servicer's claim to the funds is clearly unfounded.
No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

METERING DATA

     If the servicer is providing metering services, metering data will be provided to the REP at the same time the servicer bills the REP. If the servicer is not providing metering services, the entity providing the metering services will be responsible for complying with PUC rules and ensuring that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the applicable servicing agreements and the Financing Order with respect to billing and true-ups.

CHARGE-OFF ALLOWANCE

     The REP will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up mechanism. In the initial year, the REP will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the servicer to remit payments to the indenture trustee for the holders of transition bonds. On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:

     o the REP's right to reconciliation for charge-offs will be limited to retail electric consumers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing transition charges) have been written off;

     o the REP's recourse for amounts remitted to the servicer but not ultimately paid by consumers will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the indenture trustee, us or our funds for such payments; and

     o the REP is required to provide information on a timely basis to the servicer so that the servicer can include the REP's default experience and any subsequent credits into its calculation of the adjusted transition charge rates for the next transition charge billing period and the REP's rights to credit will not take effect until after such adjusted transition charge rates have been implemented.

SERVICE TERMINATION

     In the event that the servicer is billing retail electric consumers for transition charges, the servicer shall have the right to terminate transmission and distribution service to any retail electric consumer of the servicer for non-payment by the retail electric consumer pursuant to applicable PUC rules. In August 2002, the PUC adopted new rules that significantly changed POLR service. Under the new POLR rules, instead of being transferred to the POLR, non-paying


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residential and small non-residential customers served by affiliated REPs are subject to disconnection. Non-paying residential and small non-residential customers served by non-affiliated REPs in the Oncor service territory will be transferred to the REP affiliated with Oncor. Non-paying large non-residential customers can be disconnected by any REP if the customer's contract does not preclude it. Thus, within the new POLR framework, the POLR provides electric service only to customers who request POLR service, whose selected REP goes out of business, or who are transferred to the POLR by other REPs for reasons other than non-payment. No later than October 1, 2004, the PUC must decide whether all REPs should be permitted to disconnect their non-paying customers.

BINDING ON SUCCESSORS

     The Financing Order, along with the transition charges authorized in the Financing Order, are binding on:

     o any successor to Oncor that provides transmission and distribution service directly to retail consumers in Oncor's existing service territory (or, if such services are provided by different entities, the entity that provides distribution service directly to consumers);

     o any other entity that provides transmission and distribution service to retail consumers within Oncor's existing service territory;

     o any REP that sells electric energy to retail consumers located within Oncor's service territory or that REP's successor;

     o any other entity responsible for billing and collecting transition charges on our behalf; and

     o    any successor to the PUC.


                          POTENTIAL LEGAL CHALLENGES TO
                  THE RESTRUCTURING ACT OR THE FINANCING ORDER

LITIGATION RELEVANT TO THE RESTRUCTURING ACT

     A legal action successfully challenging, under the United States Constitution or federal law, a state deregulation statute similar to the Restructuring Act adopted by a jurisdiction other than Texas could establish legal principles that would serve as a basis to challenge the Restructuring Act. Whether or not a subsequent challenge to the Restructuring Act would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the Restructuring Act. While the Restructuring Act would not become invalid automatically as a result of a court decision invalidating another state's statute, this decision could establish a legal precedent for a successful challenge to the Restructuring Act that could adversely affect your investment. Legal challenges brought in jurisdictions other than Texas that assert claims that are based on state laws other than the laws of Texas would not, however, have a direct effect on the Restructuring Act or the interests of the holders of transition bonds.


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


LEGISLATIVE ACTIVITY

     Possible Federal Preemption of the Restructuring Act. As of the date of this prospectus, neither the House nor the Senate committees having primary relevant jurisdiction have considered, or indicated an intent to consider, the prohibition of the recovery of stranded costs or transition charges.

     We cannot predict whether any future bills which limit or prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. In the event that federal legislation preempting the Restructuring Act were enacted, if transition bonds were outstanding and affected there is no assurance that the courts would consider any preemption by federal law a taking under the United States Constitution for which the government would be required to pay just compensation to the transition bondholders. Moreover, even if any preemption of the Restructuring Act and/or the Financing Order by the federal government were considered a "taking" under the United States Constitution for which the government would be required to pay just compensation, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

     Possible State Amendment or Repeal of the Restructuring Act. Under the Restructuring Act, the State of Texas (including the PUC) has pledged for the benefit and protection of the holders of transition bonds and the electric utilities covered by the Restructuring Act, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments pursuant to the mechanism included in the related financing order, reduce, alter, or impair the transition charges to be imposed, collected and remitted to holders of transition bonds, until the principal, interest and any premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.

     Hunton & Williams LLP will render to us and Oncor its opinion that under the laws of the State of Texas and the United States, holders of the transition bonds could successfully challenge under the Federal Contracts Clause and the Texas Contracts Clause the constitutionality of any legislation passed by the State of Texas, including the PUC, which becomes law that repeals or amends the Restructuring Act in such a manner that substantially impairs the value of the rights of the holders of transition bonds or the transition charges prior to the time that the transition bonds are fully paid and discharged, unless it was determined that such repeal or amendment was a legitimate and reasonable exercise of the State of Texas' sovereign powers and reasonable and necessary to serve a significant and legitimate public purpose. Further, Hunton & Williams LLP will render to us and Oncor its opinion that a court would conclude that adverse action by the Texas legislature or the PUC that repeals the State of Texas' pledge to the holders of the transition bonds or otherwise adversely affects the transition property would constitute a compensable "taking" under the Takings Clauses of the United States and Texas Constitutions, if the court determines that any such action is an intentional action by the Texas legislature or the PUC, effects a regulatory taking of the transition property and is for public use. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the bonds.

     It may be possible for the Texas legislature to enact legislation that would impair the rights and remedies of holders of the transition bonds without violating the State's pledge, if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or otherwise acts in the valid exercise of the state's police power. Even if the legislature provides you with an amount deemed to be just compensation, it may not be sufficient for you to fully recover your investment. We cannot assure you of the likelihood or legal validity of any action of this type by the Texas legislature, or whether the action would be considered a taking. As of the date of this prospectus, we are not aware of any pending legislation in the Texas legislature that would affect any provisions of the Restructuring Act related to transition property or transition charges or the provisions of the Financing Order.

     We cannot assure you that a repeal or amendment to the Restructuring Act will not be sought or adopted or that any action by the State of Texas adverse to your investment in the transition bonds will not occur. In any such event, costly and time-consuming litigation might ensue. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and delay the payment of interest and principal and, accordingly, the weighted average lives of the transition bonds.

POTENTIAL UNEXPECTED REGULATORY ACTION BY THE PUC

     Even with the enactment of the Restructuring Act, the PUC will continue to regulate some aspects of the electric industry in Texas. For example, the PUC will continue to regulate electric T&D utilities fully. The PUC will also:

     o    certify REPs that demonstrate financial and other qualifications;

     o    ensure that retail customer protections are established; and

     o adopt rules relating to nondiscriminatory rates or service for metering and billing services.

     Pursuant to the Restructuring Act, a financing order issued thereunder will remain in effect, and the related transition property will continue to exist until the principal, interest and any premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. The PUC nevertheless might attempt to revise or rescind any of its regulations in ways that ultimately could have an adverse impact upon the transition charges. Any new or amended regulations or orders by the PUC could have an effect on the transition bonds. In each sale agreement, Oncor will agree to take legal or administrative actions, including instituting and pursuing legal actions, as may be reasonably necessary to block or overturn any attempts to change the Restructuring Act, the Financing Order or the transition property by regulatory action, legislative enactment or constitutional amendment that would be adverse to the holders of transition bonds. Oncor will also resist proceedings of third parties, which, if successful, would result in a breach of representations concerning the transition property, the Restructuring Act, or a financing order issued thereunder. See "THE SALE AGREEMENTS" in this prospectus for further information. There is no assurance that Oncor would be able to take this action or that any action Oncor is able to take would be successful. Future PUC regulations or orders may adversely affect the ratings of the transition bonds,


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their price or the rate at which the servicer receives transition charges and, accordingly, the rate of amortization of transition bonds and their weighted average lives. As a result, holders of transition bonds could suffer a loss in connection with their investment.

LEGAL CHALLENGES IN OTHER STATES

     Other states have passed electric utility deregulation laws similar to the Restructuring Act, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges could be made in other states. An unfavorable decision regarding another state's law would not automatically invalidate the Restructuring Act or the Financing Order, but it might provoke a challenge to the Restructuring Act. In addition, an unfavorable court decision on another state's statute may establish a legal precedent for a successful challenge to the Restructuring Act depending on the similarity of the other statute and the applicability of the legal precedent to the Restructuring Act. Furthermore, legal action in other states could heighten awareness of perceived political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.


                     THE SERVICER OF THE TRANSITION PROPERTY

ONCOR

     Oncor was formed in the fourth quarter of 2001 as TXU Electric Delivery Company and renamed Oncor Electric Delivery Company effective January 17, 2002. Oncor was created as a result of the deregulation of the electric utility industry in Texas, which became effective January 1, 2002. Oncor succeeded to the regulated electric T&D businesses of US Holdings (formerly, TXU Electric Company) and TXU SESCO Company, a subsidiary of TXU Corp. effective January 1, 2002. Oncor is a wholly-owned subsidiary of US Holdings, which is a wholly-owned subsidiary of TXU Corp. TXU Corp. is an energy company that engages in power production (electricity generation), wholesale energy sales, retail energy sales and related services, portfolio management, including risk management and certain trading activities, energy delivery, and, through a joint venture, telecommunications services. TXU Corp. is one of the largest energy services companies in the United States and Australia with $11 billion in revenue and $32 billion of assets in 2003. TXU Corp. owns or leases over 19,750 megawatts of power generation and for 2003 sold 128 terawatt hours of electricity and 206 billion cubic feet of natural gas. TXU Corp. delivers or sells energy to over 5 million residential, commercial and industrial customers in the United States and Australia. At December 31, 2003, TXU Corp. had approximately 14,235 full time employees.

     Oncor's service territory is the same area that was served by US Holdings and its predecessor companies for more than 100 years and is located in the north-central, eastern and western parts of Texas, with an estimated population in excess of 7 million -- about one-third of the population of Texas. The service territory includes 92 counties and 370 incorporated municipalities and is a diversified commercial and industrial center with substantial banking, insurance, telecommunications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State.

     Oncor's electricity distribution business is responsible for the overall safe and efficient operations of distribution facilities, including power delivery, system reliability and power quality. The Oncor distribution system supplies electricity to over 2.9 million consumers (as measured by points of delivery). The electricity distribution business consists of the ownership, management, construction, maintenance and operation of the distribution network within Oncor's service area. Over the past five years, the number of Oncor's distribution system premises served has grown by an average of more than 2% a year.

     Oncor provides electricity delivery services in its service area for REPs, which sell the electricity to retail consumers and will be responsible for paying transition charges to Oncor. The 2.9 million formerly regulated electricity consumers (as measured by points of delivery) who purchase and consume the electricity are now free to choose from REPs who compete for their business. Oncor's customers currently consist of approximately 43 of these REPs. The substantial majority of Oncor's revenues represent fees for delivery services provided to US Holding's affiliated REP.

DESCRIPTION OF CUSTOMER CLASSES

     General. Oncor will recover transition charges from the following seven regulatory asset recovery classes:

     o    residential service;

     o    general service secondary;

     o    general service primary;

     o    high voltage service;

     o    lighting service;

     o    instantaneous interruptible; and

     o    noticed interruptible.

     These classes are determined by voltage level and other characteristics and were created by US Holdings and approved by the PUC, and have been established as part of the Financing Order. These classes are not subject to change and will remain in effect for the duration of the securitization financing.

     Residential Service. Residential service is available at standard voltages and is applicable to all customers for all of the electric service supplied at one point of delivery and measured through one meter used for residential purposes (which may include small amounts of commercial usage incidental to residential usage) in an individual private dwelling or in an individually metered apartment for which no specific rate is provided.

     General Service Secondary. General service secondary service is available at standard secondary voltages and is applicable to any customer for all of the electric service supplied at one point of delivery and measured through one meter. The power requirements of the customers in this class range in size from less than 10 kW to 9,700 kW.

     General Service Primary. General service primary service is available at standard primary voltages and is applicable to any customer for all of the electric service supplied at one point of delivery and measured through one meter. The power requirements of the customers in this class range in size from less than 10 kW to 17,500 kW.

     High Voltage Service. High voltage service is available at three phase at the most available transmission voltage and is applicable to any customer for all of the electric service supplied at one point of delivery and measured through one meter. The power requirements of the customers in this class range in size from less than 1,000 kW to 120,000 kW.

     Lighting service. Outdoor lighting service is available to residential, general service secondary and general service primary customers. Street lighting service is available to governmental entities.

     Instantaneous Interruptible. Industrial instantaneous interruptible service was applicable in conjunction with general service secondary, general service primary or high voltage service supplied at one point of delivery and measured through one meter, although, this service is separately metered and was interruptible by US Holdings prior to deregulation. This service is no longer available from Oncor, however, customers that were receiving this service prior to deregulation have been "tagged" for transition charge purposes and must pay the applicable transition charges. The power requirements of the customers in this class range in size from 20 kW to 167,000 kW.

     Noticed Interruptible. Industrial-noticed interruptible service was applicable in conjunction with general service secondary, general service primary or high voltage service supplied at one point of delivery and measured through one meter. This service is separately metered and was applicable to customers choosing a voluntary curtailable rate, under which US Holdings provided a customer with notice of curtailment prior to deregulation. A customer choosing the voluntary curtailable rate had 15 minutes following notice of curtailment in which to voluntarily curtail all of the load at the point of delivery or, if a customer chooses not to curtail all of the load at the point of delivery, all kWh used during the curtailment period will be billed at either 50 cents per kWh or 70 cents per kWh depending on the level of load curtailment by the customer. Although this service is no longer available from Oncor, customers that were receiving this service prior to deregulation have been "tagged" for transition charge purposes and must pay the applicable transition charges. The power requirements of the customers in this class range in size from 90 kW to 143,000 kW.

     Statistics Regarding US Holdings' Customers and REPs Served by Oncor. The following tables show various operating statistics grouped by certain customer classes. These customer classes are broader than the regulatory asset recovery classes discussed above under "THE SERVICER OF THE TRANSITION PROPERTY -- Description of Customer Classes." Tables 1 through 3, 6 and 7 represent approximations of those classes based on the following groupings: (a) "Residential" grouping corresponds to the residential service regulatory asset recovery class, (b) "Commercial" grouping corresponds to the general service secondary regulatory asset recovery class, (c) "Industrial" grouping corresponds to the general service primary, high voltage service, instantaneous interruptible and noticed interruptible regulatory asset recovery classes, and
(d) "Other" corresponds to the lighting service regulatory asset recovery class. Table 1 shows the number and percentage of retail customers. Due to the Restructuring Act, Oncor was required to change its method of accounting for some customers. Prior to January 1, 2002, some points of delivery were combined into a single point of delivery and accounted for as a single customer. Oncor is now required to account for those points of delivery separately and can no longer combine them into one point of delivery. Table 2 shows actual retail electric usage. Table 3 shows retail electric revenues. The data for the years ended December 31, 2002 and December 31, 2003 and the three-month period ended March 31, 2004 represents Oncor's revenues for transmission and distribution charges billed to REPs. Due to the separation of the retail business from the distribution business pursuant to the Restructuring Act, Oncor no longer has access to total revenues from the end-use retail customers as this is now proprietary information of the competing REPs. All retail customer classes will be billed transition charges. There can be no assurance that future operating statistics will remain at or near the levels reflected in Tables 1 through 3 below. Any updated information relating to Tables 1 through 3 below will be set forth in a prospectus supplement. Finally, numbers might not sum to total due to rounding.

                                                                 TABLE 1

                               NUMBER OF RETAIL ELECTRIC CUSTOMERS/POINTS OF DELIVERY BY CUSTOMER CLASS

                                                                                                                           THREE
                                                                                                                           MONTHS
                                                            FOR THE YEAR ENDED                                             ENDED
            ------------------------------------------------------------------------------------------------------------- ---------
            12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  03/31/04
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
            NUMBER OF NUMBER OF NUMBER OF NUMBER OF NUMBER OF NUMBER OF NUMBER OF NUMBER OF NUMBER OF POINTS OF POINTS OF POINTS OF
            CUSTOMERS CUSTOMERS CUSTOMERS CUSTOMERS CUSTOMERS CUSTOMERS CUSTOMERS CUSTOMERS CUSTOMERS DELIVERY  DELIVERY  DELIVERY


Residential 1,941,934 1,973,570 2,015,189 2,061,837 2,104,151 2,156,431 2,215,752 2,266,373 2,312,553 2,398,671 2,418,329 2,433,326

Commercial    294,190   298,391   305,240   312,304   320,690   329,570   338,514   346,195   347,643   373,182   373,963   374,904

Industrial      6,430     6,340     6,217     6,184     6,235     6,148     6,155     6,686     6,580     6,304     5,903     5,920

Other          10,283    10,721    10,491    10,334    10,229     9,544     9,292     9,059     9,400   107,302   104,193   103,053
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

Total       2,252,837 2,289,022 2,337,137 2,390,659 2,441,305 2,501,693 2,569,713 2,628,313 2,676,176 2,885,459 2,902,388 2,917,203
            ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========


Residential    86.20%    86.22%    86.22%    86.25%    86.19%    86.20%    86.23%    86.23%    86.41%    83.13%    83.32%    83.42%

Commercial     13.06%    13.03%    13.06%    13.06%    13.14%    13.17%    13.17%    13.17%    12.99%    12.93%    12.88%    12.85%

Industrial      0.28%     0.28%     0.27%     0.26%     0.25%     0.25%     0.24%     0.25%     0.25%     0.22%     0.21%     0.20%

Other           0.46%     0.47%     0.45%     0.43%     0.42%     0.38%     0.36%     0.35%     0.35%     3.72%     3.59%     3.53%
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

Total         100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
              =======   =======   =======   =======   =======   =======   =======   =======   =======   =======   =======   =======


                                                         TABLE 2

                      ACTUAL RETAIL ELECTRIC USAGE IN MEGAWATT-HOURS ("MWH") BY CUSTOMER CLASS

                                                          FOR THE YEAR ENDED
            -------------------------------------------------------------------------------------------------------------
             12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
            ---------- ----------  --------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

              MWH       MWH         MWH        MWH        MWH        MWH        MWH        MWH        MWH        MWH
            ---------- ----------  --------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Residential 27,825,397 28,079,706 28,635,593 30,785,860 31,410,509 34,536,687 32,976,791 35,487,517 36,435,662 35,858,862

Commercial  32,027,871 33,447,747 34,209,316 35,407,543 36,178,973 38,407,000 38,671,072 39,833,924 38,738,356 41,562,864

Industrial  17,096,695 17,999,463 18,158,130 19,017,045 19,672,579 20,384,865 19,943,454 22,130,391 23,158,622 19,279,420

Other          436,872    445,945    452,983    465,089    476,296    485,052    491,455    495,323    500,878    431,412
            ---------- ----------  --------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Total       77,386,835 79,972,861 81,456,022 85,675,537 87,738,357 93,813,604 92,082,772 97,947,155 98,833,518 97,132,558
            ========== ========== ========== ========== ========== ========== ========== ========== ========== ==========


Residential     35.96%     35.11%     35.15%     35.93%     35.80%     36.81%     35.81%     36.23%     36.87%     36.92%

Commercial      41.39%     41.82%     42.00%     41.33%    41.24%      40.94%     42.00%     40.67%     39.19%     42.79%

Industrial      22.09%     22.51%     22.29%     22.20%    22.42%      21.73%     21.66%     22.59%     23.43%     19.85%

Other            0.56%      0.56%      0.56%      0.54%     0.54%       0.52%      0.53%      0.51%      0.51%      0.44%
             ---------   --------- ---------  --------- ---------   ---------  ---------  ---------  ---------  ---------

Total          100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
               =======    =======    =======    =======    =======    =======    =======    =======    =======    =======




[TABLE CONTINUED]


                             THREE MONTHS
                                ENDED
                -----------  ------------
                 12/31/03     03/31/04
                -----------  ------------

                   MWH           MWH
                -----------  ------------
Residential      38,024,192     8,880,128

Commercial       42,378,339     9,514,300

Industrial       21,798,485     5,090,426

Other               508,672       128,460
                -----------  ------------

Total           102,709,688    23,613,314
                ===========    ==========


Residential          37.02%        37.61%

Commercial           41.26%        40.29%

Industrial           21.22%        21.56%

Other                 0.50%         0.54%
                  ---------     ---------

Total               100.00%       100.00%
                    =======       =======




     Actual usage fluctuations are highly dependent on weather and economic conditions. See "THE SERVICER OF THE TRANSITION PROPERTY -- How Oncor Forecasts the Number of Consumers and the Amount of Electricity Usage" for further information. There can be no assurance that future usage rates will be similar to historical experience. See "RISK FACTORS -- Servicing Risks" in this prospectus for further information.

                                                                TABLE 3

                                               RETAIL ELECTRIC REVENUES BY CUSTOMER CLASS

                                                                                                                           THREE
                                                                                                                           MONTHS
                                                           FOR THE YEAR ENDED                                              ENDED
            ------------------------------------------------------------------------------------------------------------- ---------
            12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02* 12/31/03* 03/31/04*
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------  --------

             $(000S)   $(000S)   $(000S)   $(000S)   $(000S)   $(000S)   $(000S)   $(000S)    $(000S)  $(000S)   $(000S)   $(000S)
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------  --------

Residential 1,622,792 1,668,260 1,767,123 1,878,441 1,884,572 2,042,790 1,928,275 2,057,494 2,081,498   795,145   860,111   204,688

Commercial  1,468,837 1,525,183 1,626,348 1,677,445 1,678,988 1,763,283 1,791,908 1,826,964 1,801,432   725,991   773,832   190,404

Industrial    404,476   427,941   443,691   445,779   446,442   456,649   450,384   508,666   540,563   133,254   147,460    35,562

Other          43,904    46,493    49,330    50,675    51,035    52,790    53,637    54,189    55,277    45,992    50,121    12,445
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------  --------

Total       3,540,009 3,667,877 3,886,492 4,052,340 4,061,037 4,315,512 4,224,204 4,447,313 4,478,770 1,700,382 1,831,524   443,099
            ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========  ========


Residential    45.84%    45.48%    45.47%    46.35%    46.41%    47.34%    45.65%    46.26%    46.48%    46.76%    46.96%    46.19%

Commercial     41.49%    41.58%    41.85%    41.40%    41.34%    40.86%    42.42%    41.08%    40.22%    42.70%    42.25%    42.97%

Industrial     11.43%    11.67%    11.41%    11.00%    10.99%    10.58%    10.66%    11.44%    12.07%     7.84%     8.05%     8.03%

Other           1.24%     1.27%     1.27%     1.25%     1.26%     1.22%     1.27%     1.22%     1.23%     2.70%     2.74%     2.81%
            --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

Total         100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
              =======   =======   =======   =======   =======   =======   =======   =======   =======   =======   =======   =======


    * The data for the years ended 12/31/02 and 12/31/03 and the three-month period ended 03/31/04 represents only transmission and distribution revenues and are, therefore, not directly comparable to prior years due to the separation of the retail business from the transmission and distribution business, pursuant to the Restructuring Act.


     The Percentage Concentration of Large End-Use Retail Customers served by Oncor. For the year ended December 31, 2002, the largest end-use customer served by Oncor represented approximately 0.9%, and the ten largest end-use customers served by Oncor represented approximately 3.6%, of Oncor's total end-use retail customers' electric usage. All of those customers are in the industrial customer group.

     There can be no assurance that current customers of Oncor's affiliated REP will remain customers or that the levels of customer concentration in the future will be similar to those set forth above.

     Delinquency and Write-Off Experience. Table 4A and Table 5 below set forth the delinquency and net write-off experience with respect to payments to US Holdings for residential, commercial and industrial service, as well as for all other customers, for each of the periods indicated. There can be no assurance that future delinquency and write-off experience will remain at or near the levels reflected in Tables 4A and 5. Any updated information relating to Tables 4A and 5 below will be set forth in a prospectus supplement.

     Oncor can no longer obtain information on delinquencies and write-offs by end-use retail customers because this information is competitive and is available only to REPs. Table 4B represents delinquencies at December 31, 2002, December 31, 2003 and March 31, 2004, with respect to payments owed by all REPs served by Oncor. Accounts are considered delinquent if they are not paid within the 35 business day period allotted for on-time payment. Curative action against a delinquent account can only be taken after the expiration of a 10-day grace period, measured from the time the account became delinquent. There were no write-offs with respect to payments owed by all REPs for 2002 and the first quarter of 2004 by Oncor. There can be no assurance that future delinquency experience will remain at or near the levels reflected in Table 4B or that Oncor will continue to not have write-offs. Any updated information relating to delinquency or write-offs will be set forth in a prospectus supplement.

                                    TABLE 4A

           DELINQUENCIES AS A PERCENTAGE OF TOTAL SALES OF ELECTRICITY


                                                       AS OF
                      --------------------------------------------------------------------
Number of Days
After Billing Date     12/31/96    12/31/97    12/31/98     2/31/99   12/31/00   12/31/01
                      ----------  ----------  ----------  ---------  ---------  ----------

RESIDENTIAL SERVICE

30-59 days               0.84%        0.93%       1.06%       0.94%      1.26%     1.24%
60-89 days               0.19%        0.20%       0.49%       0.28%      0.50%     0.39%
90+ days                 0.08%        0.07%       0.35%       0.23%      0.51%     0.34%
Total                    1.11%        1.20%       1.90%       1.45%      2.27%     1.97%


COMMERCIAL
30-59 days               0.27%        0.31%       0.40%       0.40%      0.43%     0.48%
60-89 days               0.05%        0.05%       0.09%       0.06%      0.10%     0.11%
90+ days                 0.04%        0.04%       0.06%       0.05%      0.09%     0.13%
Total                    0.36%        0.40%       0.55%       0.51%      0.62%     0.72%


INDUSTRIAL
30-59 days               0.11%        0.10%       0.28%       0.20%      0.25%     0.30%
60-89 days               0.01%        0.01%       0.11%       0.01%      0.05%     0.05%
90+ days                 0.00%        0.00%       0.01%       0.01%      0.01%     0.03%
Total                    0.12%        0.11%       0.40%       0.22%      0.31%     0.38%


OTHER
30-59 days               0.08%        0.11%       1.06%       0.18%      0.08%     0.13%
60-89 days               0.01%        0.01%       0.03%       0.04%      0.05%     0.03%
90+ days                 0.00%        0.00%       0.01%       0.02%      0.00%     0.01%
Total                    0.09%        0.12%       1.10%       0.24%      0.13%     0.17%



TOTAL
30-59 days               0.48%        0.53%       0.75%       0.59%      0.75%     0.76%
60-89 days               0.10%        0.11%       0.27%       0.15%      0.27%     0.22%
90+ days                 0.05%        0.04%       0.18%       0.12%      0.26%     0.20%
Total                    0.63%        0.68%       1.20%       0.86%      1.28%     1.18%



                                    TABLE 4B


                                              AS OF
                     -----------------------------------------------------
                         12/31/02            12/31/03         03/31/04
                        ---------           ---------        ----------
Number of Days
After Billing Date

31-60 days                 0.03%               0.00%            0.07%
61-90 days                 0.05%               0.00%            0.00%
91+ days                   0.18%               0.22%            0.22%
Total                      0.26%               0.22%            0.29%


                                     TABLE 5

             NET WRITE-OFFS AS A PERCENTAGE OF TOTAL BILLED REVENUE


                                              FOR THE YEAR ENDED
              -------------------------------------------------------------------------------
               12/31/97    12/31/98    12/31/99    12/31/00   12/31/01   12/31/02   12/31/03
              ----------  ----------  ----------  ---------- ---------- ---------- ----------

RESIDENTIAL      0.32%       0.36%      0.55%       0.35%       0.93%      0.00%      0.00%


COMMERCIAL       0.17%       0.17%      0.21%       0.20%       0.34%      0.00%      0.00%


INDUSTRIAL       0.03%       0.03%      0.07%       0.07%       0.09%      0.00%      0.02%


OTHER            0.00%       0.00%      0.00%       0.00%       0.00%      0.00%      0.00%


  TOTAL          0.20%       0.22%      0.32%       0.23%       0.54%      0.00%      0.00%



     Due to extreme heat in the summer of 1998:


     o a moratorium mandated by the State of Texas prevented sending termination notices or disconnecting residential electric services from August 12, 1998 to September 30, 1998;

     o the State of Texas mandated that residential customers were to be offered six month arrangements on any bill amounts incurred during the moratorium; and

     o after the end of the moratorium, the disconnect process had to restart with termination notices sent to customers before termination of electric service could occur.

     The 1998 moratorium resulted in higher than normal write-offs for 1999. The write-offs decreased in 2000 because no heat moratorium was declared in 1999. The write-offs increased in 2001 due to the declaration of a two month heat moratorium in 2000. As stated previously, there were no write-offs with respect to payments owed by all REPs in 2002 and the first quarter of 2004 by Oncor.

     Changes in the retail electric market, including but not limited to the introduction of REPs, could mean that historical delinquency and write-off statistics will not be indicative of future trends.

HOW ONCOR FORECASTS THE NUMBER OF CONSUMERS AND THE AMOUNT OF ELECTRICITY USAGE

     Accurate projections of the number of consumers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition charges to sufficient levels. These levels must be sufficient to recover interest on and principal of the transition bonds, to fund the scheduled overcollateralization level for each series of transition bonds, to replenish any shortfalls in the capital subaccount for each series of transition bonds and to pay the indenture trustee's fee, the servicing fee and the other expenses and costs included in Qualified Costs authorized by the Financing Order. See "THE

FINANCING ORDER" and "RISK FACTORS -- Other Risks Associated With an Investment in the Transition Bonds" in this prospectus for further information.

     US Holdings has historically compared, and Oncor will compare, its sales forecast to actual consumption on a monthly basis to determine the accuracy of its forecasting model. US Holdings historically has prepared, and Oncor will prepare, annual forecasts of electric energy sales for the following year and several years thereafter. The principal uses of the electric energy forecasts by US Holdings have been for short-term budgeting and rate-setting purposes. US Holdings has also prepared longer-term forecasts of consumer peak demand and energy consumption, primarily for use in facilities planning. US Holdings most recently updated its electric energy forecasting models in 2002. Oncor uses sophisticated models to generate forecasts of short-term monthly sales as well as reasonable long-term forecasts for all customer classes. The residential model forecasts electric energy sales based on electricity price, real income, household size, weather and changes in the saturation and efficiency of appliances. The commercial and industrial models forecast electric energy sales based on electricity price, commercial square footage, employment, industrial output and weather. Oncor uses economic forecasts, prepared by an independent consulting firm, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from 30-year historical averages. In addition, Oncor will use its annual sales forecast to determine the appropriate levels of transition charges. As a result, Oncor's ability to predict energy consumption accurately may affect the timing of collections of transition charges.

     Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in Oncor's service territory; weather as it impacts air conditioning and heating usage; levels of business activity; the availability of more energy efficient appliances, new energy conservation technologies; and the consumer's ability to acquire these new products and technologies. Oncor, like most transmission and distribution utilities, records monthly electric energy sales as the sum of 21 billing cycle totals, where 1/21st of the total customers served by such utility are billed in each billing cycle. For each billing, billed amounts are for energy consumed for the immediately preceding 30 days. Thus, for billing cycles ending in the beginning of the month, billed amounts mostly reflect energy consumed in the preceding calendar month, while those ending later in the month mostly reflect energy consumed in the same calendar month. Approximately one-half of any month's billing total is for energy consumed in the prior month. Due to deregulation in Texas, all energy consumed prior to January 1, 2002 (billed in the first half of January 2002) was accounted for as sales for Oncor's unregulated affiliate. As a result, Oncor received approximately one-half of remittances for billed amounts in January 2002, therefore 2002 annual electric energy sales were equal to approximately eleven and a half months of billing.

     Table 6 compares actual usage for a particular year to the related forecast prepared during the previous year. Variance, expressed as a percentage, represents the difference between forecasted and actual usage. A positive variance means that actual usage was greater than forecasted. A negative variance means that actual usage was lower than forecasted. The variances for the residential service customer group ranged from -3.01% to 9.04%. The variances for the commercial customer group ranged from -4.31% to 5.35%. The variances for the industrial customer group ranged from -14.95% to 5.90%. The variances for the total customer group ranged from -4.94% to 5.93%. There can be no assurance that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. Any updated information relating to Table 6 below will be set forth in a prospectus supplement. In Table 6, "variance" represents percentage deviation from the forecasted amount of electricity usage.

                                                           TABLE 6

                              ANNUAL FORECAST VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED

                                                           FOR THE YEAR ENDED DECEMBER 31,
                        --------------------------------------------------------------------------------------------------
                          1994      1995      1996       1997      1998      1999       2000      2001      2002      2003
                        ------    ------    ------     ------    ------    ------     ------    ------    ------    ------
RESIDENTIAL
Projected (in
Gigawatt-
   hours ("gWh"))       28,192    29,347    30,725     31,645    31,674    33,900     34,300    35,226    36,578    39,203
Actual (in gWh)         28,080    28,636    30,786     31,411    34,537    32,977     35,488    36,436    35,859    38,024
Variance                 -0.40%    -2.42%     0.20%     -0.74%     9.04%    -2.72%      3.46%     3.43%    -1.97%    -3.01%

COMMERCIAL
Projected (in gWh)      32,321    33,796    35,119     36,029    36,458    37,312     37,815    38,932    42,389    44,288
Actual (in gWh)         33,448    34,209    35,408     36,179    38,407    38,671     39,834    38,738    41,564    42,378
Variance                  3.49%     1.22%     0.82%      0.42%     5.35%     3.64%      5.34%    -0.50%    -1.95%    -4.31%

INDUSTRIAL
Projected (in gWh)      16,996    17,723    18,759     19,728    19,973    20,953     21,799    22,676    22,667    21,398
Actual (in gWh)         17,999    18,158    19,017     19,672    20,385    19,944     22,130    23,159    19,279    21,798
Variance                  5.90%     2.45%     1.38%     -0.28%     2.06%    -4.82%      1.52%     2.13%   -14.95%     1.87%

OTHER
Projected (in gWh)        434       450       462        474       456       477        491       525       548       550
Actual (in gWh)           446       453       465        476       485       491        495       501       431       509
Variance                  2.76%     0.67%     0.65%      0.42%     6.36%     2.94%      0.81%    -4.57%   -21.35%    -7.50%

TOTAL
Projected (in gWh)      77,943    81,316    85,065     87,876    88,561    92,642     94,405    97,359    102,182   105,439
Actual (in gWh)         79,973    81,456    85,676     87,738    93,814    92,083     97,947    98,834     97,133   102,709
Variance                  2.60%     0.17%     0.72%     -0.16%     5.93%    -0.60%      3.75%     1.52%    -4.94%    -2.59%



     In Table 6, the variance for 2002 Industrial usage is larger than the historical average. Oncor's 2002 forecasts were completed in mid-2001, and at that time, professional forecasters were expecting industrial output growth to be flat in 2001 and rebound strongly in 2002. Therefore, Oncor forecasted growth in industrial usage in its service area for 2002. Actual output growth in Oncor's service area actually declined, as the manufacturing recession continued to deteriorate. The variance for the Other customer group usage for 2002 was also much higher than the historical average. Prior to January 1, 2002, most lighting customers were combined with non-lighting customers. Beginning on January 1, 2002, Oncor is required to bill these lighting service customers as a separate account. As a result, many customers elected to disconnect these newly formed accounts. In addition, as noted above, Oncor received approximately one-half of remittances for billed amounts in January 2002, therefore 2002 annual electric energy sales were equal to approximately eleven and a half months of billing. Upon issuing transition bonds, true-up adjustments are available in order to assure adequate revenues from transition charges, as previously described in "THE FINANCING ORDER--True-Up Adjustments" in this prospectus.

     Table 7 compares actual number of customers for a particular year to the related forecast prepared during the previous year. Variance, expressed as a percentage, represents the difference between forecasted and actual number of customers. A positive variance means that there were more customers than forecasted. A negative variance means that there were fewer customers than forecasted. The variances for the residential customer group ranged from -1.80% to 2.03%. The variances for the commercial customer group ranged from -1.13% to 3.84%. The variances for the industrial customer group ranged from -13.64% to -0.68%. The variances for the total customer group ranged from -2.04% to 5.79%. There can be no assurance that the future variance between actual and expected number of customers in the aggregate or by customer class will be similar to the historical experience set forth below. Any updated information relating to Table 7 below will be set forth in a prospectus supplement. In Table 7, "variance" represents percentage deviation from the forecasted number of customers.

                                                        TABLE 7

                                 ANNUAL FORECAST VARIANCE FOR THE NUMBER OF CUSTOMERS

                                            FOR THE YEAR ENDED DECEMBER 31,


                           1999                 2000                 2001                 2002                 2003
                       ---------             ---------            ---------            ---------            ---------
RESIDENTIAL
Projected              2,175,672             2,229,161            2,288,654            2,350,938            2,462,733
Actual                 2,215,752             2,266,373            2,312,553            2,398,671            2,418,329
Variance                    1.84%                 1.67%                1.04%                2.03%                -1.80%

COMMERCIAL
Projected                333,161               340,253              348,904              359,382              378,255
Actual                   338,514               346,195              347,643              373,182              373,963
Variance                    1.61%                 1.75%               -0.36%                3.84%                -1.13%

INDUSTRIAL
Projected                  6,225                 6,732                6,793                6,460                6,835
Actual                     6,155                 6,686                6,580                6,304                5,903
Variance                   -1.12%                -0.68%               -3.14%               -2.41%               -13.64%

OTHER
Projected                  9,384                 9,601                9,851               10,665              114,928
Actual                     9,292                 9,059                9,400              107,302              104,193
Variance                   -0.98%                -5.65%               -4.58%              906.11%                -9.34%

TOTAL
Projected              2,524,442             2,585,747            2,654,202            2,727,445            2,962,751
Actual                 2,569,713             2,628,313            2,676,176            2,885,459            2,902,388
Variance                    1.79%                 1.65%                0.83%                5.79%                -2.04%


     The variance for the Other customer group for 2002 was much higher than the historical average. Prior to January 1, 2002, most lighting service customers were combined with non-lighting service customers. Beginning on January 1, 2002, Oncor is required to account for lighting service customers as a separate point of delivery. The data for the years ended December 31, 2002 and December 31, 2003 shows customers as measured by points of delivery.

ONCOR'S AFFILIATED REP'S BILLING PROCESS

     Oncor's affiliated REP operates on a continuous billing cycle with approximately 21 billing cycles each month and approximately an equal number of bills being distributed each business day. Normal billing is for a period of approximately 30 days. Subject to statutory and legal requirements, Oncor's affiliated REP may change its billing policies and procedures from time to time. It is expected that any change would be designed to enhance the REP's ability to bill more efficiently and in accordance with changes to applicable customer protection rules.

ONCOR'S AFFILIATED REP'S COLLECTION PROCESS

     General. Under each servicing agreement, any changes to customary billing and collection practices instituted by Oncor will apply to the servicing of transition property so long as Oncor is the servicer.

     Under Texas law, Oncor's affiliated REP is currently required to provide service to new qualified residential and small customers in compliance with applicable customer protection rules. New residential service and non-residential customers of Oncor's affiliated REP will be required to post a security deposit equal to two months of estimated electricity usage when they apply for electric service. These new customers may avoid the security deposit requirement if they can demonstrate creditworthiness or were previously a customer of US Holdings with a satisfactory payment history. The principal means of establishing credit-worthiness is by a letter from another utility indicating satisfactory payment history.

     Collection Process for All Customer Classes. Oncor's affiliated REP receives the majority of bill payments via the U.S. mail. Additionally, a number of payments are paid in person through third-party collectors throughout Oncor's service territory. Other payment methods include credit and debit cards, electronic funds transfer and electronic data interchange.

     Three business days after a customer's meter is read, Oncor generates a bill for transmission and distribution charges and other fees and sends the bill to the applicable REP. The REP, in turn, bills the customer on the basis of the bill from Oncor and in accordance with the terms of its servicing agreement with the customer. The customer is allowed a minimum of 16 days to pay the REP before a notice of late payment can be sent and late fees assessed. REPs, including Oncor's affiliated REP, must pay Oncor within 35 calendar days after the date of Oncor's invoice to the REP, regardless of whether the REP's customer pays the REP, unless there is a valid dispute with respect to the invoice.

     Based on credit history and other payment related information, an account may be reviewed one day after the past due date (or 17 calendar days after mailing the bill) and, at that time, Oncor's affiliated REP, like all other REPs, determines whether to issue a "past-due notice." Oncor's affiliated REP is allowed to send a disconnection notice to the customer, while other non-affiliated or "competitive" REPs are allowed to send a termination notice to the customer. A termination notice, unlike a disconnection notice, allows non-paying customers of these REPs to be transferred to Oncor's affiliated REP. Oncor's affiliated REP issues disconnection notices based on a combination of "days-sales" outstanding and balance past due. Oncor's affiliated REP reviews accounts for payments, extensions, deferred payment agreements, bank returned items and applicable service orders that would affect termination of service.

     If Oncor's affiliated REP disconnects service for non-payment and the account remains unpaid for seven days, it closes out the account and may ultimately write-off the account. After being written off, accounts are passed to a collection agency, which will continue to attempt to collect unpaid amounts for a period of seven months.

     Affiliated REPs cannot request Oncor to disconnect residential service customers for non-payment on any day in a county on which the National Weather Service has issued a heat advisory for that day or any one of the preceding two calendar days or any day on which temperatures drop below freezing (32oF). In addition, Oncor's affiliated REP does not disconnect residential service customers for non-payment if it is established that disconnection would result in a resident becoming ill or more seriously ill. In order to invoke this rule, the customer must have an attending physician contact the REP within 16 days of the issuance of the bill and provide a written statement within 26 days of the issuance of the bill. After receiving the written statement, the REP will not disconnect service for 63 days from the issuance of the bill. The REP may require the customer to enter a deferred payment agreement after the invocation of this rule.

     If Oncor's affiliated REP has been notified prior to the date of disconnection that a customer has been granted "energy assistance funds" and the customer has made an acceptable arrangement for payment of his or her outstanding balance, collection action will cease.

     The affiliated REP may request Oncor to restore service to a customer following disconnection for non-payment when that customer pays all outstanding past due amounts or makes other arrangements to have service restored as provided for in the customer protection rules. Normal reconnection is required to be completed before the end of the next business day after the affiliated REP notifies Oncor.

     Once a customer is disconnected by Oncor's affiliated REP for non-payment, the REP requires a deposit equal to one-sixth of the estimated annual revenue on that customer's account in order to reconnect that customer. Depending upon credit history, the REP may require the customer to pay the required deposit before reconnection or may bill the customer for the required amount during the next one to three billing cycles. Oncor's affiliated REP also requires payment of all outstanding amounts, as well as payment of any disconnection or reconnection fees charged by Oncor.

     Oncor's affiliated REP may change its collection policies and procedures from time to time in accordance with the PUC customer protection and other regulations.

     Deferred Payment Agreements. A deferred payment agreement is an agreement with a customer to pay an outstanding amount in installments extending beyond the upcoming due date. A deferred payment agreement is available to any qualified customer demonstrating an inability to pay amounts owed by the due date. The length of deferral is normally limited to three billing periods past the due date.

     Average Billing Plan. The average billing plan is a 12-month rolling average payment plan for residential and commercial service customers, schools and churches. These customers are billed an amount equal to the average of their actual bills over the last 12 months, plus or minus 10% of any accrued balance carried over from prior months, in order to lessen seasonal swings in monthly billed amounts. Any differences between the cumulative average amount paid by the customer and the actual amount owed will be settled upon the closing of the customer account.

ONCOR'S PROCEDURES FOR COLLECTING TRANSITION CHARGES FROM REPS

     Transition charges will be assessed by the servicer for our benefit as owner of the transition property. Transition charges will be based on a retail consumer's actual consumption of electricity or electric demand from time to time. Transition charges will be collected by the servicer, indirectly from a REP that collects transition charges from retail consumers as part of its normal collection activities. Transition charges will be deposited by the servicer into the collection account for each series of transition bonds under the terms of the indenture and the applicable servicing agreement.

     REPs are responsible for billing, collecting and paying to the servicer the retail consumer's transition charges. Each REP will be responsible for paying transition charges billed to retail consumers of that REP, whether or not the retail consumers pay that REP, less a specified percentage allowance for charge-offs or delinquent consumer accounts whose service has been terminated and except as otherwise provided in tariffs to be filed with the PUC, subject to limited rights of refund and credit. Such percentage will initially be based on the servicer's system-wide charge-off percentage but will then be recalculated annually for each REP in conjunction with the true-up adjustment process.

     The obligation to pay transition charges is not subject to right of set-off. Transition charges are nonbypassable in accordance with the provisions set forth in the Restructuring Act and the Financing Order. If a retail consumer pays only a portion of its bill, a pro-rata amount (based on all charges billed to such retail consumer) of transition charge revenues will be deemed to be collected. The servicer will allocate any shortfall first, ratably based on the amount owed to transition charges and the amount for other fees and charges, other than late charges, owed to the servicer, and second, all late charges will be allocated to the servicer. If a retail consumer fails to pay all or any portion of the transition charges, the REP who is billing such consumer may transfer billing and collection rights to the affiliated REP for such consumer. The POLR may direct Oncor or its successor transmission and distribution utility to terminate service to such non-paying consumer in accordance with the Financing Order and PUC guidelines.

     In the event that any REP defaults in its obligation to pay transition charges, the servicer will be entitled, within ten business days thereafter, to direct the indenture trustee to seek recourse against any form of credit support provided by the REP, and the REP must either (i) allow the POLR or another certified REP of the customer's choosing to assume responsibility for billing and collecting the transition charges from the REP's retail consumers, (ii) implement other mutually agreeable arrangements with the servicer or (iii) arrange at the REP's own expense for all amounts owed by its customers to be paid into a lock-box controlled by the servicer. If a REP that is in default fails immediately to select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails adequately to meet its responsibilities thereunder, then the servicer shall immediately implement option (i). In addition, if the POLR defaults or is not eligible to provide billing and collection services, the servicer may bill and collect from retail end-use customers any accrued transition charges that were not billed by the REP or that were unpaid by the customer until a new POLR can be named or the customer requests the services of a certified REP.

POTENTIAL LIMITATIONS TO COLLECTING TRANSITION CHARGES

     Uncertainties Created by Changes in General Economic Conditions and Electricity Usage. General economic conditions and technological changes may significantly alter power consumption or reduce the customer base in Oncor's service territory. Additionally, changes in business cycles, departures of customers from Oncor's service territory, weather, the occurrence of natural disasters, dramatic changes in energy prices, implementation of energy conservation efforts and increased efficiency of equipment, among other things, may affect energy usage. If too many customers within a customer class leave Oncor's service territory, significantly reduce their electricity consumption, or cease consuming electricity altogether, the transition charges, as adjusted from time to time, required to be paid by remaining customers may become burdensome. It also could result in greater delinquencies and write-offs or petitions to the PUC, or in legislative proposals to reduce transition charges.

     The Potential for Customers Within Oncor's Service Territory to Generate Their Own Electricity. The servicer's current forecasts of future electricity demand do not include any shift by customers to self-generation, because self-generation of electricity by customers is not expected to be economically viable during the period in which the transition bonds will be outstanding. The customer generally must pay transition charges even if it elects to purchase electricity from another supplier or to self-generate all or a portion of its electricity needs.

However, the Restructuring Act and provisions of the Financing Order provide that a customer can avoid a portion of its overall transition charges if that customer is served by:

     o certain power production facilities that have made substantially complete filings on or before December 31, 1999 for all necessary site-specific environmental permits and became fully operational before September 1, 2001 (no customer in Oncor's service territory met either of these requirements);

     o an on-site power production facility with a rated capacity of 10 megawatts or less; or

     o new on-site power generation with an electric capacity greater than 10 megawatts that reduces consumption through Oncor's transmission and distribution system up to 12.5% (however, transition charges will be levied on the total amount of the reduction if consumption is reduced beyond 12.5%).

     Uncertainties Associated with Collecting Transition Charges. Except for its limited data in respect of the transition charges relating to the series 2003-1 bonds, Oncor has no historical performance data for transition charges, although US Holdings' customer and energy usage records and statistics relating to REPs served by Oncor are available. These customer and energy usage records, however, reflect only limited customers' payment patterns or energy usage in a competitive market since January 1, 2002 and consolidated billing by REPs or other third parties since January 1, 2002, so these records may have limited predictive value with respect to the collection of transition charges. Furthermore, the servicer does not have any experience administering this type of asset.

     Oncor's Customers Have Limited Experience in Paying Transition Charges. Changes in customer billing and payment arrangements may result in customer confusion and the misdirection or delay of payments, which could cause shortfalls in the servicer's transition charge receipts. Additionally, any problems arising from new and untested systems or any lack of experience on the part of the REPs or other third parties with customer billing and collections could cause delays in billing and collecting the transition charges. These delays could also result in shortfalls in the amount of transition charges that the servicer receives. The transition charges were introduced to customers for the first time beginning with the billing period following the issuance of the series 2003-1 bonds. As of May 24, 2004, Oncor has not experienced any material problems with respect to its billing and collections of these transition charges.

                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

     We are a limited liability company formed under the Delaware Limited Liability Company Act pursuant to the limited liability company agreement executed by US Holdings as our then sole member, and the filing of a certificate of formation with the Secretary of State of Delaware. The limited liability company agreement was amended and restated in its entirety on August 21, 2003, in connection with the issuance of the series 2003-1 bonds. The amended and restated limited liability company agreement restricts us from engaging in activities other than those described herein. We have filed the amended and restated limited liability company agreement with the SEC. We have summarized selected provisions of the amended and restated limited liability company agreement below.

     We have included our audited financial statements as a part of this prospectus. Our fiscal year is the calendar year. We are not an agency or instrumentality of the State of Texas. Our sole member is Oncor. Immediately following our issuance of transition bonds of each series, our assets will include for each outstanding series:

     o    the transition property for that series;

     o our rights under the related sale agreement and all bills of sale delivered by Oncor pursuant to that sale agreement;

     o our rights under an administration agreement with Oncor (or an affiliate of Oncor);

     o our rights under the related servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with that servicing agreement;

     o the collection account for that series and all subaccounts of that collection account;

     o all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

     o all payments on or under and all proceeds in respect of any or all of the foregoing.

     The indenture provides that the transition property, as well as our other assets, other than any cash released to us by the indenture trustee on each payment date from earnings on the capital subaccount, will be pledged by us to the indenture trustee. Pursuant to the indenture, the collected transition charges remitted to the indenture trustee by the servicer must be used to pay the principal and interest on the related transition bonds and our other obligations specified in the indenture.

OUR PURPOSE

     We have been created for the sole purpose of:

     o    purchasing and owning transition property and the other Collateral;

     o registering and issuing, from time to time, two or more series of transition bonds, each of which may be comprised of one or more classes;

     o pledging our interest in transition property and other Collateral to the indenture trustee under the indenture in order to secure the transition bonds;

     o    making payments on the transition bonds;

     o    distributing amounts released to us; and

     o performing activities that are necessary, suitable or convenient to accomplish these purposes.

     The amended and restated limited liability company agreement does not permit us to engage in any activities not directly related to these purposes.

OUR INTERACTION WITH ONCOR

     On the issue date for each series of transition bonds, Oncor will sell the transition property applicable to such series to us pursuant to a sale agreement between us and Oncor. Under each servicing agreement, Oncor will serve as the initial servicer of the transition property for the related series. We will pay Oncor fixed periodic fees for performing these services. Pursuant to the administration agreement between us and Oncor, Oncor also will provide administrative services to us for which it will receive a fee of $50,000 per year. All of our operating expenses (other than servicing fees) are not expected to exceed $185,000 annually (for all series of outstanding transition bonds.)

OUR MANAGEMENT

     Our business is currently managed by six managers. We will at all times have at least two managers who, among other things, are not and have not been for at least five years from the date of his or her appointment:

     o a direct or indirect legal or beneficial owner of us, Oncor, any of our affiliates or any of Oncor's affiliates;

     o a relative, supplier, employee, officer, director (other than as an independent director), manager (other than as an independent manager), contractor or material creditor of us, Oncor or any of our affiliates or any of Oncor's affiliates; or

     o a person who controls (whether directly, indirectly or otherwise) Oncor or its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of Oncor or its affiliates.

     These managers are referred to as the "independent managers." The other current managers are employees or officers of Oncor or its affiliates.

     The managers will devote the time necessary to conduct our affairs. The following are the managers as of the date of this prospectus:

         NAME                      AGE     OFFICE(S)
         ----                      ---     ---------

         H. Dan Farell              54     Executive Vice President and Chief
                                           Financial Officer of TXU Corp.

         M. S. Greene               58     Vice Chairman and Chief Executive of
                                           Oncor and TXU Gas Company and our
                                           President and Chief Executive.

         Eric H. Peterson           43     Executive Vice President and General
                                           Counsel of TXU Corp.

         C. John Wilder             45     President and Chief Executive of
                                           TXU Corp. and Chairman of Oncor.

         Richard F. Klumpp          33     President, Chief Executive Officer
                                           and Division Manager of Wilmington
                                           Trust SP Services, Inc.

         William R. Bechstein       38     Vice President and Chief Operating
                                           Officer of Wilmington Trust SP
                                           Services, Inc.

THE MANAGERS' BUSINESS EXPERIENCE

     Each of the four non-independent managers listed above currently work for Oncor or an affiliate of Oncor. The business experience of the four non-independent managers' for the past five years is as follows:

     o H. Dan Farell is currently serving as Executive Vice President and Chief Financial Officer of TXU Corp.; prior to his current responsibilities, Mr. Farell served as President of TXU Gas Company, a subsidiary of TXU Corp.; prior to that as President of TXU Electric Company, another subsidiary of TXU Corp; and prior to that as Executive Vice President of TXU Electric Company, during the past five years.

     o M. S. Greene is currently serving as Vice Chairman and Chief Executive of Oncor and TXU Gas Company; prior to his current responsibilities, Mr. Greene served as Vice Chairman of Oncor and TXU Gas Company; prior to that as President of Oncor Electric Delivery Company; prior to that as President of TXU Lone Star Pipeline and Transmission Division of TXU Electric Company; and prior to that as Executive Vice President of TXU Fuel Company, during the past five years.

     o Eric H. Peterson is currently serving as Executive Vice President and General Counsel of TXU Corp.; prior to his current responsibilities, Mr. Peterson served as Senior Vice President and General Counsel for DTE Energy; and prior to that as a partner in the law firm of Worsham,

          Forsythe & Wooldridge, during the past five years.

     o C. John Wilder is currently serving as President and Chief Executive of TXU Corp. and Chairman of Oncor; prior to his current responsibilities, Mr. Wilder served as Executive Vice President and Chief Financial Officer of Entergy Corporation, during the past five years.

     The business experience of the two independent managers for the past five years is as follows:

     o Richard F. Klumpp is currently serving as President, Chief Executive Officer and Division Manager of Wilmington Trust SP Services, Inc., which provides management services to special purpose entities involved in securitizations, structured finance transactions, corporate reorganizations or financial planning strategies. Prior to his current responsibilities, Mr. Klumpp served as the director of client services for Wilmington Trust SP Services, Inc.'s subsidiary in Las Vegas, Nevada, during the past five years. Mr. Klumpp's duties at Wilmington Trust SP Services, Inc. require him to serve as director on the boards of numerous companies.

     o William R. Bechstein is currently serving as Vice President and Chief Operating Officer of Wilmington Trust SP Services, Inc. Prior to joining Wilmington Trust SP Services, Inc. in 1991, Mr. Bechstein practiced public accounting in Delaware. Mr. Bechstein's duties at Wilmington Trust SP Services, Inc. require him to serve as director on the boards of numerous companies. Mr. Bechstein is currently an officer of a holding company that is a spin-off of an Atlanta-headquartered utility company that has recently declared bankruptcy.

THE MANAGERS' COMPENSATION AND LIMITATION ON LIABILITIES

     We have not paid any compensation to any manager since our formation. The non-independent managers will not be compensated by us for their services on our behalf. The independent managers will be paid semi-annual fees from our revenues and will be reimbursed for their reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of agents, representatives, experts and counsel as the independent managers may employ in connection with the exercise and performance of their rights and duties under our amended and restated limited liability company agreement, the indenture, the sale agreements and the servicing agreements. Our amended and restated limited liability company agreement provides that the managers will not be personally liable under any circumstances except for material acts or omissions involving intentional misconduct, negligence, bad faith, fraud or a knowing violation of the law. Our amended and restated limited liability company agreement further provides that, to the fullest extent permitted by law, we shall indemnify the managers against any liability incurred in connection with their services as our managers, except in the cases described in the preceding sentence.


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WE ARE A SEPARATE LEGAL ENTITY

     Under our amended and restated limited liability company agreement, we may not file a voluntary petition for relief under the federal Bankruptcy Code without a unanimous vote of our managers, including the independent managers. Oncor has agreed that it will not cause us to file a voluntary petition for relief under the federal Bankruptcy Code. Our amended and restated limited liability company agreement requires us to maintain our existence separate from Oncor, including:

     o taking all reasonable steps to continue our identity as a separate legal entity;

     o maintaining our assets and accounts separate from Oncor and its affiliates;

     o maintaining separate records and financial statements and not commingle our records with the records of Oncor or its affiliates;

     o making it apparent to third persons that we are an entity with assets and liabilities distinct from those of Oncor, other affiliates of Oncor, the managers or any other person; and

     o making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of Oncor or any of its affiliated entities or any other person.

     Our principal place of business is Energy Plaza, 1601 Bryan Street, Suite 2-023, Dallas, Texas 75201, and our telephone number is (214) 812-5711.


                          THE ADMINISTRATION AGREEMENT

     Oncor (or an affiliate of Oncor) provides administrative services to us pursuant to the administration agreement, dated August 21, 2003, between us and Oncor. We have filed the administration agreement with the SEC. Under the administration agreement, Oncor furnishes to us, at a fixed fee per year, clerical, secretarial and bookkeeping services to maintain our good standing, and other administrative services that may be required or agreed upon.


                               THE SALE AGREEMENTS

     The following summary describes particular material terms and provisions of each sale agreement pursuant to which we will purchase transition property from the seller. The sale agreement relating to the series 2003-1 bonds has been filed with the SEC; we expect that the sale agreements for all of the other series of transition bonds that we may issue will be substantially the same as the sale agreement relating to the series 2003-1 bonds and will likewise be filed with the SEC. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the applicable sale agreement.


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SALE AND ASSIGNMENT OF TRANSITION PROPERTY

     On the initial issuance date for a series of transition bonds, pursuant to a sale agreement, the seller will sell and assign transition property to us, without recourse, except as provided in such sale agreement. The transition property acquired on that date represents the irrevocable right to receive through transition charges amounts sufficient to recover the Qualified Costs authorized by the Financing Order with respect to the applicable series of transition bonds. We will apply the net proceeds that we receive from the sale of the transition bonds issued on that date to the purchase of the transition property acquired on that date.

     On August 21, 2003, the seller sold and assigned transition property to us under a sale agreement in connection with the issuance of the series 2003-1 bonds. The seller expects to sell additional transaction property to us in 2004, subject to the satisfaction of the conditions specified in the applicable sale agreement and the indenture. Any additional sale of transition property will be financed through the issuance of additional transition bonds of one or more new series.

     In accordance with the Restructuring Act and pursuant to the Financing Order, a valid and enforceable lien and security interest in the transition property will be created upon the execution and delivery of the applicable sale agreement in connection with the issuance of a series of the transition bonds. The lien and security interest attaches automatically from the time that value is received for the series of the transition bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas, in accordance with the rules prescribed under the Restructuring Act, will be a continuously perfected lien and security interest in the transition property. In accordance with the Restructuring Act, and subject to the timely filing of notice thereunder, upon the execution and delivery of each sale agreement and the related bill of sale, the transfer of the related transition property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

CONDITIONS TO THE SALE OF TRANSITION PROPERTY

     Our obligation to purchase transition property on any transfer date is subject to the satisfaction or waiver of each of the following conditions:

     o on or prior to the transfer date, the seller must deliver to us a duly executed bill of sale identifying transition property to be conveyed on that date;

     o on or prior to the transfer date, the seller must have received the Financing Order from the PUC;

     o as of the transfer date, the seller must not be insolvent and must not be made insolvent by the sale of transition property to us, and the seller may not be aware of any pending insolvency with respect to itself;

     o as of the transfer date, the representations and warranties made by the seller in the applicable sale agreement must be true and correct, the seller must not have breached any of its covenants in


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          such sale agreement, and the servicer must not be in default under the applicable servicing agreement;

     o as of the transfer date, we must have sufficient funds available to pay the purchase price for transition property to be conveyed and all conditions to the issuance of all series of transition bonds intended to provide the funds to purchase that transition property must have been satisfied or waived;

     o on or prior to the transfer date, the seller must have taken all action required to transfer ownership of transition property to be conveyed to us on the transfer date, free and clear of all liens other than liens created by us pursuant to the indenture; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a first priority perfected security interest in the Collateral and maintain that security interest as of the transfer date;

     o in the case of a sale of transition property transferred to us after the issuance of the initial series of transition bonds only, on or prior to the transfer date, the seller must provide timely notice to us and to the rating agencies;

     o the seller must deliver appropriate opinions of counsel to us and to the rating agencies;

     o    the seller must receive and deliver to us and the indenture trustee:
          (i) an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that we will not be subject to United States federal income tax as an entity separate from our sole owner and that the transition bonds will be treated as debt of our sole owner for United States federal income tax purposes, (ii) an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) or, if the seller so chooses, a ruling from the Internal Revenue Service (IRS), in either case to the effect that, for United States federal income tax purposes, the issuance of the transition bonds will not result in gross income to the seller and (iii) an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that such issuance will not adversely affect the characterization of any then-outstanding transition bonds as debt obligations of our sole owner. The opinion of outside tax counsel described above may, if the seller so chooses, be conditioned on the receipt by the seller of one or more letter rulings from the IRS, and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the IRS in connection with such letter rulings;

     o on and as of the transfer date, our limited liability company agreement, as amended and/or restated, the applicable servicing agreement, the applicable sale agreement, the indenture, the Restructuring Act, the Financing Order and any tariff authorizing the collection of transition charges must be in full force and effect;


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


     o notification in writing must have been delivered to each rating agency and S&P Moody's and Fitch must have confirmed in writing to us, the servicer and the indenture trustee that the acquisition of the transition property will not result in a suspension, reduction or withdrawal of the then-current rating of any outstanding class of transition bonds; and

     o the seller must deliver to us and to the indenture trustee an officers' certificate confirming the satisfaction of each of these conditions.

THE SELLER'S REPRESENTATIONS AND WARRANTIES

     In each sale agreement, the seller will make the following representations and warranties, as of each transfer date, which survive the sale of the related transition property to us and the pledge thereof to the indenture trustee pursuant to the indenture:

     o no portion of the transferred transition property has been sold, transferred, assigned, pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of such transition property, the seller owns the related rights and interests under the Financing Order free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to those rights and interests;

     o on the transfer date, immediately upon the sale under the sale agreement, the transition property transferred on the transfer date will be validly transferred and sold to us, we will own the transferred transition property free and clear of all liens, except as contemplated by the applicable sale agreement, applicable servicing agreement, applicable bills of sale for the related transition property pursuant to the applicable sale agreement, the administration agreement, the indenture, our amended and restated limited liability company agreement, the intercreditor agreement and our certification of formation, (collectively, the "Basic Documents") and the Restructuring Act (except for liens created in your favor by the Restructuring Act) and all filings (including filings with the Secretary of State of Texas under the Restructuring Act) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us under the Basic Documents or the Restructuring
          Act) in the transferred transition property will have been made;

     o subject to the sixth bullet point below (assumptions used in calculating the transition charges as of the transfer date), all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the transition property (including the expected amortization schedule, the Financing Order and the issuance advice letter relating to the transition property) is true and correct in all material respects;

     o under the laws of the State of Texas (including the Restructuring Act) and the U.S. in effect on the transfer date:


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


          o the Financing Order pursuant to which the rights and interests of the seller have been created, including the right to impose, collect and receive the transition charges and, the interest in and to the transition property, has become final and non-appealable and is in full force and effect;

          o as of the issuance of the related transition bonds, those transition bonds are entitled to the protection provided in the Restructuring Act and, accordingly, under the Restructuring Act, the Financing Order, transition charges and issuance advice letter are not revocable by the PUC;

          o as of the issuance of the related transition bonds, the related tariff is in full force and effect and is not subject to modification by the PUC except for true-up adjustments made in accordance with the Restructuring Act;

          o the process by which the Financing Order was approved and the Financing Order, issuance advice letter and tariff comply with all applicable laws and regulations;

          o the issuance advice letter and the tariff have been filed in accordance with the Financing Order, and an officer of the seller has provided the certification to the PUC required by the issuance advice letter;

          o no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the transition property transferred on the transfer date, except those that have been obtained or made; and

          o holders of the transition bonds could successfully challenge under the Federal Contract Clause and the Texas Contract Clause the constitutionality of any legislation passed by the State of Texas, including the PUC, which becomes law that repeals or amends the Restructuring Act in such a manner that substantially impairs the value of the transition bonds prior to the time that the transition bonds are fully paid and discharged, unless it was determined that such repeal or amendment was a legitimate and reasonable exercise of the State of Texas' sovereign powers and reasonable and necessary to serve a significant and legitimate public purpose, and the Texas legislature or the PUC could not take any adverse action that repeals the State of Texas' pledge to the holders of the transition bonds or otherwise adversely affects the transition property without paying to the holders of the transition bonds just compensation, as determined by a court of competent jurisdiction, if such court determines such action is an intentional action by the Texas legislature or the PUC, effects a regulatory taking of the transition property and is for public use, provided however, there is no assurance that even if such a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the transition bonds;

     o under the Restructuring Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property, or, except for true-up adjustments made in accordance with the Restructuring Act, reduce, alter, or


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          impair the transition charges relating to such transition property until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full;

     o based on information available to the seller on the transfer date, the assumptions used in calculating the transition charges as of the transfer date are reasonable and are made in good faith;

     o upon the effectiveness of the Financing Order, the issuance advice letter and the tariff with respect to the transferred transition property and the transfer of such transition property to us:

          o the related rights and interests of the seller under the Financing Order, including the right to impose, collect and receive the transition charges established in the Financing Order, will become transition property;

          o    the transition property will constitute a present property right;

          o the transition property will include the right, title and interest of the seller in the Financing Order and the related transition charges, the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the applicable servicing agreement) of the transition charges;

          o the owner of the transition property will be legally entitled to bill transition charges and collect payments in respect of the transition charges in the aggregate sufficient to pay the interest on and principal of the related transition bonds in accordance with the indenture, to pay the indenture trustee's and the independent manager's fees and other charges and fees and expenses of servicing the related transition bonds, to replenish the capital subaccount for the related series of transition bonds to the required capital level and to fund the overcollateralization subaccount for the related series of transition bonds to the required overcollateralization level until the related transition bonds are paid in full or until the last date permitted for the collection of payments in respect of the transition charges under the Financing Order, whichever is earlier, and the regulatory asset recovery class allocation percentages in the Financing Order will not prohibit the owner of the transferred transition property from obtaining adjustments and effecting allocations to the transition charges in order to collect payments of such amounts; and

          o the transition property will not be subject to any lien other than the lien created by the indenture;

     o the seller is duly organized, validly existing and in good standing under the laws of the state of its organization, with requisite corporate or other power and authority to own its properties as owned on the transfer date and to conduct its


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          business as conducted by it on the transfer date, to obtain the
          Financing Order and own, sell and transfer transition property and to execute, deliver and perform the terms of the sale agreement;

     o the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the business, operations, assets, revenues or properties of the seller);

     o the seller has the requisite corporate or other power and authority to execute and deliver the sale agreement and to carry out its terms and the execution, delivery and performance of the sale agreement have been duly authorized by all necessary action on the part of the seller under its organizational or governing documents and laws;

     o the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

          o the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of any such indenture, agreement or other instrument (other than any that may be granted under the Basic Documents or any liens created by us pursuant to the Restructuring Act) or violate any existing law or any existing order, rule or regulation applicable to the seller;

     o no proceeding is pending and, to the seller's knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority:

          o asserting the invalidity of the Restructuring Act, the Financing Order, the sale agreement, the transition bonds of any series and the Basic Documents;

          o seeking to prevent the issuance of the transition bonds of the relevant series or the consummation of any of the transactions contemplated by the sale agreement or any of the other Basic Documents;

          o seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Restructuring Act, the Financing Order, the transition bonds of any series, the sale agreement or the other Basic Documents; or


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


          o seeking to adversely affect the federal income tax or state income or franchise tax classification of the transition bonds of any series as debt;

     o no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Restructuring Act, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the applicable servicing agreement;

     o there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Restructuring Act, the Financing Order, the issuance advice letter, the transferred transition property or the transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order; and

     o after giving effect to the sale of any transferred transition property under the sale agreement, the seller:

          o    is solvent and expects to remain solvent;

          o is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

          o is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

          o reasonably believes that it will be able to pay its debts as they become due; and

          o is able to pay its debts as they mature and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity.

     Notwithstanding the above, the seller will make no representation or warranty that any amounts actually collected arising from the transition charges will in fact be sufficient to meet payment obligations on the related transition bonds or that the assumptions made in calculating the transition charges will in fact be realized.

     The representations and warranties made by the seller will survive the execution and delivery of the applicable sale agreement, will be re-made on each transfer date and may not be waived by us or the seller except pursuant to a written agreement executed in accordance with the procedures described under -- "Amendment" below and as to which the Rating Agency Condition has been satisfied.

     Each sale agreement will provide that any change in the law by legislative enactment, constitutional amendment or voter initiative that renders any of the representations and warranties untrue would not constitute a breach under the sale agreement.


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COVENANTS OF THE SELLER

     In each sale agreement, the seller will make the following covenants:

     o subject to its right to assign its rights and obligations under the sale agreement, so long as any of the transition bonds of any series are outstanding, the seller will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, and will obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other Basic Documents or to the extent necessary to perform its obligations under the sale agreement and the other Basic Documents to which it is a party:

     o except for the conveyances under the sale agreement or any lien under the Restructuring Act or for the benefit of us (as issuer), the transition bondholders or the indenture trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the transferred transition property, or any interest therein, and the seller will defend the right, title and interest of us and of the indenture trustee on behalf of the transition bondholders, in, to and under the transferred transition property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the transferred transition property;

     o if the seller receives any payments in respect of the transition charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, in accordance with the intercreditor agreement and to hold such amounts in trust for us prior to such payment. If the seller becomes a party to any other trade receivables and sale arrangement, or any similar arrangement, under which it sells all or any portion of its accounts receivables, the seller and the other parties to such arrangement will enter into an intercreditor agreement in connection therewith substantially similar to the intercreditor agreement;

     o the seller will notify us and the indenture trustee promptly after becoming aware of any lien on any of the transferred transition property, other than the conveyances under the sale agreement, or any lien under the Basic Documents or under the Restructuring Act for our benefit or for the benefit of the transition bondholders;

     o the seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the indenture trustee's interests in the transferred transition property or under the Basic Documents to which the seller is a party or the seller's performance of its obligations under the Basic Documents to which the seller is a party;


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     o    so long as any of the transition bonds are outstanding, the seller will treat the transition bonds as debt for all purposes and specifically as our debt, other than for financial reporting or tax purposes or as required under the Public Utility Holding Company Act of 1935 ("PUHCA");

     o solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the transition bonds are outstanding, the seller agrees to treat the transition bonds as indebtedness of seller secured by the Collateral unless otherwise required by appropriate taxing authorities;

     o    so long as any of the transition bonds are outstanding:

          o the seller will disclose in its financial statements that we and not the seller are the owner of the transferred transition property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

          o    the seller will not own or purchase any transition bonds; and

          o the seller shall disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles;

     o the seller agrees that, upon the sale by the seller of transition property to us pursuant to the sale agreement:

          o to the fullest extent permitted by law, we will have all of the rights originally held by the seller with respect to the transition property, including the right (subject to the terms of the applicable servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any retail consumer or REP in respect of the transferred transition property, notwithstanding any objection or direction to the contrary by the seller, and

          o any payment by any retail consumer or REP to us will discharge that consumer's or REP's obligations in respect of the transferred transition property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller;

     o    so long as any of the transition bonds are outstanding:

          o in all proceedings relating directly or indirectly to the transferred transition property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes),

          o the seller will not make any statement or reference in respect of the transferred transition property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes or as required under PUHCA),


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


          o the seller will not take any action in respect of the transferred transition property except solely in its capacity as servicer pursuant to the applicable servicing agreement or as otherwise contemplated by the Basic Documents including any intercreditor agreement,

          o the seller will not sell transition property in connection with the issuance of additional transition bonds unless the Rating Agency Condition has been satisfied, and

          o neither the seller nor we will take any action, file any tax return, or make any election inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us);

     o the seller will execute and file the filings required by law to fully preserve, maintain and protect our ownership interest in the transferred transition property. The seller will institute any action or proceeding necessary to compel performance by the PUC, the State of Texas or any of their respective agents of any of their obligations or duties under the Restructuring Act, any financing order or any issuance advice letter. The seller also agrees to take those legal or administrative actions that may be reasonably necessary (i) to protect us from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and
          (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Restructuring Act, the Financing Order, any issuance advice letter or the rights of transition bondholders by legislative enactment or constitutional amendment that would be materially adverse to us, the indenture trustee or the transition bondholders or which would otherwise cause an impairment of our rights or the rights of the transition bondholders; and the costs of any such actions or proceedings will be paid by the seller;

     o even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for any substantial part of our property, or ordering the winding up or liquidation of our affairs;

     o so long as any of the related transition bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods,


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          notices or other similar requirements, result in a lien on the transferred transition property;

     o the seller agrees not to withdraw the filing of any issuance advice letter with the PUC;

     o the seller will make all reasonable efforts to keep each tariff in full force and effect;

     o promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify us and the rating agencies of the breach;

     o the seller will use the proceeds of the sale of the transition property in accordance with the Financing Order and the Restructuring Act; and

     o upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

THE SELLER'S OBLIGATION TO INDEMNIFY US AND THE INDENTURE TRUSTEE

         Under each sale agreement, the seller will be obligated to indemnify us, the indenture trustee (for your benefit) and any of our respective officers, managers and agents and any swap counterparty against:

     o any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required, in either case as a result of the seller's breach of any of its representations, warranties or covenants contained in the sale agreement;

     o any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any of those persons, other than any liabilities, obligations or claims for or payments of principal or interest on the related transition bonds, together with any reasonable costs and expenses incurred by that person, as a result of the seller's breach of any of its representations, warranties or covenants contained in the sale agreement; and

     o any and all taxes (other than any taxes imposed on transition bondholders solely as a result of their ownership of the related transition bonds), that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the related transition bonds as a result of and incidental to

          o    the sale of the transition property by the seller to us, or

          o    the acquisition or holding of transition property by us, or


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          o    the issuance and sale by us of the transition bonds, or

          o the other transactions contemplated in the Basic Documents, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes not recovered by us through transition charges, but excluding, except with respect to the first bullet point above, any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond.

     In addition, the seller will indemnify and hold harmless the indenture trustee (for itself) and any of its respective affiliates, officers, managers and agents against any and all liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these parties as a result of the seller's breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller's breach.

     The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the applicable servicing agreement which are not paid as an operating expense under the indenture.

     The seller will not be in breach of any representation or warranty under the applicable sale agreement as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative.

     The seller will not indemnify any person for any liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the transition bonds. These indemnification obligations will rank equally with other general unsecured obligations of the seller. The indemnities described above will survive the termination of each sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.

     The Seller's Obligation to Undertake Legal Actions. Each sale agreement requires the seller to take legal or administrative actions as may be reasonably necessary to protect the rights of the holders of the related transition property. See -- "Covenants of the Seller" above for further information. The seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the applicable sale agreement, and that in its opinion may involve it in any expense or liability. However, this provision is subject to Oncor's covenant to fully preserve, maintain and protect our interests in the transition property.

AMENDMENT

     We may amend each sale agreement with the prior written consent of the indenture trustee unless the PUC objects to any such amendment within the time periods set forth in the applicable sale agreement. In addition, any amendment will not be effective unless the Rating Agency condition is satisfied. We will


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notify the rating agencies promptly after the execution of any such amendment or consent.

ASSUMPTIONS OF THE OBLIGATIONS OF THE SELLER

     Each sale agreement will provide that any person:


     o into which the seller may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission or distribution business of the seller,

     o which results from the division of the seller into two or more persons and which succeeds to all or substantially all of the electric transmission or distribution business of the seller,

     o which results from any merger or consolidation to which the seller shall be a party and which succeeds to all or substantially all of the electric transmission or distribution business of the seller,

     o which succeeds to the properties and assets of the seller substantially as a whole and which succeeds to all or substantially all of the electric transmission or distribution business of the seller, or

     o which otherwise succeeds to all or substantially all of the electric transmission or distribution business of the seller,

     will be the successor to the seller. Each sale agreement will further require that:

     o immediately after giving effect to any transaction referred to above, no representation or warranty made in the sale agreement will have been breached and no default under the applicable servicing agreement, and no event that, after notice or lapse of time, or both, would become a default under the applicable servicing agreement will have occurred and be continuing;

     o the successor to the seller must execute an agreement of assumption to perform every obligation of the seller under the sale agreement;

     o the applicable rating agencies will have received prior written notice of the transaction; and

     o officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the indenture trustee.


                            THE SERVICING AGREEMENTS

     The following summary describes the material terms and provisions of each servicing agreement pursuant to which the servicer is undertaking to service transition property. The servicing agreement relating to the series 2003-1 bonds


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has been filed with the SEC; we expect that the servicing agreements for all of the other series of transition bonds that we may issue will be substantially the same as that servicing agreement and will likewise be filed with the SEC. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the applicable servicing agreement.

SERVICING PROCEDURES

     General. The servicer, as our agent, will manage, service, administer and make collections in respect of transition property. The servicer's duties will include:

     o calculating and billing the transition charges and collecting, through REPs, the transition charges from customers;

     o responding to inquiries by customers, third parties, REPs, the PUC, or any federal, local or other state governmental authority with respect to transition property and transition charges;

     o calculating electric usage, accounting for receipt of transition charges, investigating delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to us, the indenture trustee and the applicable rating agencies;

     o making all filings with the PUC and taking all other actions necessary to perfect our ownership interests in and the indenture trustee's lien on the transition property and other Collateral;

     o selling, as our agent, defaulted or written-off accounts in accordance with the servicer's usual and customary practices; and

     o taking action in connection with true-up adjustments to the transition charges.

     The servicer is required to notify us, the indenture trustee and the applicable rating agencies in writing of any laws or PUC regulations promulgated after the execution of the applicable servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the applicable servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

     In addition, if we request, the servicer will provide to us, the indenture trustee or any rating agency public information about the servicer, any material information about the transition property that is reasonably available and, so long as any transition bonds are outstanding, any information necessary to calculate the transition charges applicable to each customer class. The servicer will also prepare any reports to be filed by us with the SEC and any reports requested to be filed by us in accordance with the Basic Documents and will cause to be delivered required opinions of counsel to the effect that all filings with the PUC necessary to preserve and protect the interests of the indenture trustee in the transition property have been made.


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SERVICING STANDARDS AND COVENANTS

     In each servicing agreement, the servicer will agree, among other things, that, in servicing transition property:

     o    it will:

          o manage, service, administer and make collections in respect of transition property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

          o follow standards, policies and procedures in performing its duties as servicer that are customary in the electric distribution industry,

          o use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain our and the indenture trustee's rights in respect of transition property, and

          o calculate transition charges and allocate those transition charges among customers in compliance with the Restructuring Act, the Financing Order and any applicable tariffs;

          o it will keep on file, in accordance with customary procedures, all documents related to transition property and will maintain accurate and complete accounts, records and computer systems pertaining to transition property; and

          o it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of transition charges as they become due.

The duties of the servicer set forth in each servicing agreement are qualified by any PUC regulations or orders in effect at the time these duties are to be performed.

     Servicer Obligation to Undertake Legal Action. The servicer is required to institute, at the seller's expense, any action or proceeding necessary to compel performance by the PUC, the State of Texas, each REP and each party to any intercreditor agreement of any of their respective obligations or duties under the Restructuring Act, the Financing Order, any issuance advice letter, any true-up adjustment, the tariff or any amendatory tariff thereunder with respect to the transition property. The servicer is also responsible for instituting any proceeding to block or overturn any attempts to cause a repeal of, modification of, supplement to or judicial invalidation of the Restructuring Act or the Financing Order or the rights of holders of transition property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the issuer or the holders.


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TRUE-UP ADJUSTMENTS

     Among other things, each servicing agreement will require the servicer to file, and the Restructuring Act requires the PUC to approve, annual true-up adjustments to the rates at which transition charges are billed to consumers. For more information on the true-up process, see "THE FINANCING ORDER -- True-Up Adjustments" in this prospectus. These adjustments are to be based on actual transition charge collections and updated assumptions by the servicer as to projected future billed revenue from which transition charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the transition property and the transition bonds. In addition to the annual true-up adjustment, the servicer may file for a non-standard true-up adjustment if the forecasted billing units for one or more of the retail customer classes for an upcoming period decreases by more than 10% compared to the billing units for such class for the 12 months ending April 30, 1999. Non-standard true-up adjustments under the Financing Order must be filed with the PUC at least ninety days before the date of the proposed adjustment and will be determined in a contested proceeding limited to determining if the non-standard true-up complies with the Financing Order. The PUC will issue a final order by the proposed true-up adjustment date specified by the servicer in the non-standard true-up filing. If the PUC cannot issue an order by that date, the servicer may implement the proposed adjustments and any modifications subsequently ordered by the PUC will be made by the servicer in the next true-up filing.

     In addition to the annual adjustment process and the non-standard true-up, the servicer will file an interim true-up adjustment request, no more frequently than semi-annually (if payment dates on transition bonds are semi-annual) or every three months (if payment dates on transition bonds are quarterly) in the month prior to an upcoming payment date if it determines that:

     o the outstanding principal of any series of transition bonds (plus amounts in the reserve subaccount) would vary by more than 5% of the expected outstanding principal balance of the transition bonds as of such payment date; and

     o any rating agency requirement that any series of transition bonds be paid in full by the expected maturity date will not be met.

     An interim true-up adjustment will allocate amounts to customer classes in the same manner as amounts were allocated in the most recent annual true-up adjustment or non-standard true-up adjustment, as applicable.

     The servicer will calculate the transition charges necessary to result in

     o    all accrued and unpaid interest being paid in full;

     o the outstanding principal balance of each series equaling the amount provided in the expected amortization schedule;

     o the amount on deposit in the overcollateralization subaccount equaling the scheduled overcollateralization level;


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     o    the amount on deposit in the capital subaccount equaling the required capitalization level; and

     o all other fees, expenses and indemnities of the issuer (up to the authorized amounts of such payments set forth in the Financing Order) being paid,

by (1) the date for payment immediately succeeding the next scheduled true-up adjustment filing date, or (2) with respect to a true-up adjustment occurring after the last scheduled final payment date for any transition bonds, the earlier of the payment date preceding the next date for a true-up adjustment and the final maturity date for those transition bonds. The servicer will file true-up adjustments and, in accordance with the Financing Order, the PUC has the right to review the adjustments. Under the Financing Order, the PUC has fifteen days to review annual or interim true-up adjustment filings. The PUC's rights of review are limited to (1) in the case of an annual or an interim true-up adjustment, arithmetic errors and (2) in the case of a non-standard true-up adjustment, whether the non-standard true-up complies with the provisions of the Financing Order.

REMITTANCES TO COLLECTION ACCOUNTS

     Payment of Transition Charges Received by Servicer. The servicer will make periodic payments on account of transition charge collections to the indenture trustee for deposit in the collection account for the applicable series. The servicer will remit collected transition charges to the indenture trustee either on or before the second business day after the servicer receives such transition charge collection or on a monthly basis. For so long as Oncor or any successor to Oncor's electric transmission or distribution business, or both, remains the servicer, no servicer default has occurred and is continuing, and either:

     o Oncor, or any successor servicer referred to in this paragraph, maintains a short-term rating of A-1 or better by S&P and P-1 or better by Moody's and F-1 or better by Fitch, or

     o the servicer obtains a guaranty, letter of credit or surety bond to assure remittances of collected transition charges on each remittance date and the Rating Agency Condition has been satisfied, and any conditions or limitations imposed by the rating agencies in connection therewith are complied with, the servicer may make payments to the indenture trustee of transition charges on a monthly basis. If the servicer has not satisfied the conditions specified above, the servicer will be required to pay transition charges to the indenture trustee on or before the second business day after the servicer receives such transition charge collections.

     If the servicer remits transition charges on or before the second business day after the servicer receives such transition charge collections, the servicer will be entitled to retain any interest earnings on transition charge collections prior to remittance to the collection account for the applicable series. However, if the servicer has failed to remit the transition charge collections to the indenture trustee on or before the second business day after the servicer received such transition charge collections on more than three occasions during the period that the transition bonds of a series are outstanding, then thereafter the servicer will be required to pay the indenture


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trustee any interest earnings on transition charge collections received by the servicer and invested by the servicer during each collection period prior to remittance to the indenture trustee for so long as that series of transition bonds remains outstanding. If the servicer remits transition charges on a monthly basis, the servicer will pay to the indenture trustee any interest earnings on transition charge collections received by the servicer and invested by the servicer during each collection period prior to remittance to the collection account for so long as the transition bonds remain outstanding. All late payment charges will be remitted to the indenture trustee.

     For the initial year of the transition bonds, the servicer will remit to the indenture trustee transition charge collections based on its estimated system-wide charge-off percentage and the average number of days outstanding of bills. Thereafter, on an annual basis in connection with the true-up adjustment process, the REP and the servicer will reconcile the amounts held back with amounts actually written-off as uncollectible in accordance with the terms agreed to by the REP and the servicer and the servicer will recalculate the charge-off rate.

     In the event that the servicer makes changes to its current computerized customer information system that would allow the servicer to track actual transition charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, each servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all retail customer accounts are billed on the new system.

SERVICING COMPENSATION

     The servicer will be entitled to receive an aggregate annual servicing fee for all series outstanding in an amount equal to:

     o the greater of $400,000 or 0.05% of the aggregate initial principal amount of all outstanding transition bonds, for so long as the servicer remains Oncor or any of its permitted successors or assigns or an affiliate (allocated among all outstanding series of transition bonds pro rata based on outstanding principal amount); or

     o an amount agreed upon by the successor servicer and the indenture trustee, but not more than 0.60% of the aggregate initial principal amount of all outstanding transition bonds if Oncor, any permitted successor or assign or an affiliate is not the servicer (allocated among all outstanding series of transition bonds pro rata based on outstanding principal amount).

     The servicing fee shall be paid semi-annually with respect to each series with half of the annual servicing fee being paid on each semi-annual payment date. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely


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to the extent funds are available therefor as described under "THE TRANSITION
BONDS -- How Funds in the General Subaccount Will Be Allocated" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds.

RETAIL ELECTRIC PROVIDERS

     General Information About Payment of Transition Charges by REPs. All retail electric consumers in Oncor's service territory will purchase electricity and related services from REPs, rather than from electric utilities. Each REP will include the transition charges in its bill to retail electric consumers. The servicer or its agent will bill each REP for transition charges attributable to the REP's retail electric consumers at least monthly. Pursuant to the Financing Order, each REP must remit to the servicer the amount of transition charges attributable to its retail electric consumers (less an allowance for charge-offs of delinquent customer accounts) within 35 days after billing by the servicer regardless of whether payments have been received by the REPs from their customers. In addition, in the event a REP fails to pay the servicer in full within 35 days of the date transition charges are billed to such REP, the servicer will assess a late-payment penalty against the REP in the amount of five percent of the outstanding balance of transition charges payable by the REP. A 10 calendar-day grace period will be allowed before the REP is considered to be in default.

     REPs must provide the servicer with timely information necessary for billing and true-up adjustments. In addition, prior to billing or collecting any transition charges, REPs who do not have a long-term unsecured credit rating of at least "BBB-" and "Baa3" (or the equivalent from S&P and Moody's, respectively) must provide either a cash deposit equal to two months' maximum estimated collections of transition charges, which deposit will be put into the REP security deposit subaccount with the indenture trustee, or an affiliate guarantee, surety bond, or letter of credit, of which the indenture trustee is the beneficiary, providing for payment of two months' maximum estimated collections if the REP defaults. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain an investment grade rating. A REP may also choose to provide a combination of these forms of credit support. There will be a quarterly evaluation of the REP's estimated transition charge collections to determine the correct size of the deposit or other support. Amounts in the REP security deposit subaccount are available solely to protect against a default by REPs and are not our property.

     In the initial year after the transition bonds are issued, the amount of payments that a REP must remit will incorporate the same system-wide charge off percentage then used by the servicer to remit payments to the indenture trustee. Thereafter, on an annual basis in connection with the true-up adjustment process, the REP and the servicer will reconcile the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer and the servicer will recalculate the charge off rate. The REP's right to reconciliation for write-offs will be limited to retail customers whose service has been permanently terminated and whose entire accounts have been written off. The REP's recourse for transition charges remitted to the servicer but not ultimately collected from customers will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements. The REP will not have recourse to the indenture trustee or to us or our funds for such payments. The REP's rights to credits will not take effect until after adjusted transition


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charges which take the REP's uncollectible bills into account have been implemented.

     The above standards are the most stringent that the servicer can impose on REPs under the Financing Order. In the future, the PUC may determine that different standards should be applied to REPs in particular areas, such as payment terms. Any such standards may replace specific standards described above. The Financing Order provides, however, that any modifications to the foregoing standards may not be implemented absent satisfaction of the Rating Agency Condition.

     Neither Oncor nor any successor servicer will pay any shortfalls resulting from the failure of any REP to remit payments arising from the transition charges to the servicer. The annual true-up and interim true-up adjustment mechanisms for the transition charges, as well as the overcollateralization amount and the amounts deposited in the capital subaccount of each series, are intended to mitigate the risk of shortfalls. Any shortfalls that occur may delay the distribution of interest on and principal of the transition bonds.

SERVICER'S REPRESENTATIONS AND WARRANTIES

     In each servicing agreement, the servicer will represent and warrant to us, as of the date of each issuance of a series of transition bonds, among other things, that:

     o the servicer is duly organized, validly existing and is in good standing under the laws of the state of its incorporation, with requisite corporate power and authority to own its properties, and conduct its business as such properties are currently owned and such business is presently conducted by it and to execute, deliver and carry out the terms of the servicing agreements and the intercreditor agreement;

     o the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer's business, operations, assets, revenues or properties or to its servicing of the transition property);

     o the servicer's execution, delivery and performance of the servicing agreements and intercreditor agreement have been duly authorized by the servicer by all necessary corporate action;

     o the servicing agreements and the intercreditor agreement discussed below both constitute the legal, valid and binding obligations of the servicer, enforceable against the servicer in accordance with their terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;


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     o    the consummation of the transactions contemplated by the servicing agreements and intercreditor agreement will not conflict with or result in any breach of the terms and provisions of, nor constitute a default under, the servicer's articles of incorporation or by-laws or any material agreement or instrument to which the servicer is a party or by which it or any of its property is bound, nor result in the creation or imposition of any lien upon the servicer's properties (other than any lien that may be granted under the Basic Documents or any lien created pursuant to Section 39.309 of the Restructuring Act) or violate any existing law or any order, rule or regulation applicable to the servicer or its properties;

     o each report or certificate delivered in connection with an issuance advice letter or delivered in connection with any filing made with the PUC by the issuer with respect to the transition charges or true-up adjustments will be true and correct in all material respects, or, if based on predictions and assumptions, will be based on predictions and assumptions that are reasonably based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

     o except for the issuance advice letter, those which have previously been obtained or made, those required to be made by the servicer in the future with the PUC for adjusting transition charges, and those that the servicer may need to file to continue the effectiveness of any financing statement under the Restructuring Act, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreements; and

     o except as may be disclosed in this prospectus and any prospectus supplement, no proceeding or investigation is pending or, to the servicer's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

          o seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreements,

          o relating to the servicer and that might adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds, or

          o seeking to prevent the issuance of the transition bonds or the consummation of any of the transactions contemplated by the servicing agreements or any other Basic Documents.

     The servicer is not responsible for any ruling, action or delay of the PUC, except those caused by the servicer's failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreements. The servicer also is not liable for the calculation of the transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a negligent manner.


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THE SERVICER WILL INDEMNIFY US, OTHER RELATED ENTITIES AND THE PUC

     Under each servicing agreement, the servicer will agree to indemnify, defend and hold harmless us, the PUC (for the benefit of the retail end-use customers), the indenture trustee, for itself and on behalf of the holders of transition bonds, the independent managers and each of our related parties against any liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

     o the servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under the servicing agreements or the servicer's reckless disregard of its obligations and duties under the servicing agreements;

     o the servicer's breach of any of its representations and warranties under the servicing agreements;

     o any finding that interest payable to a REP with respect to disputed funds resulting from the servicer's willful misconduct, bad faith or negligence must be paid by us or from transition property; or

     o any higher servicing compensation that becomes payable as a result of any servicer default resulting from the servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under the servicing agreements.

     The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct or negligence or breach of a representation or warranty in any of the Basic Documents of the party seeking indemnification.

     In addition, in each servicing agreement, the servicer will release us, the independent managers and the indenture trustee, and each of our related parties, from any and all claims whatsoever which the servicer may have against those parties relating to transition property or the servicer's servicing activities with respect thereto, other than claims and demands arising from the willful misconduct, bad faith or negligence of the parties.

     So long as any of the applicable series of transition bonds are outstanding, any indemnity payments made to the PUC, for the benefit of the consumer, under the provisions described above, will be promptly remitted to the indenture trustee for deposit in the applicable collection account.

THE SERVICER WILL PROVIDE STATEMENTS TO US, TO THE INDENTURE TRUSTEE AND TO THE SEC

     For each date on which the servicer is required to make a true-up adjustment filing with the PUC to adjust the transition charges applicable to a series of transition bonds, the servicer will provide to us and the indenture trustee a statement indicating, with respect to the transition property sold pursuant to the applicable sale agreement, among other things:


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     o    the aggregate outstanding principal balance for the related series of transition bonds and the projected aggregate outstanding principal balance for such series or class as specified in the expected amortization schedule for such series or class as of the immediately preceding payment date;

     o the amount on deposit in the overcollateralization subaccount for the series and the related scheduled overcollateralization level as of the immediately preceding payment date;

     o the amount on deposit in the capital subaccount for the series and the amount required to be on deposit in that capital subaccount as of the immediately preceding payment date;

     o the amount on deposit in the reserve subaccount for the series as of the immediately preceding payment date;

     o the aggregate outstanding principal balance for the series of transition bonds as of such date and the servicer's projection of the aggregate outstanding principal balance for the series of transition bonds for the payment date immediately preceding the next succeeding adjustment date;

     o the scheduled overcollateralization level for the series of transition bonds and the servicer's projection of the amount on deposit in each overcollateralization subaccount for the payment date immediately preceding the next succeeding adjustment date;

     o the required capital subaccount balance for the series of transition bonds and the servicer's projection of the amount on deposit in each capital subaccount for the payment date immediately preceding the next succeeding adjustment date; and

     o the servicer's projection of the amount on deposit in each reserve subaccount for the series for the payment date immediately preceding the next succeeding adjustment date.

     Moreover, on or before each date on which the servicer is required to remit funds to the indenture trustee as specified in the applicable servicing agreement, the servicer will prepare and furnish to us and the indenture trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the indenture trustee on that date. Further, on or before each payment date, the servicer will prepare and furnish to us and the indenture trustee a statement setting forth the amounts to be paid to the holders of transition bonds. On the basis of this information, the indenture trustee will furnish to the holders of transition bonds on each payment date the report and statements described under "THE TRANSITION BONDS--Reports to Holders of the Transition Bonds" in this prospectus.

     The servicing agreements and the administration agreement will also require the servicer to prepare any reports to be filed by us with the SEC. For a description of the additional periodic and other reports that we are obligated to file with the SEC and to post on a web-site associated with our parent, see


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"THE TRANSITION BONDS--Continuing Disclosure" in this prospectus for further information.

SERVICER TO PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENTS

     Each servicing agreement will provide that a firm of independent public accountants will furnish to us, the indenture trustee and the applicable rating agencies, not later than 90 days after the end of the servicer's fiscal year, an annual accountants' report. This annual accountants' report will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations under the servicing agreements, identifying the results of these procedures and including any exceptions noted. The annual accountants' report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     Each servicing agreement will also provide for delivery to us, the indenture trustee and each rating agency that has, at our request, rated the transition bonds of such series (each such rating agency, an "applicable rating agency"), not later than 90 days after the end of the servicer's fiscal year, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations in all material respects under the applicable servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer has agreed to give us, each applicable rating agency, and the indenture trustee notice of any default under the applicable servicing agreement.

MATTERS REGARDING THE SERVICER

     Under each servicing agreement, any person:

     o into which the servicer may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of the servicer,

     o which results from the division of the servicer into two or more entities and which succeeds to all or substantially all of the electric distribution business of the servicer,

     o which may result from any merger or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric distribution business of the servicer,

     o which may succeed to the properties and assets of the servicer substantially as a whole and which succeeds to all or substantially all of the electric distribution business of the servicer, or

     o which may otherwise succeed to all or substantially all of the electric transmission or distribution business of the servicer,

will be the successor of the servicer under the servicing agreements. Each servicing agreement will further require that:


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     o    the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreements;

     o immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreements will have been breached and no default under the servicing agreements, and no event which, after notice or lapse of time, or both, would become a default under the servicing agreements will have occurred and be continuing;

     o the servicer must deliver to us and to the indenture trustee an officer's certificate and an opinion of counsel stating that the transfer complies with the servicing agreements and all conditions to the transfer under the servicing agreements have been complied with;

     o the servicer must deliver to us and to the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the PUC, to protect our interests in all of the transition property have been made or that no filings are required; and

     o    prior written notice must be sent to the applicable rating agencies.

     So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the applicable servicing agreement. Each servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations including a collection agent acting pursuant to any intercreditor agreement. However, unless the appointed person is an affiliate of Oncor, the appointment must satisfy the Rating Agency Condition. In all cases where an agent is appointed, the servicer must remain obligated and liable under the applicable servicing agreement.

     Each servicing agreement will provide that, subject to the foregoing provisions, the servicer may not resign from the obligations and duties imposed on it as servicer. However, the servicer may resign as servicer upon a determination, communicated to us, the indenture trustee and each applicable rating agency, that the performance of the servicer's duties under the applicable servicing agreement are no longer permissible under applicable law. This resignation will not become effective until a successor servicer has assumed the servicing obligations and duties of the servicer under the applicable servicing agreement.

     Except as expressly provided in the applicable servicing agreement, the servicer will not be liable to us, the indenture trustee, our managers, you or any other person or entity, except as provided under such servicing agreement, for any action taken or for refraining from taking any action pursuant to such servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's willful misconduct, bad faith or negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the indenture trustee or on any document submitted by any person respecting any matters under each servicing agreement. In addition, each servicing agreement will provide


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that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the applicable servicing agreement.

SERVICER DEFAULTS

     Defaults under each servicing agreement will include, among other things:

     o any failure by the servicer to remit to the indenture trustee for deposit into the collection account for the applicable series of transition bonds, on our behalf, any required remittance, which failure continues unremedied for a period of five business days after written notice of that failure is received by the servicer from us or the indenture trustee;

     o any failure by the servicer to duly perform its obligations to make transition charge adjustment filings for the applicable series of transition bonds in the time and manner set forth in the servicing agreements, which failure continues unremedied for a period of five days;

     o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement or any other related Basic Document to which it is a party, which failure:

          o materially and adversely affects the rights of the bondholders, and

          o continues unremedied for 60 days after notice of this failure has been given to the servicer, by us or the indenture trustee or after discovery of this failure by an officer of the servicer, as the case may be;

     o any representation or warranty made by the servicer in the servicing agreement or any other related Basic Documents proves to have been incorrect when made, which has a material adverse effect on any of the holders of transition bonds of the series or us and which continues unremedied for 60 days after notice of this failure has been given to the servicer by us or the indenture trustee or after discovery of this failure by an officer of the servicer, as the case may be; or

     o an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

     The indenture trustee with the consent of the holders of the majority of the outstanding principal amount of the transition bonds of each series and with the consent of the PUC may waive any default by the servicer, except a default in making any required remittances to the indenture trustee.


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RIGHTS WHEN THE SERVICER DEFAULTS

     As long as a default under a servicing agreement remains unremedied, the indenture trustee may, and upon the instruction of the holders of a majority of the outstanding principal amount of the transition bonds of the related series or upon the direction of the PUC, must, except as described below under -- "Intercreditor Agreement", terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. Under the servicing agreements, the servicer's indemnity obligations will survive its replacement as servicer. After the termination, the indenture trustee will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under that servicing agreement.

     In addition, when a servicer defaults, the bondholders (subject to the provisions of the indenture) and the indenture trustee as beneficiary of any statutory lien permitted by the Restructuring Act will be entitled to (i) apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the transition property, (ii) foreclose on or otherwise enforce the lien on and security interests in, any transition property and (iii) apply to the PUC for an order that amounts arising from the transition charges be transferred to a separate account for the benefit of the bondholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the bondholders from effecting a transfer of servicing. The indenture trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the rating agencies rating the transition bonds. The indenture trustee may make arrangements for compensation to be paid to the successor servicer.

WAIVERS OF PAST DEFAULTS

     Holders of a series of transition bonds evidencing not less than a majority in principal amount of the then outstanding transition bonds of that series, on behalf of all bondholders of that series of transition bonds and with the consent of the PUC, may waive in writing any default by the servicer in the performance of its obligations under the applicable servicing agreement and its consequences, except a default in making any required remittances to the indenture trustee for deposit into the collection account for that series of transition bonds under the applicable servicing agreement. Each servicing agreement will provide that no waiver will impair the bondholders' rights relating to subsequent defaults.

SUCCESSOR SERVICER

     Under each servicing agreement, if for any reason a third party assumes the role of the servicer under the servicing agreements, the servicer must cooperate with us and with the indenture trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreements, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. Each servicing agreement will provide that the servicer will be liable for the reasonable costs


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and expenses incurred in transferring servicing responsibilities (which will not include any set-up costs for the successor) to the successor servicer if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.

AMENDMENT

     Each servicing agreement may be amended with the prior written consent of the indenture trustee unless the PUC objects to any such amendment within the time periods set forth in the servicing agreements. In addition, any amendment will not be effective unless the Rating Agency Condition is satisfied. We will notify the rating agencies promptly after the execution of any such amendment or consent.

INTERCREDITOR AGREEMENT

     Oncor and Oncor's affiliated REP participate in an accounts receivable sale arrangement under which they sell substantially all of their accounts receivable to TXU Receivables Company on a revolving basis. Those accounts receivable do not include the transition charges. Under that arrangement, TXU Business Services Company, an Oncor affiliate, acts as a collection agent to collect the accounts receivable. Oncor, Oncor's affiliated REP and TXU Business Services Company have entered into an intercreditor agreement, dated August 21, 2003, with the issuer, the indenture trustee and the other parties to the receivables program. The intercreditor agreement has been filed with the SEC in connection with the issuance of the series 2003-1 bonds. Under the intercreditor agreement, the indenture trustee and the parties to the receivables financing program must agree upon a replacement servicer. In the event of a default by the servicer under the applicable servicing agreement or by the collection agent under the receivables agreements, if the indenture trustee and the parties to the receivables financing program are unable to agree on a replacement servicer within 10 business days, Oncor's independent auditors will select the replacement servicer. However, under the intercreditor agreement either the indenture trustee or the collection agent could upon such a default require all collections by the servicer and collection agent to be deposited directly into a designated account with a financial institution selected by the indenture trustee and the parties to the receivables arrangements, subject to satisfaction of the Rating Agency Condition. The financial institution holding the designated account would then be responsible for allocating on a pro rata basis the collections in the account between transition charges and receivables collections.


                              THE TRANSITION BONDS

     The transition bonds will be issued under and their payment will be secured by the indenture, dated as of August 21, 2003, between us and The Bank of New York, as the indenture trustee, as that indenture may be amended or supplemented from time to time. The particular terms of each series of transition bonds and description of the collateral for such series will be provided in a supplement to the indenture. The indenture, and the series 2003-1 supplement thereto, have been filed with the SEC in connection with the issuance of the series 2003-1 bonds. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the prospectus supplement. This summary does not purport to be complete and is subject to, and


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is qualified by reference to, the terms and provisions of the transition bonds and the indenture. References to sections under this heading are to sections of the Indenture.

GENERAL TERMS OF THE TRANSITION BONDS

The Financing Order authorizes Oncor or its assignees to authorize us to issue up to $1,300,000,000 of transition bonds. On August 21, 2003, we issued and sold $500,000,000 of series 2003-1 bonds in accordance with the Financing Order. Pursuant to the settlement agreement approved by the PUC, the remaining $800,000,000 of the amount authorized by the Financing Order may be issued in 2004 or later. Any series of transition bonds may include one or more classes that differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical (except for denominations), unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The terms of a series and any classes thereof will not be subject to consent of the holders of transition bonds of any previously issued series. (ss.9.01(a)) See "RISK FACTORS -- Other Risks Associated With an Investment in the Transition Bonds" in this prospectus for further information. Each series of transition bonds may include one or more classes of bonds that accrue interest at a variable rate based on an index described in the related prospectus supplement. A swap agreement may serve as security for any class of floating rate transition bonds, in addition to the security provided under the indenture and a supplement to the indenture for such series. See -- "Floating Rate Transition Bonds" below for further information.

     All transition bonds that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the applicable transition property and the other Collateral as provided in the indenture and the applicable supplement to the indenture.

     The prospectus supplement for a series of transition bonds will describe the following terms of that series of transition bonds and, if applicable, the classes of that series:

     o the designation of the series and, if applicable, the classes of that series;

     o the principal amount of the series and, if applicable, the classes of that series;

     o the annual rate at which interest accrues or the method or methods of determining such annual rate;

     o the payment dates; o the scheduled final payment date and the final maturity date of the series and, if applicable, the classes of that series;

     o    the issuance date of the series;

     o    the authorized denominations;

     o    any provisions for optional redemption of the series or class;


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     o    the expected amortization schedule for principal of the series and, if applicable, the classes of that series;

     o any other material terms of the class that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding class of transition bonds;

     o    the identity of the indenture trustee; and

     o solely if a series includes floating rate transition bonds, the terms of any swap agreement executed to permit such issuance and the identity of any swap counterparty related thereto.

     The transition bonds are not a debt, liability or other obligation of the State of Texas or of any political subdivision, agency or instrumentality of the State and do not represent an interest in or legal obligation of Oncor, TXU Corp. or any of their affiliates, other than us. Neither Oncor, TXU Corp. nor any of their affiliates will guarantee or insure the transition bonds. The Financing Order authorizing the issuance of the transition bonds does not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions. The issuance of the transition bonds under the Restructuring Act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the transition bonds or to make any appropriation for their payment.

INTEREST AND PRINCIPAL ON THE TRANSITION BONDS

     Interest will accrue on the principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the prospectus supplement. Interest will be payable to the holders of transition bonds of the series or class on each payment date, commencing on the payment date specified in the prospectus supplement. Interest payments for each series will be made from collections of transition charges, including amounts available in the reserve subaccount, the overcollateralization subaccount and, if necessary, the amounts available in the capital subaccount for each series. In the event of default by a REP, the amounts in the REP security deposit subaccount or available from other credit support (up to an amount of the lesser of the payment default of that REP or the principal amount of that REP's deposit or other credit support amount) will be used to make interest and principal payments to the bondholders of each class on each payment date for the transition bonds.

     Principal of the transition bonds of each class will be payable in the amounts and on the payment dates specified in the related prospectus supplement, but only to the extent that amounts in the collection account for the related series are available, and subject to the other limitations described below, under -- "How Funds in the General Subaccount Will Be Allocated". Each prospectus supplement will set forth the expected amortization schedule for each series of transition bonds and, if applicable, the classes of that series, established in a manner required by the Financing Order. On any payment date, unless an event of default has occurred and is continuing with respect to a series of transition bonds and the transition bonds of that series have been declared due and payable, the indenture trustee will make principal payments on the transition bonds of such series only until the outstanding principal balances of those transition bonds have been reduced to the principal balances


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specified in the applicable expected amortization schedule for that payment date. The indenture trustee will retain in the reserve subaccount for that series for payment on later payment dates any collections of transition charges in excess of amounts payable as:

     o expenses of the servicer, the independent managers and the indenture trustee (including the servicing fee);

     o payments of interest and principal on the transition bonds for that series;

     o    allocations to the capital subaccount for that series;

     o    allocations to the overcollateralization subaccount for that series;
          and

     o investment earnings on amounts in the capital subaccount released to us.

     If the indenture trustee receives insufficient collections of transition charges for a series of transition charges for any payment date, and amounts in the collection account for that series (and the applicable subaccounts of that collection account) are not sufficient to make up the shortfall, principal of any class of that series of transition bonds may be paid later than expected, as described in this prospectus. The failure to make a scheduled payment of principal on the transition bonds of a series because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the transition bonds of any series or class will be due and payable:

     o    on the final maturity date of the series or class;

     o if an event of default with respect to such series (other than a breach by the State of Texas of its pledge) under the indenture occurs and is continuing, and the indenture trustee or the holders of a majority in principal amount of the transition bonds of that series then outstanding, declare the affected series or class of transition bonds to be immediately due and payable, then on that date; and

     o    on the date of redemption, if any.

     See "THE TRANSITION BONDS -- What Constitutes an Event of Default on the Transition Bonds" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus for further information.

PAYMENTS ON THE TRANSITION BONDS

     The indenture trustee will pay on each payment date to the holders of each class of transition bonds to the extent of available funds in the collection account for the related series of transition bonds all payments of principal and interest then due. In the case of floating rate transition bonds, in lieu of interest, the indenture trustee will make payments under any related swap agreement with respect to interest. The indenture trustee will make each payment other than the final payment with respect to any transition bonds to the holders


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of record of the transition bonds of the applicable class on the record date for that payment date. The indenture trustee will make the final payment for each class of transition bonds, however, only upon presentation and surrender of the transition bonds of that class at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

     The failure to pay accrued interest on a series of transition bonds on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for that series of transition bonds unless such failure is cured within five business days. An event of default under one series of transition bonds will trigger an event of default under all other outstanding series of transition bonds. See --"What Constitutes an Event of Default on the Transition Bonds" below for further information. Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable transition bond's interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the indenture trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the indenture trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

     At the time, if any, we issue the transition bonds of any series in the form of definitive transition bonds and not to The Depository Trust Company ("DTC") or its nominee the indenture trustee will make payments with respect to that class as described below under "Definitive Transition Bonds." Upon application by a holder of any class of transition bonds in the principal amount of $10,000,000 or more to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee in New York, New York. (ss.2.08)

     If any special payment date or other date specified for any payments to bondholders is not a business day, the indenture trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period. (ss.11.12) Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

FLOATING RATE TRANSITION BONDS

     If we issue any floating rate transition bonds of any class, we will enter into one or more swap agreements with a swap counterparty identified and having the terms described in the related prospectus supplement. Generally, a swap agreement, on each payment date, will obligate us to pay to the swap counterparty, solely from payments of transition charges, an amount equal to the fixed interest due under the swap agreement on the payment date. The swap agreement will obligate the swap counterparty to pay to us either (1) an amount equal to the product of (a) the floating rate and (b) the principal balance of the floating rate transition bonds as of the close of business on the preceding payment date, after giving effect to all payments of interest made to the floating rate transition bond holders on the preceding payment date, or (2) an


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amount equal to the product of (y) the floating rate and (z) a predetermined notional amount.

NO THIRD-PARTY CREDIT ENHANCEMENT

     We do not currently anticipate that the transition bonds will have the benefit of any third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If, however, we issue any series of transition bonds with any third-party credit enhancement, such credit enhancement will be described in the related prospectus supplement.

REGISTRATION AND TRANSFER OF THE TRANSITION BONDS

     If specified in the related prospectus supplement, we may issue one or more classes of transition bonds in definitive form, which will be transferable and exchangeable as described below under -- "Definitive Transition Bonds." Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the transition bonds, but the indenture trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

     We will issue each class of transition bonds in the minimum initial denominations set forth in the related prospectus supplement and, except as otherwise provided in the related prospectus supplement, in integral multiples thereof.

     The indenture trustee will make payments of interest and principal on each payment date to the bondholders in whose names the transition bonds were registered on the record date.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC, or another securities depository. The transition bonds will be available to investors only in the form of book-entry bonds. We will initially register any book-entry bonds in the name of Cede & Co., the nominee of DTC. Bondholders may also hold transition bonds through Clearstream Banking, Luxembourg S.A. ("Clearstream") or Euroclear in Europe, if they are participants in those systems or indirectly through organizations that are participants in those systems.

     Cede & Co., as nominee for DTC, will hold the global bond or bonds. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold


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securities for its participants and to facilitate the settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system also is available to indirect participants.

     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System, referred to as the Euroclear Operator or Euroclear, to facilitate settlement of trades between Clearstream and Euroclear. In November 2000, Clearstream and Euroclear signed an agreement, effective in 2001, to establish a new daytime transaction processing capability to supplement the existing overnight bridge between Clearstream and Euroclear. The new daytime bridge operates manually but is scheduled to become automated at a later date.

     Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by the Euroclear operator, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, which is referred to in this prospectus as the cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is


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also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

     Unless and until we issue definitive bonds, we anticipate that the only holder of transition bonds of any series will be Cede & Co., as nominee of DTC. Bondholders will only be permitted to exercise their rights as bondholders indirectly through participants and DTC. All references herein to actions by bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references in this prospectus to payments, notices, reports and statements to bondholders refer to payments, notices, reports and statements to Cede & Co., as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures, unless definitive bonds are issued.

     Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom beneficial owners of transition bonds have accounts are similarly required to make book-entry transfers and receive and transmit these payments on behalf of such beneficial owners. Accordingly, although beneficial owners of transition bonds will not possess definitive bonds, DTC's rules provide a mechanism by which such beneficial owners will receive payments and will be able to transfer their interests.


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     DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of a definitive bond for the transition bonds.

     DTC has advised the indenture trustee that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

     Payments with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

DEFINITIVE TRANSITION BONDS

     The Circumstances That Will Result in the Issuance of Definitive Transition Bonds. Unless otherwise specified in the prospectus supplement, each series of transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or their nominees, rather than to DTC or its nominee, only if:

     o we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository and nominee with respect to such series of transition bonds and we are unable to locate a qualified successor;

     o we, at our option, elect to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default under the indenture, beneficial owners of transition bonds representing at least a majority of the outstanding principal amount of the transition bonds of all series advise us, the indenture trustee and DTC in writing that the continuation of a book-entry system through DTC (or successor) is no longer in those beneficial owners' best interest.

     The Delivery of Definitive Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of transition bonds and the indenture trustee of the availability of definitive transition bonds. Upon surrender by DTC of the definitive bonds representing the applicable transition bonds and


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receipt of instructions for reregistration, the indenture trustee will authenticate and deliver definitive transition bonds. Thereafter the indenture trustee will recognize the holders of these definitive transition bonds as registered owners of transition bonds under the indenture. (ss.2.13)

     The Payment Mechanism for Definitive Transition Bonds. Payments of principal of, and interest on, definitive transition bonds will be made by the indenture trustee, as paying agent, in accordance with the procedures set forth herein and in the indenture and related prospectus supplement. These payments will be made directly to holders of definitive transition bonds in whose names the definitive transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or in such other manner as may be provided in the supplement to the indenture, except certain payments will be made by wire transfer as described in the indenture. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to holders of transition bonds. The final payment of any transition bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the transition bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. If required by the rules of the Luxembourg Stock Exchange, a notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than five days prior to such final distribution. Definitive transition bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed definitive transition bonds, the new definitive transition bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

     The Transfer or Exchange of Definitive Transition Bonds. Definitive transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REDEMPTION OF THE TRANSITION BONDS

     Unless otherwise provided for in the applicable prospectus supplement, we may redeem a series of transition bonds after the last scheduled payment date for the series if, after giving effect to payments that would otherwise be made on the last scheduled payment date for the series, the outstanding principal balance of the series of transition bonds has been reduced to less than or equal to five percent of the initial principal balance. (ss.10.01) We may only exercise this redemption option, if any, if we have adequate funds to do so and if such exercise would not cause us to be insolvent. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the prospectus supplement.


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     We will give notice of redemption to the indenture trustee and the rating agencies not less than 25 days nor more than 50 days prior to the date of redemption. Notice of redemption of any series of transition bonds will be given by the indenture trustee to each holder of a transition bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the prospectus supplement. (ss.10.02) All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the indenture trustee at that time, and will no longer be considered "outstanding" under the indenture. The holders of transition bonds will have no further rights with respect to those transition bonds, except to receive payment of the redemption price of those transition bonds and unpaid interest accrued to the redemption date from the indenture trustee. In the event that we redeem a transition bond in part, we will execute and the indenture trustee will authenticate and deliver to the holder a new transition bond representing the unredeemed portion of the original transition bond. (ss.10.04)

CONDITIONS OF ISSUANCE OF ADDITIONAL SERIES AND ACQUISITION OF ADDITIONAL TRANSITION PROPERTY

     Our acquisition of additional transition property and subsequent issuance of any new series of transition bonds (including those expected to be in issued in 2004 or later) after the initial acquisition and issuance are subject to the following conditions, among others:

     o all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and our limited liability company agreement, as amended and/or restated;

     o the seller must have irrevocably assigned all of its right, title and interest in the additional transition property to us and made the filing required by Section 39.309 of the Restructuring Act with respect to the assignment;

     o the Rating Agency Condition must have been satisfied with respect to the transactions;

     o    the seller must receive and deliver to us and the indenture trustee:
          (i) an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that we will not be subject to United States federal income tax as an entity separate from our sole owner and that the transition bonds will be treated as debt of our sole owner for United States federal tax purposes, (ii) an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) or, if the seller so chooses, a ruling from the IRS, in either case to the effect that, for United States federal income tax purposes, the issuance of the transition bonds will not result in gross income to the seller and
          (iii) in the case of a subsequent issuance of transition bonds only, an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that such issuance will not adversely affect the characterization of any then outstanding transition bonds as obligations of our sole owner. The opinion of outside tax counsel


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          described above may, if the seller so chooses, be conditioned on the receipt by the seller of one or more letter rulings from the IRS and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the IRS in connection with such letter rulings;

     o no event of default may have occurred and be continuing under the indenture;

     o as of the date of issuance, we must have sufficient funds available to pay the purchase price for the additional transition property, and all conditions to the issuance of a new series of transition bonds must have been satisfied or waived; and

     o we must deliver certain certificates and opinions specified in the indenture to the indenture trustee. (ss.3.20)

     Our obligation to purchase transition property on any transfer date is also subject to the satisfaction or waiver of the conditions described in "THE SALE AGREEMENTS -- Conditions to the Sale of Transition Property" in this prospectus.

ACCESS OF BONDHOLDERS

     Upon written request of any bondholder or group of bondholders of any series or of all outstanding series of transition bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the transition bonds of that series or all series, as applicable, the indenture trustee will afford the bondholder or bondholders access during business hours to the current list of bondholders of that series or of all outstanding series, as the case may be, for purposes of communicating with other bondholders with respect to their rights under the indenture. (ss.7.02) The indenture does not provide for any annual or other meetings of bondholders.

REPORTS TO HOLDERS OF THE TRANSITION BONDS

     With respect to each series of transition bonds, on or prior to each payment date, special payment date or any other date specified in the indenture for payments, the indenture trustee will deliver a statement prepared by the indenture trustee to each holder of transition bonds of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable supplement to the indenture, as to the transition bonds of that series with respect to that payment date, special payment date or other date, as applicable:

     o the amount paid to holders of transition bonds of that series and the related classes in respect of principal;

     o the amount paid to holders of transition bonds of that series and the related classes in respect of interest;

     o the aggregate outstanding principal balance for that series of transition bonds, after giving effect to payments to be made on that payment date; and


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     o    the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule.

For a description of additional periodic and other reports that we are obligated to file with the SEC and to post on a web-site associated with our parent, see -- "Continuing Disclosure" in this prospectus.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the transition bonds, the indenture trustee will mail to certain persons who at any time during the calendar year were bondholders and received any payment on the transition bonds, a statement containing certain information for the purposes of the bondholder's preparation of U.S. federal and state income tax returns. (ss.6.06)

CONTINUING DISCLOSURE

     We will not voluntarily suspend or terminate our filing obligations with the SEC and to the extent permitted by and consistent with our legal obligations, we will include in the periodic reports and other reports to be filed with the SEC pursuant to the Exchange Act the following information with respect to each series of outstanding transition bonds:

     o monthly servicer reports (to be included in the next Form 10-Q filed subsequent to the respective monthly report);

     o a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available (to be included in the Form 10-Q filed for that respective quarter);

     o a statement showing the balance of outstanding transition bonds that reflects the actual periodic payments made on each series of the transition bonds versus the expected periodic payments (to be filed semi-annually in the next Form 10-Q filed);

     o the semi-annual servicer's certificate which is required to be submitted pursuant to the Servicing Agreement no later than five business days prior to each payment date for the series of outstanding transition bonds (to be filed either in a Form 10-Q, Form 10-K or Form 8-K);

     o the text (or a link to the website where a reader can find the text) of each true-up filing and the results of each true-up filing (to be filed in either a Form 10-Q, Form 10-K or Form 8-K);

     o any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies (to be filed in a Form 8-K);

     o material legislative or regulatory developments directly relevant to the series of transition bonds (to be filed in a Form 8-K); and


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     o    a quarterly statement (to be included in each Form 10-Q) affirming that, in all material respects, for each materially significant REP,
          (a) each such REP has been billed in compliance with the requirements outlined in the Financing Order; (b) each such REP has made payments in compliance with the requirements outlined in the Financing Order, and (c) each such REP satisfies the creditworthiness requirements of the Financing Order.

     In addition, we will, to the extent permitted by and consistent with the Issuer's obligations under applicable law, cause to be posted on the website associated with our parent:

     o    the final prospectus for each series of outstanding transition bonds;

     o the monthly servicer's certificate delivered for each series of transition bonds pursuant to the servicing agreements;

     o    the periodic reports described above; and

     o a current organization chart for the issuer and servicer (unless the servicer is not related to the us in which case the servicer will post two separate organization charts), in each case disclosing the parents and material subsidiaries of the servicer and us.

SUPPLEMENTAL INDENTURES

     Modifications of the Indenture that Do Not Require Consent of the Holders of Transition Bonds. Without the consent of any of the holders of transition bonds but with prior notice to the applicable rating agencies, we and the indenture trustee may enter into a supplement to the indenture for any of the following purposes:

     o to correct or amplify the description of the Collateral, or to better assure, convey and confirm unto the indenture trustee the Collateral, or to add additional property;

     o to add to our covenants, for the benefit of the holders of transition bonds, or to surrender any right or power therein conferred upon us;

     o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplement thereto which may be inconsistent with any other provision of the indenture or in any supplement thereto or to make any other provisions with respect to matters or questions arising under the indenture or in any supplement thereto or change in any manner or eliminate any provisions of the indenture, or modify in any manner the rights of the holders of transition bonds under the indenture; provided, however, that:

          o this action shall not adversely affect in any material respect the interests of any holders of transition bonds, and


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          o    the Rating Agency Condition shall have been satisfied with respect thereto;

     o to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to us or the indenture trustee and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one indenture trustee, pursuant to the requirements specified in the indenture; or

     o to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act of 1939. (ss.9.01(a))

     We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture, so long as:

     o the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of transition bonds then outstanding in any material respect; and

     o the Rating Agency Condition shall have been satisfied with respect thereto. (ss.9.01(b))

     Modifications That Require the Approval of the Holders of Transition Bonds. In addition, we may, with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, enter into one more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or modifying in any manner the rights of the holders of transition bonds under the indenture. However, this supplement may not, without the consent of the holders of each outstanding transition bond of each series or class affected thereby, take certain actions enumerated in the indenture, including:

     o reduce in any manner the amount of, or delay the timing of, deposits or payments on any transition bond;

     o reduce the percentage of the aggregate outstanding principal amount of the transition bonds the holders of which are required to consent to any supplement or amendment;

     o permit the creation of any lien on the Collateral ranking prior to or on a parity with the lien of the indenture; or

     o cause any material adverse federal income tax consequences to us, our managers, the seller, the indenture trustee or the then existing bondholders.

     Promptly following the execution of any supplement to the indenture, we will furnish written notice of the substance of the supplement to each bondholder and the appropriate rating agencies. Any supplement to the indenture


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executed in connection with the issuance of one or more additional series of transition bonds will not be considered an amendment to the indenture. No supplemental indenture will be effective if the PUC objects to such supplemental indenture within the time periods set forth in the indenture.

COVENANTS OF TRANSITION BOND COMPANY

     Consolidation, Merger or Sale of Assets. We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law and will obtain and preserve our qualification to do business in each jurisdiction in which that qualification is or shall be necessary to protect the validity and enforceability of the indenture provided that we may consolidate with or merge into another entity or sell substantially all of its assets to another entity if:

     o the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplement to the indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of our obligations under the indenture and the applicable supplement to the indenture;

     o the entity expressly assumes all obligations and succeeds to all of our rights under the sale agreements, the servicing agreements and any swap agreement pursuant to an assignment and assumption agreement executed and delivered to the indenture trustee;

     o no default or event of default under the indenture will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale;

     o the Rating Agency Condition will have been satisfied with respect to this merger, consolidation or sale;

     o we have delivered to Oncor, the indenture trustee and the rating agencies an opinion of counsel to the effect that this merger, consolidation or sale

          o would have no material adverse tax consequence to us or any holder of transition bonds,

          o complies with the indenture and all conditions precedent therein provided relating to a merger, consolidation or sale, and

          o will result in the indenture trustee maintaining a continuing valid first priority security interest in the Collateral;

     o none of the transition property, the Financing Order or the seller's, the servicer's or our rights under the Restructuring Act or the Financing Order are impaired thereby; and


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     o    any action that is necessary to maintain the lien created by the indenture has been taken. (ss.3.04 andss.3.10(a))

     In addition to the foregoing conditions, we may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the Collateral to any person or entity, unless the person or entity acquiring the properties and assets:

     o expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

     o unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us harmless against and from any loss, liability or expense arising under or related to the indenture and the transition bonds;

     o expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the transition bonds; and

     o if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under any sale agreement or any servicing agreement, assumes all obligations and succeeds to all of our rights under such sale agreements and servicing agreements, as applicable. (ss. 3.10(b))

     Our Additional Covenants. We will not, among other things, for so long as any transition bonds are outstanding:

     o except as expressly permitted by the indenture, the sale agreements, the servicing agreements or any other Basic Documents, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the indenture trustee;

     o claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds (other than amounts properly withheld from such payments under the Internal Revenue Code of 1986, as amended (Code) or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

     o    terminate our existence, or dissolve or liquidate in whole or in part;

     o    permit the validity or effectiveness of the indenture to be impaired;

     o permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the transition bonds except as may be expressly permitted by the indenture;


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     o    permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

     o permit the lien granted under the indenture not to constitute a valid first priority security interest in the Collateral;

     o elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole owner;

     o change our name, identity or structure or the location of our chief executive office, unless promptly after the effective date of any such change, we deliver to the indenture trustee such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture; or

     o take any action which is expressly stated in the Basic Documents to require satisfaction of the Rating Agency Condition, without in each case processing such satisfaction. (ss. 3.08)

     We may not engage in any business other than financing, purchasing, owning and managing the transition property and the other Collateral and the issuance of the transition bonds in the manner contemplated by the Financing Order, the indenture, the Basic Documents or certain related activities incidental thereto. (ss. 3.12)

     We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the transition bonds. (ss. 3.13)

     We will not, except as contemplated by the sale agreements, the servicing agreements, any swap agreement, the indenture or any other Basic Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the transition bonds and the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). (ss. 3.15; ss. 3.16)

     We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest for any calendar month unless no event of default has occurred and is continuing and any distributions do not cause the amounts in the capital subaccount for each series to decline below 0.50% of the initial principal amount of such series of transition bonds issued and outstanding pursuant to the indenture. (ss. 3.17)


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     We will cause the servicer to deliver to the indenture trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreements.

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

     An event of default with respect to a series of transition bonds is defined in the indenture as being:

     1. a breach by the State of Texas or any of its agencies (including the PUC) of the State's pledge, including without limitation, the failure to implement the PUC guaranteed true-up mechanism;

     2. a default in the payment of any interest on any transition bond of that series when the same becomes due and payable and the continuation of this default for five business days;

     3. a default in the payment of the then unpaid principal of any transition bond of that series on the final maturity date for that series or, if applicable, any class of such series on the final maturity date for that class;

     4. a default in the payment of the redemption price for any transition bond of that series on the redemption date therefor;

     5. a default in the observance or performance by us of any of our covenants or agreements made in the indenture, other than those specifically dealt with in the first three clauses above, or any of our representations or warranties made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and this default shall continue or not be cured, for a period of 30 days after the earlier of the date:

               o written notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% of the aggregate principal amount of the outstanding transition bonds of that series or class, or

               o    we had actual knowledge of the default;

     6. the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of us or any substantial part of the Collateral for that series in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or our property or for any substantial part of the Collateral for that series, or ordering the winding-up or liquidation of our affairs, and that decree or order remains unstayed and in effect for a period of 90 consecutive days;


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     7.   the commencement by us of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of the Collateral for that series, or the making by us of any assignment for the benefit of creditors, or the failure by us generally to pay our debts as they become due, or the taking of action by us in furtherance of any of the foregoing;

     8. an event of default under any other series of transition bonds outstanding under the indenture; or

     9. any other event designated as such in the related prospectus supplement. (ss. 5.01)

     If an event of default as specified in clause one above has occurred, the servicer will be obligated to institute (and the indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State's pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the transition charges, perform adjustments and discharge its obligations under the servicing agreements. The costs of any such action would be payable by the seller pursuant to the sale agreement.

     If an event of default (other than the breach described in clause one above) with respect to a series of transition bonds should occur and be continuing, then the indenture trustee or holders of a majority in aggregate principal amount of the outstanding transition bonds of that series may declare the principal of that series of the transition bonds together with the accrued and unpaid interest thereon through the date of acceleration to be immediately due and payable. This declaration may be rescinded by the holders of a majority in aggregate principal amount of the outstanding transition bonds of that series prior to the indenture trustee obtaining a judgment or decree for the money due if:

     o we have paid or deposited with the indenture trustee an amount sufficient to pay:

          o all payments of principal of and premium, if any, and interest on all transition bonds of that series and all other amounts that would then be due under the indenture or on the transition bonds of that series if the event of default giving rise to such acceleration had not occurred, and

          o all amounts paid or advanced by the indenture trustee with respect to that series under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and


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     o    all other events of default with respect to that series under the indenture have been cured or waived. (ss.5.02)

     Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the applicable sale agreement, the applicable servicing agreement or any intercreditor agreement or against any swap counterparty under any swap agreement.

     When the Indenture Trustee Can Sell the Collateral. If the transition bonds of a series have been declared to be due and payable following an event of default under the indenture, the indenture trustee may, in its discretion, either:

     o    sell the Collateral securing such series; or

     o elect to have us maintain possession of the Collateral securing such series and continue to apply cash received with respect to such Collateral as if there had been no declaration of acceleration. (ss.5.04(a) andss.5.05)

There is likely to be a limited market, if any, for the transition property following a foreclosure, in light of the event of default, the unique nature of the transition property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling or otherwise liquidating the Collateral securing a series of transition bonds following an event of default with respect to such series under the indenture, other than (i) a default in the payment of any interest on any transition bond of such series when the same becomes due and payable and the continuation of this default for five business days, (ii) a default in the payment of the then unpaid principal of any transition bond of such series on the final maturity date for that series or, if applicable, any class of such series on the final maturity date for that class, or (iii) a default in the payment of the redemption price for any transition bond on the redemption date therefor, unless:

     o the holders of 100% of the aggregate principal amount of the affected series of transition bonds consent thereto;

     o the proceeds of this sale or liquidation are sufficient to pay in full all amounts then due and unpaid upon the transition bonds of that series for principal, premium, if any, and interest; or

     o the indenture trustee determines that the Collateral securing such series of transition bonds will not continue to provide sufficient funds to make all payments on the transition bonds of such series as these payments would have become due if the transition bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate principal amount of the outstanding transition bonds of such series. (ss.5.04)

     The indenture trustee will, at such time as there are no transition bonds of a series outstanding, release any remaining portion of the Collateral that secured such series from the lien of the indenture and release to us or any


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other person entitled thereto any funds then on deposit in the collection account for the series.

     Right of the Holders of Transition Bonds to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series, or, if less than all series or classes are affected, the affected series or class, will have the right to direct the time, method and place of conducting any judicial or administrative proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee; provided that:

     o this direction does not conflict with any rule of law or with the indenture;

     o except as discussed above, any direction to the indenture trustee to sell or liquidate the Collateral securing a series shall be by the holders of 100% of the aggregate principal amount of outstanding transition bonds of such series; and

     o the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with this direction.

However, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of transition bonds of any series if:

     o it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request; or

     o it determines that this action might materially and adversely affect the rights of any holder of transition bonds not consenting to this action. (ss.5.11)

     In circumstances under which the indenture trustee is required to seek instructions from the holders of the transition bonds of any class with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding class, as applicable, of transition bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its transition bonds which remains unpaid as of the applicable payment date and (2) the unpaid principal, if any, of its transition bonds on the final maturity date.

     Waiver of Default. The holders of a majority in aggregate principal amount of the outstanding transition bonds of a series and the PUC together may, prior to the acceleration of the maturity of the transition bonds of that series, waive any default or event of default with respect to that series under the indenture and its consequences. However, they may not waive:

     o a default in the payment of principal at maturity of or premium, if any, or interest on any of the transition bonds of that series; or


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     o    a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of each holder of transition bonds of that series and classes affected. (ss.5.12)

     No holder of transition bonds of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the transition property or otherwise enforce the lien in the transition property, pursuant to Section 39.309(f) of the Restructuring Act, with respect to the indenture, unless:

     o the holder previously has given to the indenture trustee written notice of a continuing event of default under the indenture;

     o the holders of not less than a majority in aggregate principal amount of the outstanding transition bonds of the affected series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

     o the holder or holders have offered the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the costs, expenses, and liabilities to be incurred in complying with the request;

     o the indenture trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

     o no direction inconsistent with this written request has been given to the indenture trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding transition bonds of such series. (ss.5.06)

     In addition, each of the indenture trustee, the bondholders and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a Travis County, Texas district court to order sequestration and payment of revenues arising with respect to the transition property.

     Neither any manager nor the indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the transition bonds of any series or for our agreements contained in the indenture.

INDENTURE TRUSTEE RESERVE ACCOUNT

     Prior to the issuance of the first series of transition bonds, we will establish and maintain, for the sole benefit of the indenture trustee, for so long as any of the transition bonds are outstanding, a segregated trust account (containing an agreed upon amount) to be used to pay any fees and expenses reasonably incurred by the indenture trustee in the performance of its duties


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and obligations under the indenture, to the extent such fees and expenses
(including reasonable attorney's fees and expenses) are not already provided for under the indenture.

ANNUAL REPORT OF INDENTURE TRUSTEE

     If required by the Trust Indenture Act of 1939, the indenture trustee will be required to mail each year to all holders of transition bonds a brief report. This report must state, among other items:

     o the indenture trustee's eligibility and qualification to continue as the indenture trustee under the indenture;

     o    any amounts advanced by it under the indenture;

     o the amount, interest rate and maturity date of specific indebtedness owed by us to the indenture trustee in the indenture trustee's individual capacity;

     o    the property and funds physically held by the indenture trustee;

     o any additional issue of a series of transition bonds not previously reported; and

     o any action taken by it that materially affects the transition bonds of any series and that has not been previously reported. (ss.7.04 & TIAss.313(a))

ANNUAL COMPLIANCE STATEMENT

     We will be required to file annually with the indenture trustee and the ratings agencies a written statement as to the fulfillment of our obligations under the indenture. (ss.3.09)

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the indenture trustee of funds sufficient for the payment in full of all of the transition bonds of that series with the indenture trustee. In addition, we must deliver to the indenture trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds, and the transition bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for the transition bonds. (ss.4.01(a))

OUR LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

     We may, at any time, terminate:

     o all of our obligations under the indenture with respect to the transition bonds of any series; or


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     o    our obligations to comply with some of the covenants in the indenture, including all of the covenants described under -- "Covenants of Transition Bond Company" discussed above.

The "legal defeasance option" is our right to terminate at any time our obligations under the indenture with respect to the transition bonds of any series. The "covenant defeasance option" is our right any at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. (ss.4.01(b)) If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the maturity of the transition bonds of that series may not be accelerated because of an event of default under the indenture relating to a default in the observance or performance of any of our covenants or agreements made in the indenture. (ss.4.01(b))

     We may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

     o we irrevocably deposit or cause to be deposited in trust with the indenture trustee cash or direct obligations, or certificates representing an ownership interest in those obligations, of the United States, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States is pledged and which are not callable at our option ("United States Government Obligations") or both, for the payment of principal of and premium, if any, and interest on that series to the scheduled final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series;

     o we deliver to the indenture trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of the principal and interest when due and without reinvestment on the deposited United States Government Obligations plus any cash deposited in the defeasance subaccount without investment will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

          o principal in accordance with the expected amortization schedule therefor, or if that series is to be redeemed, the redemption price on the redemption date therefor, and

          o    interest when due;

     o in the case of the legal defeasance option, 91 days pass after the deposit is made and during the 91-day period no default under the indenture relating to events of our bankruptcy, insolvency,


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          receivership or liquidation occurs and is continuing at the end of the period;

     o no default under the indenture has occurred and is continuing on the day of the deposit and after giving effect thereto;

     o in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of counsel stating that:

          o we have received from, or there has been published by, the Internal Revenue Service a ruling, or

          o since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

          in either case confirming that the holders of transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

     o in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of counsel to the effect that the holders of transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

     o we deliver to the indenture trustee a certificate of one of our authorized officers and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture; and

     o the Rating Agency Condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option (ss.4.02).

     There will be no other conditions to the exercise by us of our legal defeasance option or our covenant defeasance option.

THE INDENTURE TRUSTEE

     The indenture trustee may resign at any time upon 30 days notice by so notifying us. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the indenture trustee by so notifying us and the indenture trustee and may appoint a successor indenture trustee. We will remove the indenture trustee if: (a) the indenture trustee ceases to be eligible to continue in this capacity under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the


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indenture trustee otherwise becomes incapable of acting. If the indenture trustee resigns or is removed or if a vacancy exists in the office of indenture trustee for any reason, we will promptly appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. (ss.6.08) The indenture trustee shall at all times satisfy the requirements of the Trust Indenture Act of 1939 and, at the time of its appointment, have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" or better by Fitch. (ss.6.11) If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further action, be the successor indenture trustee. We and our affiliates may, from time to time, maintain various banking and trust relationships with the indenture trustee.

THE SECURITY FOR PAYMENT OF THE TRANSITION BONDS

     To secure the payment of principal and interest on, and any other amounts owing in respect of, the transition bonds of a series pursuant to the indenture, we will grant to the indenture trustee for the benefit of the holders of transition bonds of that series a security interest in all of our right, title and interest whether now owned or hereafter acquired in, to and under the following Collateral:

     o the transition property securing such series acquired by us from Oncor from time to time pursuant to the sale agreement and all proceeds thereof;

     o    the sale agreement with respect to that series;

     o all bills of sale related to the applicable transition property delivered by Oncor pursuant to the sale agreement with respect to that series;

     o the servicing agreement with respect to that series and the intercreditor agreement;

     o the collection account for that series, all subaccounts of the collection account and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

     o with respect to floating rate transition bonds only, any swap agreement entered into with respect to the issuance of the floating rate transition bonds of that series;

     o all rights to compel the servicer (or any successor) for that series, to file for and obtain adjustments to the transition charges in accordance with Section 39.307 of the Restructuring Act and the Financing Order;

     o all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing;


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     o    all of our accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letter of credit rights, money, commercial tort claims and supporting obligations related to that series;

     o all other property of whatever kind owned from time to time by us related to that series; and

     o    all proceeds in respect of any or all of the foregoing.

     The security interest does not extend to:

     o amounts (including net investment earnings) on deposit in an REP security deposit subaccount that have been released to the servicer or a REP;

     o amounts representing investment earnings on the capital subaccount released to us;

     o amounts deposited in the overcollateralization subaccount and the capital subaccount for that series that have been released to us or as we direct following retirement of that series of transition bonds;

     o amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of transition bonds (together with any interest earnings thereon); and

     o amounts in the segregated trust account held for the benefit of the indenture trustee to pay certain expenses of the indenture trustee.

See -- "How Funds in the General Subaccount Will Be Allocated" below for further information.

     Section 39.309(b) of the Restructuring Act provides that a valid and enforceable security interest in transition property will attach and be perfected by the means set forth in Section 39.309. Specifically, Section 39.309(b) provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the transition bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Secretary of State of Texas under Section 39.309(d) of the Restructuring Act, the lien and security interest will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.

THE COLLECTION ACCOUNTS FOR THE TRANSITION BONDS

     Under the indenture, we will establish a collection account for each series of transition bonds with the indenture trustee or another Eligible Institution (as defined below). (ss.8.02(a)) Each collection account will be under the sole dominion and exclusive control of the indenture trustee. The indenture trustee


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will hold each collection account for our benefit as well as the benefit of the bondholders of the related series of transition bonds. Funds received from collections of the transition charges with respect to a related series will be deposited into the collection account for that series. Each collection account will be divided into the following subaccounts, which need not be separate bank accounts:

     o    a general subaccount;

     o    an overcollateralization subaccount;

     o    a capital subaccount; and

     o    a reserve subaccount.

     All amounts in the collection account for a series not allocated to any other subaccount for that series will be allocated to the general subaccount for that series. Unless the context indicates otherwise, references in this prospectus to the collection account for a particular series include all of the subaccounts contained therein. All monies deposited from time to time in the collection account for a series, all deposits therein pursuant to the indenture, and all investments made in Eligible Investments (as defined below) with these monies, will be held by the indenture trustee in the collection account for that series as part of the Collateral for that series. (ss.8.02(a))

     The Definition of Eligible Institution. "Eligible Institution" means:

     o the corporate trust department of the indenture trustee, so long as any of the securities of the indenture trustee have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade; or

     o a depository institution organized under the laws of the United States or any state or any domestic branch of a foreign bank:

          o    which has either:

               o a long-term unsecured debt rating of "AAA" by S&P, "AAA" by Fitch and "Aaa" by Moody's; or

               o a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, and if rated by Fitch, then F-1+ or any other long-term, short-term or certificate of deposit rating acceptable to the applicable rating agencies; and

               o whose deposits are insured by the Federal Deposit Insurance Corporation.

     Appropriate Investments for Funds in Each Collection Account. So long as no default or event of default under the indenture has occurred and is continuing with respect to a series, all or a portion of the funds in the collection account for that series shall be invested in any of the following, each of which is referred to as an "Eligible Investment": (ss.8.02(b))


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     o    direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

     o demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any state, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than that depository institution or trust company, shall have a credit rating from each of the applicable rating agencies in the highest investment category granted thereby;

     o commercial paper or other short-term obligations of any corporation organized under the laws of the United States, other than Oncor, whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the applicable rating agencies are in the highest short-term or long-term debt rating granted thereby;

     o investments in money market funds having a rating from each of the applicable rating agencies in the highest investment category granted thereby, including funds for which the indenture trustee or any of its affiliates acts as investment manager or advisor;

     o bankers' acceptances issued by any depository institution or trust company referred to in the second bullet point above;

     o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company, acting as principal, described in the second bullet point above;

     o repurchase obligations with respect to any security or whole loan entered into with:

          o a depository institution or trust company, acting as principal, described in the second bullet point above, except that the rating referred to in the proviso in the second bullet point above shall be A-1+ or higher in the case of S&P,

          o a broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, the unsecured short-term debt obligations of which are rated P-1 by Moody's, F-1+ by Fitch, if rated by Fitch and at least A-1+ by S&P at the time of entering into this repurchase obligation, or

          o an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by


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               Moody's, F-1+ by Fitch, if rated by Fitch and at least A-1+ by
               S&P at the time of purchase; or

     o any other investment permitted by each of the applicable rating agencies;

     provided, that unless otherwise permitted by the applicable rating agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at that institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

     These Eligible Investments may not:

     o unless otherwise provided in the prospectus supplement, mature later than the business day prior to the next payment date; or

     o be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

     Remittances to the Collection Accounts. On each date on which the servicer is required to remit funds to the indenture trustee as specified in the applicable servicing agreement, the servicer will remit all of the transition charges that it receives with respect to a particular series of transition bonds, any amounts paid by Oncor or the servicer in respect of indemnification obligations under the applicable sale agreement or the applicable servicing agreement, and any other proceeds of Collateral securing such series to the indenture trustee under the indenture for deposit in the collection account for that series. (ss.8.02(c)) See "THE SALE AGREEMENTS" and "THE SERVICING AGREEMENTS" in this prospectus for further information.

     General Subaccounts. The general subaccount for a series will hold all funds held in the collection account for that series that are not held in the other three subaccounts. The servicer will remit all transition charge payments for that series to the applicable general subaccount. On each payment date, the indenture trustee will draw on amounts in the general subaccount for that series to pay our expenses allocated to that series and to pay interest and make scheduled payments on the transition bonds of that series, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the Eligible Investments described above.

     Reserve Subaccounts. The servicer will allocate to the reserve subaccount for each series transition charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The reserve subaccount for each series will also hold all investment earnings on the collection account for that series (other than investment earnings on the capital subaccount) in excess of such amounts.

     Overcollateralization Subaccounts. Upon the issuance of each series of transition bonds, an overcollateralization amount will be established for the series of transition bonds, which will not be less than 0.50% of the initial principal balance of that series of transition bonds. The servicer will collect the overcollateralization amount over the expected life of the transition bonds of the series. The expected life of the transition bonds of any series is the period from the issuance date of the series of transition bonds through the


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latest scheduled final payment date for any transition bond in the series. Funds representing the overcollateralization amount for a series of transition bonds will be held in the overcollateralization subaccount for that series. We refer to the amount required to be on deposit in the overcollateralization subaccount as of any payment date with respect to each series, as specified in the schedule set forth in the related prospectus supplement, as the required overcollateralization level for the series.

     Amounts in the overcollateralization subaccount will be invested in the Eligible Investments described above, and earnings thereon will be deposited into the reserve subaccount, subject to the limitations described under -- "How Funds in the General Subaccount Will Be Allocated" below. Funds in the overcollateralization subaccount are intended to cover any shortfall in transition charge collections with respect to a series that might otherwise occur on any payment date or at the last scheduled final payment date for the series or class of transition bonds. The failure to have sufficient funds available to fund the scheduled overcollateralization level will not be a default under the indenture.

     Capital Subaccounts. Upon the issuance of each series of transition bonds, Oncor will make a capital contribution to us in an amount specified in the prospectus supplement or supplements relating to transition bonds of such series, which is expected to be not less than 0.5% of the initial principal amount of such series of transition bonds (the "Required Capital Amount"). The amount in the aggregate for a particular series of transition bonds will be deposited in the capital subaccount for that series. Oncor will not use proceeds from the sale of transition property to fund this capital contribution. We will pay this amount to the indenture trustee for deposit into the capital subaccount, which will be invested in Eligible Investments. Upon maturity of the transition bonds of a series and the discharge of all obligations that may be paid by use of transition charges related to such series, all moneys in the capital subaccount for such series, including any investment earnings, will be released to us.

     REP Security Deposit Subaccounts. Each REP that does not maintain an investment grade rating must either (i) maintain a security deposit with the indenture trustee; (ii) provide a guarantee, surety bond or letter of credit of a specified amount for the benefit of the indenture trustee from an affiliate that maintains an investment grade rating; or (iii) provide some combination of these forms of credit support. Amounts in the REP security deposit subaccounts for the various series are available solely to protect against a default by the REP which provided such amounts and are not our property. All REP security deposits will be held in one segregated trust account, in the name of the indenture trustee, with a separate subaccount for each depositing REP. In the event that a REP defaults in payment, the servicer may direct the indenture trustee to withdraw the amount of the payment default or, if less, withdraw the full amount of that REP's security deposit for deposit on a pro rata basis (based on amounts owed) into the general subaccount of the collection account of each series or seek full recourse against any other credit support.

HOW FUNDS IN THE GENERAL SUBACCOUNT WILL BE ALLOCATED

     On each payment date, the indenture trustee will pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account for a particular series of transition bonds on the business day specified in the


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servicer's certificate (including investment earnings thereon), to pay the following amounts in the following priority:

     1. the indenture trustee will pay all amounts owed by us to our independent managers and the indenture trustee in an amount not to exceed the portion of $30,000 annually allocated to that series;

     2. the indenture trustee will pay the allocated portion of the servicing fee for that series and all unpaid allocable servicing fees from any prior payment dates allocated to that series to the servicer;

     3. so long as no event of default has occurred and is continuing with respect to that series or would be caused by their payment, the indenture trustee will pay all other fees, expenses and indemnity amounts to the persons entitled thereto, provided that the amount paid in any calendar year may not exceed the portion of $185,000 allocated for that series, less the amounts paid under clause (1) above;

     4. the indenture trustee will pay any overdue interest on the transition bonds for a particular series (together with, to the extent lawful, interest on the overdue interest at the applicable transition bonds' interest rate) and then currently due interest on that series of transition bonds to the bondholders of that series on a pro rata basis among all classes of such series of bonds then outstanding (including payment of any amount to a swap counterparty with respect to floating rate transition bonds, excluding any swap termination payments);

     5. the indenture trustee will pay principal on the series of transition bonds payable as a result of an event of default, on the final maturity date for the particular series of transition bonds or upon redemption to the bondholders of the series on a pro rata basis among all classes of such series of bonds then outstanding;

     6. the indenture trustee will pay the scheduled principal payments and any unpaid scheduled payments from prior payment dates for the series of transition bonds based on priorities described in each prospectus supplement to the bondholders of the applicable series in accordance with the expected amortization schedule of such series;

     7. the indenture trustee will allocate to the applicable capital subaccount the amount, if any, by which the Required Capital Amount with respect to that outstanding series of transition bonds exceeds the amount in the capital subaccount as of that payment date;

     8. the indenture trustee will allocate to the overcollateralization subaccount the amount, if any, by which the required applicable overcollateralization level exceeds the amount in the overcollateralization subaccount as of that payment date;


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     9.   if there is a swap termination payment, payable only after all of the transition bonds have been paid in full unless due to (i) failure to pay as a result of insufficient collection of transition charges (up to $50,000,000), (ii) breach of the swap agreement by us or the indenture trustee (up to $50,000,000), (iii) the issuer's bankruptcy,
          (iv) the issuer's merger without assumption, or (v) failure or termination of the security interest of the indenture trustee under the indenture;

     10. if there is a positive balance after making the foregoing allocations, the indenture trustee will release to us an amount not exceeding the lesser of investment earnings on the capital subaccount or such positive balance;

     11. the indenture trustee will allocate the balance, if any, to the reserve subaccount for distribution on subsequent payment dates; and

     12. following the payment in full of an outstanding series of transition bonds, the indenture trustee will release the balance, if any (including amounts in the applicable overcollateralization subaccount, capital subaccount and reserve subaccount), to us.

     If on any payment date funds on deposit in the general subaccount for a series are insufficient to make the payments contemplated by clauses (1)-(6) above, the indenture trustee will first, draw from amounts on deposit in the reserve subaccount for that series, second, draw from amounts on deposit in the overcollateralization subaccount for that series, and third, draw from amounts on deposit in the capital subaccount for that series, up to the amount of the shortfall, in order to make those payments in full. If the indenture trustee uses amounts on deposit in the capital subaccount for that series or the overcollateralization subaccount for that series to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the transition charges related to that series will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount for that series are insufficient to make the transfers described in clauses (7) and (8) above, the indenture trustee will draw from amounts on deposit in the reserve subaccount for that series to make the transfers notwithstanding the fact that, on that payment date, the obligation to pay unpaid operating expenses to the persons entitled thereto may not have been fully satisfied.

     The indenture trustee will make payments to the bondholders of a series as specified in the related prospectus supplement.

STATE PLEDGE

     Section 39.310 of the Restructuring Act provides: transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state (including the PUC) pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or, except as permitted by Section 39.307 (relating to true-up adjustments), reduce, alter or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in


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connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.

     The bondholders and the indenture trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledges and agreements of the State of Texas set forth in Section 39.310 of the Restructuring Act, and both we and the seller are authorized to include these pledges and agreements in any contract with the bondholders, the indenture trustee or with any assignees pursuant to the Restructuring Act. The seller will include these pledges and agreements of the State of Texas in each sale agreement, and we, in turn, have included these pledges and agreements in the indenture and the transition bonds for the benefit of the indenture trustee and the bondholders. We and the seller acknowledge that any purchase of a transition bond is made in reliance on these agreements and pledges of the State of Texas.


     RISK WEIGHTING UNDER CERTAIN U.S. AND INTERNATIONAL CAPITAL GUIDELINES

     Under risk-based capital guidelines adopted by the Office of Comptroller of the Currency, Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, and Office of Thrift Supervision, asset-backed securities that are rated in the highest or second highest investment grades are assigned a 20% risk weighting. Thus, because the transition bonds are (i) asset-backed securities and (ii) assigned "Aaa/AAA/AAA" ratings by Moody's, S&P and Fitch, the transition bonds should be accorded a 20% risk weight under those guidelines.

     If held by financial institutions subject to regulation in countries that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision ("Basel Accord"), the transition bonds might attract the same risk weighting as "claims on" or "claims guaranteed by" non-central government bodies within those countries, which are accorded a 20% risk weighting. This is based in part upon the following:

     o the issuance of transition bonds has been set up by the State of Texas under the Restructuring Act to finance the transition to a deregulated electricity market in the State of Texas;

     o under the Restructuring Act and the Financing Order, Oncor is authorized to establish the Issuer as a special purpose entity, responsible to the State of Texas and the PUC, to issue transition bonds;

     o    the Issuer is not owned by the PUC or the State of Texas;

     o transition bonds are payable through transition charges, which are a financial charge on electric ratepayers in Oncor's historic service area;

     o the amount of transition charge in respect of each series of transition bonds will be set by the PUC at a level designed to ensure repayment of that series of transition bonds;


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     o    should ratepayers not pay the transition charge, then there is a true-up mechanism which allows the Issuer to recalculate the transition charge such that those ratepayers who do pay will make up the difference; this increase has to be approved by the PUC, and the State of Texas is one of these ratepayers and therefore would be a payer of last resort;

     o the PUC guarantees that it will take action to ensure that the true-up mechanism is used;

     o pursuant to the Restructuring Act, the State of Texas pledges not to take any action that would impair the Issuer's right to impose, collect and receive transition charges, or the operation of the true-up mechanism;

     o the indenture trustee has a first priority lien on transition property and associated transition charge payments;

     o transition charges are directly and expressly linked to payments of principal and interest on transition bonds;

     o ratepayers' (including the State of Texas' and local governments') obligation to pay transition charges is unaffected by:

          o    the entity from which they purchase electricity,

          o the quality of electricity service provided, so that ratepayers cannot refuse to pay transition charges because of poor service, or

          o other ratepayers finding some entitlement not to pay or initiating court actions against the State of Texas over the transition charges.

     However, we cannot assure you that the transition bonds would attract a 20% risk weighting under any national law, regulation or policy implementing the Basel Accord.

     Before acquiring any transition bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the transition bonds is permissible and in compliance with any applicable investment or other limits.


                        RATINGS FOR THE TRANSITION BONDS

     It is a condition of any underwriter's obligation to purchase the transition bonds that each series or class receive the ratings indicated in the prospectus supplement related to that series or class. In addition, it will be a condition of issuance for any new issuance of any series or class of transition bonds that any such new issuance will not result in a reduction or withdrawal of the then current rating of any series or class of outstanding transition bonds.


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     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable final maturity date of any series or class of transition bonds.


                          HOW WE WILL USE THE PROCEEDS
                             OF THE TRANSITION BONDS

     We will use the proceeds of the issuance of the transition bonds to pay expenses of issuance and certain other Qualified Costs as provided in the Financing Order and to purchase transition property from Oncor. The Financing Order controls how Oncor is to use transition bond proceeds received from us. The Financing Order requires net proceeds from the sale of transition bonds (after payment of transition costs) to be applied to refinance or retire Oncor's debt or equity, or both, with a goal of maintaining a balanced capital structure and at least an investment grade rating. This will reduce recoverable regulatory assets through the repurchase or retirement of debt or equity.


                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                            FOR THE TRANSITION BONDS

     The rate of principal payments on each series or class of transition bonds, the aggregate amount of each interest payment on each series or class of transition bonds and the actual final payment date of each series or class of transition bonds will be dependent on the rate and timing of the servicer's receipt of transition charges from REPs. Accelerated receipts of transition charges by the servicer will generally not, however, result in payment of principal on the transition bonds earlier than the related scheduled final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds of each series in accordance with the applicable Expected Amortization Schedules and to pay interest and related fees and expenses will be allocated to the reserve subaccount and will be applied, if needed, to satisfy revenue requirements on the next payment date. However, delayed receipts of transition charges by the servicer may result in principal payments on the transition bonds occurring more slowly than as reflected in the Expected Amortization Schedules or later than the related scheduled final payment dates. Redemption of any class or series of transition bonds and payment following acceleration of the final maturity date after an event of default under the indenture in accordance with the terms of the transition bonds of the class or series will result in payment of principal earlier than the related scheduled final payment dates.


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THE EFFECT OF THE SERVICER'S RECEIPT OF TRANSITION CHARGES ON THE TIMING OF
TRANSITION BOND PAYMENTS

     The actual payments on each payment date for each series or class of transition bonds and the weighted average life of that series or class will be affected primarily by the rate at which the servicer receives transition charges and the timing of those receipts. Amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for a series of transition bonds will also affect the weighted average life of the transition bonds of that series. The aggregate amount of transition charges received by the servicer and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by consumers and the rate of delinquencies and write-offs. This is because the transition charges will be calculated based on estimates of usage and the rate of write-offs and delinquencies. The transition charges will be adjusted from time to time based in part on the actual rate at which the servicer receives transition charges. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause the servicer to receive transition charges at any particular rate. See "RISK FACTORS -- Servicing Risks" and "THE FINANCING ORDER" in this prospectus for further information. If the servicer receives transition charges at a slower rate than expected, transition bonds may be retired later than expected. Except in the event of the acceleration of the final payment date of a series of transition bonds after an event of default under the indenture, the transition bonds of that series will not be paid earlier than scheduled. This is because principal will not be paid at a rate faster than that contemplated in the Expected Amortization Schedule for each series or class. A payment on a date that is earlier than forecasted might result in a shorter weighted average life, and a payment on a date that is later than forecasted might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, this might result in a longer weighted average life of the transition bonds.


                   HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

     Challenge to True Sale Treatment. Oncor will represent and warrant in each sale agreement that the transfer of transition property in accordance with each such sale agreement constitutes a valid sale and assignment by Oncor to us of such transition property. It will be a condition of closing for the sale of transition property pursuant to each sale agreement that Oncor will take the appropriate actions under the Restructuring Act, including filing notice with Secretary of State of Texas, to perfect this transfer. The Restructuring Act provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as a true sale, and not as a pledge or other financing, of the relevant transition property. Oncor and we will treat the transactions as a sale under applicable law, but will treat the transition bonds as debt of Oncor for financial accounting and federal and state income tax purposes. In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of transition property to us pursuant to the sale agreement was a financing transaction and not a "true sale" under applicable creditors' rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Oncor or another party to


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the applicable sale agreement and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

     In that regard, we note the Memorandum Opinion dated February 5, 2001, issued by the bankruptcy court in In re: LTV Steel Company, Inc., et al., U.S. Bankr. Ct., Northern District of Ohio, Case No. 00-43866. The LTV Steel proceedings involved a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable. On filing for bankruptcy, LTV filed an emergency motion seeking use of the cash collections from the securitized assets on the basis that the sales were nothing more than disguised financings. The debtor and the agent for the financial institutions that invested in the two securitizations agreed to an interim order for the use of such cash collateral.

     The LTV memorandum opinion was issued in response to the motion of one of the investors in the accounts receivable securitization to modify the interim order on the basis that the receivables transferred in the accounts receivable securitization were not property of LTV's estate. The bankruptcy court, while not determining the fact-intensive issue as to whether the inventory and receivables transferred were property of the estate (which determination required further discovery and an evidentiary hearing), did find that LTV "...has at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate ..." sufficient to support the entry of the interim cash collateral order. (LTV memorandum opinion at p.
14). The court based its decision in large part on its view of the equities of the case. The court noted in particular that failure to enter the interim cash collateral order "...would put an immediate end to Debtor's business, would put thousands of people out of work, would deprive 100,000 retirees of needed medical benefits, and would have more far reaching economic effects on the geographic areas where Debtor does business" (LTV memorandum opinion, pp. 14-15), while the interim order protected the securitization financing parties by its adequate protection provisions.

     LTV and the securitization investors subsequently settled their dispute over the terms of the interim order, and the bankruptcy court entered a final order on March 20, 2001 in which the parties admitted and the court found that the pre-petition transactions constituted true sales. The court did not otherwise overrule its earlier ruling, however, and the LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization when faced with a dispute as to whether a transfer of assets constitutes a true sale or a secured loan, particularly where the assets sold are integral to the ongoing operation of the debtor's business.

     We and Oncor have attempted to mitigate the impact of a possible recharacterization of a sale of the transition property as a financing transaction under applicable creditors' rights principles. Each sale agreement will provide that if the transfer of the transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, Oncor will grant to us on behalf of ourselves and the indenture trustee a first priority security interest in all Oncor's right, title and interest in and to the transition property and all proceeds thereof. In addition, each sale agreement will require the filing of a notice of security interest in the transition property and the proceeds thereof in accordance with the Restructuring Act. As a result of this filing, we would be a secured creditor of Oncor and entitled to recover against the Collateral or its value. This does


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not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by an Oncor bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Oncor.

     The Restructuring Act provides that the creation, granting, perfection and enforcement of liens and security interests in transition property are governed by the Restructuring Act and not by the Texas Business & Commerce Code. Under the Restructuring Act, a valid and enforceable lien and security interest in transition property may be created only by a financing order issued under the Restructuring Act and the execution and delivery of a security agreement with a holder of transition bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the transition bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the transition property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for the transition bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing. None of this, however, mitigates the risk of payment delays and other adverse effects caused by an Oncor bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Oncor.

     Consolidation of Transition Bond Company and Oncor. If Oncor becomes a debtor in a bankruptcy case, a party in interest may attempt to substantively consolidate the assets and liabilities of Oncor and us. We and Oncor have taken steps to attempt to minimize this risk. See "TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC" in this prospectus for further information. However, no assurance can be given that if Oncor becomes a debtor in a bankruptcy case, a court would not order that our assets and liabilities be consolidated with those of Oncor.

     Estimation of Claims; Challenge to Indemnity Claims. If Oncor were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against Oncor under a sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the Bankruptcy Court estimate any of our contingent claims against Oncor. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If Oncor were to become a debtor in a bankruptcy case and the indemnity provisions of a sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against Oncor based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.


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     No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Oncor.

     Status of Transition Property as Current Property. Oncor will represent in each sale agreement, and the Restructuring Act provides, that the transition property sold pursuant to such sale agreement constitutes a current property right. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Oncor, a party in interest in the bankruptcy would not attempt to take the position that transition property comes into existence only as consumers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the holders of transition bonds would attach to transition charges in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that that transition property had not been sold to us, and the security interest in favor of the holders of transition bonds did not attach to transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would be an unsecured creditor of Oncor. If so, there would be delays and/or reductions in payments on the transition bonds. Whether or not a court determined that transition property had been sold to us pursuant to the applicable sale agreement, no assurances can be given that a court would not rule that the rights to collect any transition charges relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to us or the indenture trustee.

     In addition, in the event of a bankruptcy of Oncor, a party in interest in the bankruptcy could assert that we should pay a portion of Oncor's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition charge receipts used to make payments on the transition bonds.

     Regardless of whether Oncor is the debtor in a bankruptcy case, if a court were to accept the argument that transition property sold pursuant to the applicable sale agreement comes into existence only as consumers use electricity, a tax or government lien or other nonconsensual lien on property of Oncor arising before that transition property came into existence could have priority over our interest in that transition property. Adjustments to the transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

     Enforcement of Rights by Indenture Trustee. Upon an event of default under the indenture, the Restructuring Act permits the indenture trustee to enforce the security interest in the transition property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request the PUC to order the sequestration and payment to holders of transition bonds of all revenues arising from the transition charges. There can be no assurance, however, that the PUC would issue this order after an Oncor bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the PUC. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUC, and an order requiring an accounting and segregation of the revenues arising from the transition property sold pursuant to each sale agreement. There can be no assurance that a court would grant either order.


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     Bankruptcy of Servicer. The servicer is entitled to commingle the transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in each servicing agreement. The Restructuring Act provides that the relative priority of a lien created under the Restructuring Act is not defeated or adversely affected by the commingling of transition charges arising with respect to the transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition charges commingled by the servicer with its own funds and held by the servicer prior to or as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer's bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the indenture trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of bankruptcy.

     However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are our property or property of the servicer, including resolution of any tracing of our proceeds issues.

     Each servicing agreement will provide that the indenture trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the Rating Agency Condition. Each servicing agreement will also provide that the indenture trustee, together with the other persons specified therein, may petition the PUC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Oncor as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

     Bankruptcy of a REP. A REP is not required to segregate the transition charges it collects from its general funds. The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a REP, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a REP prior to or as of the date of bankruptcy, including transition charges associated with other series of transition bonds. If so, the collected transition charges held by a REP as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against that REP for those amounts.

     In addition, the bankruptcy of a REP may cause a delay in or prohibition of enforcement of various rights against the REP, including rights to require payments by the REP, rights to retain preferential payments made by the REP prior to bankruptcy, rights to require the REP to comply with financial


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provisions of the Restructuring Act or other state laws, rights to terminate contracts with the REP and rights that are conditioned on the bankruptcy, insolvency or financial condition of the REP.

     Affiliated REPs. REPs, including those affiliated with Oncor, will be required to remit to the servicer a fixed portion of billed transition charges except for a reasonable allowance for expected losses. As incentive collection agent compensation, a REP may retain collections from end-use customers in excess of the specified percentage remitted but is not reimbursed for collections below the specified percentage. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all REPs.

     In the event of a bankruptcy of Oncor, a party in interest in bankruptcy could attempt to take the position that an affiliated REP had taken all or some of the risk of transition charge collections. If a court were to adopt this position, there would be an increased possibility that the court would recharacterize the transaction as a financing transaction and not a "true sale" or substantively consolidate the assets and liabilities of Oncor and us.

     Other risks relating to bankruptcy may be found in "RISK FACTORS -- The Risks Associated With Potential Bankruptcy Proceedings."


              MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR
                         THE HOLDERS OF TRANSITION BONDS

GENERAL

     The following is a discussion of material United States federal income tax consequences of the ownership and disposition of the transition bonds and constitutes the opinion of Thelen Reid & Priest LLP, counsel to Oncor and us, insofar as it relates to matters of law and legal conclusions. This discussion deals only with transition bonds held as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not discuss all of the tax consequences that may be relevant to a holder of transition bonds in light of the holder's particular circumstances, or to holders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, individual retirement and tax deferred accounts, persons who engage in a straddle or a hedge or a conversion transaction relating to transition bonds, or persons whose "functional currency" is not the United States dollar. In addition, this discussion does not address the tax consequences to holders that purchase transition bonds other than pursuant to their initial issuance and distribution, and at their original issue price. This discussion is based upon the Code, existing and proposed United States Treasury regulations promulgated thereunder, and applicable judicial and administrative determinations now in effect, all of which are subject to change, which may be retroactively applied in a manner that could adversely affect holders.

     Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any foreign, state, local or other tax laws.


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     As used herein, the term "United States Person" means: (1) an individual citizen or resident of the United States; (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or
(4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. As used herein, the term "United States Holder" means any beneficial owner of a transition bond that for United States federal income tax purposes is a United States Person. As used herein, the term "Non-United States Holder" means any beneficial owner of a transition bond other than a United States Holder.

TREATMENT OF THE TRANSITION BONDS

     Oncor has received a private letter ruling from the Internal Revenue Service (the "IRS") concluding that the transition bonds are obligations of Oncor for United States federal income tax purposes. Based on that private letter ruling, the transition bonds will be treated as debt by Oncor for United States federal income tax purposes, and payments of interest on the transition bonds will be taxable as described below.

TREATMENT OF TRANSITION BOND COMPANY

     We will be treated as a division of Oncor for United States federal income tax purposes and not as an association taxable as a corporation. As a result, we will not be subject to United States federal income tax as an entity separate from Oncor, and the transition bonds will be treated as indebtedness of Oncor for United States federal income tax purposes.

TAXATION OF UNITED STATES HOLDERS

     Interest

     Stated interest on the transition bonds will be taxable to United States Holders as ordinary income at the time it is paid or accrued, in accordance with their method of accounting.

     Sale, Exchange or Redemption of Transition Bonds

     Upon the sale, exchange, redemption or other taxable disposition of transition bonds, a United States Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (2) the United States Holder's adjusted basis in the transition bonds. A United States Holder's adjusted basis in the transition bonds will generally equal its cost, reduced by any payments of principal on the transition bonds. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the transition bonds have been held for more than one year at the time of the sale, exchange, redemption or other taxable disposition. Long-term capital gains of non-corporate taxpayers are generally subject to a lower rate of taxation than ordinary income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to offset capital gains and $3,000 of other income.


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     Information Reporting and Backup Withholding

     In general, information reporting will apply to certain payments of (1) principal and interest and (2) the proceeds from the sale of the transition bonds, made to United States Holders other than certain exempt recipients (such as corporations). Moreover, a backup withholding tax will apply to those payments if the United States Holder: (1) fails to provide a taxpayer identification number (a "TIN"); (2) furnishes an incorrect TIN; (3) is notified by the IRS that it has failed to properly report payments of interest and dividends; or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. The backup withholding rate for years 2003 through 2010 is 28%; and for years 2011 and later, 31%. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against that United States Holder's United States federal income tax liability provided the required information is furnished to the IRS.

TAXATION OF NON-UNITED STATES HOLDERS

     Interest

     Subject to the discussion below concerning backup withholding, a Non-United States Holder generally will not be subject to withholding of United States federal income tax on interest it receives on a transition bond unless the Non-United States Holder: (1) is a controlled foreign corporation (a "CFC"), as defined in the Code, that is related to Oncor through stock ownership; or (2) actually or constructively owns 10% or more of the total combined voting power of all classes of stock of Oncor entitled to vote. To qualify for the exemption from United States federal income taxation, the last United States Person in the chain of payment prior to payment to a Non-United States Holder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that: (1) is signed by the Non-United States Holder under penalties of perjury; (2) certifies that the Non-United States Holder is not a United States Person; and (3) provides the name and address of the Non-United States Holder. The statement should be made on IRS Form W-8BEN "Certificate of Foreign Status". If a transition bond is held by a Non-United States Holder through a securities clearing organization or certain other financial institutions, that organization or institution may certify to the Withholding Agent that such a statement has been received by it from the Non-United States Holder and furnish to the Withholding Agent a copy thereof. If the foreign financial institution has been certified by the IRS as a "Qualified Intermediary," the Forms W-8BEN need not be furnished to the Withholding Agent in the United States. Rather, the Qualified Intermediary is permitted to collect the Forms W-BEN from all Non-United States Holders, retain them for its own records and for possible IRS examination, and furnish a summary of the beneficial ownership information to the Withholding Agent on IRS Form W-8IMY.

     Even if none of the above requirements are satisfied, the Withholding Agent will not withhold United States federal income tax on interest paid to a Non-United States Holder if it receives IRS Form W-8ECI from that Non-United States Holder, establishing that the interest income is effectively connected with the conduct of a trade or business in the United States, unless the Withholding Agent has knowledge to the contrary. Interest paid to a Non-United


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States Holder that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at graduated rates that are applicable to United States Persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

     Sale, Exchange or Redemption of Transition Bonds

     Generally, any gain realized by a Non-United States Holder upon the sale, exchange, redemption or other taxable disposition of transition bonds will not be subject to United States federal income tax, unless: (1) the gain is effectively connected with a trade or business of the Non-United States Holder in the United States; (2) in the case of a Non-United States Holder who is an individual, the Non-United States Holder is present in the United States for 183 days or more during the taxable year in which that sale, exchange, redemption or other taxable disposition occurs; or (3) the Non-United States Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates. However, any amounts attributable to accrued but unpaid interest on transition bonds generally will be treated in the same manner as interest payments made to such Non-United States Holder, as described above. Certain exceptions may be applicable, and an individual Non-United States Holder should consult his or her own tax advisor regarding the application of these rules to his or her specific situation.

     Gain derived by a Non-United States Holder from the sale, exchange, redemption or other taxable disposition of a transition bond that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States Persons. In the case of a Non-United States Holder that is a corporation, the effectively connected income may also be subject to the United States federal branch profits tax. If any individual Non-United States Holder falls under clause (2) above, the holder will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses recognized within the same taxable year as the sale, exchange, redemption or other taxable disposition.

     Information Reporting and Backup Withholding

     No information reporting or backup withholding will be required with respect to payments made by the Withholding Agent to Non-United States Holders if a statement described under -- "Taxation of Non-United States
Holders--Interest" has been received and the payor does not have actual knowledge that the beneficial owner of the transition bond is a United States Person.

     Information reporting and backup withholding will not apply to payments of interest on transition bonds made to or collected by a custodian, nominee, or agent on behalf of the beneficial owner of those transition bonds if the custodian, nominee, or agent has documentary evidence in its records that the


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beneficial owner is not a United States Person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     The payment of the proceeds from the sale of transition bonds to or through the United States office of a broker will be subject to information reporting and backup withholding unless the holder of the transition bond certifies, under penalties of perjury, that it is not a United States Person or otherwise establishes an exemption. The payment of the proceeds from the sale of transition bonds to or through the foreign office of a broker generally will not be subject to backup withholding. However, in the case of the payment of the proceeds from the sale of transition bonds made through the foreign office of a broker that is: (1) a United States Person; (2) a CFC; (3) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three year period; or (4) a foreign partnership with certain connections to the United States, that payment will be subject to information reporting unless the broker has in its records documentary evidence that the holder of the transition bond is not a United States Person and certain other conditions are met, or the holder otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States Person.

     Non-United States Holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the Non-United States Holder's United States federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS.


                              ERISA CONSIDERATIONS

     Before making an investment in the transition bonds, a benefit plan investor, which is subject to ERISA and/or the prohibited transaction provisions of the Code, or similar restrictions (a "Benefit Plan") should review the following summary of issues.

     THIS SUMMARY IS BASED ON THE PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE AND THE CODE (AND THE RELATED REGULATIONS AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS) AS OF THE DATE HEREOF. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND NO ASSURANCE CAN BE GIVEN THAT FUTURE LEGISLATION, COURT DECISIONS, ADMINISTRATIVE REGULATIONS, RULINGS OR ADMINISTRATIVE PRONOUNCEMENTS WILL NOT SIGNIFICANTLY MODIFY THE REQUIREMENTS SUMMARIZED HEREIN. ANY SUCH CHANGES MAY BE RETROACTIVE AND MAY THEREBY APPLY TO TRANSACTIONS ENTERED INTO PRIOR TO THE DATE OF THEIR ENACTMENT OR RELEASE.

     Benefit Plans may purchase transition bonds subject to the investing fiduciary's determination that the investment satisfies ERISA's fiduciary standards and other requirements under ERISA or the Code applicable to investments by the Benefit Plan. Accordingly, among other factors, the investing fiduciary should consider whether: (i) the investment would satisfy the prudence and diversification requirements of ERISA; (ii) would be consistent with the documents and instruments governing the Benefit Plan; (iii) such investment is made solely in the interest of participants and beneficiaries of the Benefit


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Plan; (iv) the acquisition and holding of transition bonds does not result in a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code; and (v) such investment does not violate ERISA`s prohibition on improper delegation of control over or responsibility for plan assets.

PLAN ASSET ISSUES

     In contemplating an investment in the transition bonds, fiduciaries of Benefit Plans should also carefully consider the definition of the term "plan assets" in Regulations Section 2510.3-101 promulgated by the United States Department of Labor ("DOL") (the "Plan Asset Regulations"). Under the Plan Asset Regulations, if a Benefit Plan invests in an "equity interest" with respect to a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity may be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Benefit Plan. According to the Plan Asset Regulations, an interest is not an "equity interest" if it is treated as an indebtedness under applicable local law and has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, it appears that the transition bonds should not be treated as equity interests for purposes of the Plan Asset Regulations. Accordingly, the assets of the Transition Bond Company should not be treated as the assets of Benefit Plans investing in the transition bonds.

     If the transition bonds are considered "equity interests," the assets of Transition Bond Company might be deemed to be "plan assets," and a portion of those assets would be attributable to each of the Benefit Plans that have purchased transition bonds. In such event, with respect to Benefit Plans subject to Title I of ERISA that have purchased transition bonds, the prudence, diversification, exclusive benefit and other requirements of ERISA generally applicable to investments by Benefit Plans would extend to the assets of Transition Bond Company.

PROHIBITED TRANSACTIONS

     ERISA and the Code generally prohibit certain transactions involving the assets of a Benefit Plan and persons who have certain specified relationships to the Benefit Plan ("parties in interest" as defined in ERISA or "disqualified persons" as defined in the Code (collectively, "Parties in Interest")). If the assets of Transition Bond Company are deemed to be "plan assets," transition charges received by the servicer would be deemed, for purposes of the prohibited transaction rules, to flow indirectly from customers to Benefit Plans that own transition bonds. As a result, if one or more customers were Parties in Interest with respect to a Benefit Plan that owned that class or series of transition bonds, such holding could be deemed to constitute a prohibited transaction.

ADDITIONAL PROHIBITED TRANSACTION ISSUES

     Regardless of whether the assets of Transition Bond Company are deemed to be "plan assets," the acquisition of transition bonds by a Benefit Plan could, depending upon the facts and circumstances, be a prohibited transaction under ERISA or the Code if Oncor, the underwriters or any of their affiliates, are Parties in Interest with respect to the Benefit Plan. However, such a prohibited


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transaction may be exempt under ERISA and the Code if the transition bonds were acquired pursuant to and in accordance with one or more prohibited transaction "class exemptions" ("PTCEs") issued by the DOL. The PTCEs that may apply to the acquisition and holding of transition bonds include PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). If the purchase of transition bonds were to be a non-exempt prohibited transaction, the purchase might have to be rescinded.

     Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of Benefit Plans which consider purchasing transition bonds in reliance on any of these or other PTCEs should carefully review such PTCE to assure it is applicable.

     A BENEFIT PLAN INVESTOR SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE.

     In this regard, any potential investor that is an insurance company investing assets out of its general account should consider the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. vs. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a Benefit Plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of Section 401 of ERISA and the regulations thereunder.

     Insurance companies which consider purchasing transition bonds for their general accounts should also consider whether any state laws regulating insurance affect the purchase of transition bonds.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

     PROSPECTIVE INVESTORS THAT ARE BENEFIT PLANS ARE STRONGLY URGED TO CONSULT THEIR OWN ERISA AND TAX ADVISORS REGARDING THE CONSEQUENCES OF AN INVESTMENT IN THE TRANSITION BONDS.

     The sale of transition bonds to a benefit plan shall not be deemed a representation by Oncor, us or the underwriters that this investment meets all relevant legal requirements with respect to benefit plans generally or any particular benefit plan.


                  PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

     The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the applicable prospectus supplement related to a series of transition bonds or may be offered or placed either directly or through agents. We and the indenture trustee intend that transition bonds will be offered through various methods from time to time. We also intend that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

     The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange.

     Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may re-allow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from us and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from us will be described, in the applicable prospectus supplement related to a series of transition bonds.

     Other Distribution Issues. Under agreements which may be entered into by Oncor, us and the indenture trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by Oncor and us against liabilities specified therein, including under the Securities Act of 1933. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that a secondary market will develop and there is no assurance that this market, if established, will continue.


             VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

     Some legal matters relating to us and the issuance of the transition bonds will be passed upon for us by Thelen Reid & Priest LLP, New York, New York, Richards, Layton & Finger, P.A., Wilmington, Delaware and Hunton & Williams LLP, Dallas, Texas, and for the underwriters by Pillsbury Winthrop LLP, New York, New York. Some legal matters relating to Oncor and us will be passed upon for Oncor and us by Thelen Reid & Priest LLP and Hunton & Williams LLP. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for us by Thelen Reid & Priest LLP.


                                     EXPERTS

     The financial statements incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the period ended March 31, 2004 included in this prospectus, Deloitte & Touche LLP have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the TXU Electric Delivery Transition Bond Company LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                        INDEX TO FINANCIAL STATEMENTS OF
                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC


                                                                         PAGE

Management's Discussion and Analysis of Financial Condition
and Results of Operations...........................................      F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM................................................................      F-4

Financial Statements:

     Statement of Income............................................      F-5

     Statement of Cash Flows........................................      F-6

     Balance Sheets.................................................      F-7

     Notes to Financial Statements..................................      F-8


                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


BUSINESS

     The Company is a bankruptcy remote special purpose Delaware limited liability company, wholly-owned by Oncor. Oncor is a wholly-owned subsidiary of US Holdings, which is a wholly-owned subsidiary of TXU Corp. Oncor is a regulated electricity transmission and distribution company principally engaged in providing delivery services to REPs that sell electricity in the north-central, eastern and western parts of Texas.

     The Company was organized in November 1999 for the sole purpose of purchasing and owning transition property acquired from Oncor. The Company had no operations until August 2003. In connection with the acquisition of the transition property, the Company has agreed to (a) register and issue one or more series of transition bonds, each of which may be comprised of one or more classes, (b) pledge its interest in the transition property and other transition bond collateral to secure the transition bonds, (c) make debt service payments on the transition bonds, and (d) perform other activities that are necessary, suitable or convenient to accomplish these purposes. The Company is structured and is operated in a manner such that in the event of bankruptcy proceedings against Oncor, the assets of the Company will not be consolidated into the bankruptcy estate of Oncor. Oncor is not the owner of the transition property described herein, and the assets of the Company are not available to pay creditors of Oncor or any of its affiliates.

RESULTS OF OPERATIONS

     In August 2003, the Company issued and sold the first series of transition bonds in an aggregate principal amount of $500,000,000. The proceeds from the sale of the transition bonds were used to acquire transition property from Oncor. Such property represents the irrevocable right to impose, collect and receive transition charges in an amount sufficient to pay the interest, fees, and expenses associated with the transition bonds, as well as the aggregate principal amount of the transition bonds. The Company pledged its interests in the transition property and other transition bond collateral to secure the transition bonds.

     Oncor, on behalf of the Company, bills REPs the initial transition charges approved by the Commission to collect the funds needed to make scheduled principal and interest payments on the transition bonds issued in August 2003. During the three months ended March 31, 2004, operating revenues of $14,058,876 included $259,689 of accrued unbilled revenues, as well as $29,636 of interest income on those funds collected.

     The Company accrues interest on the $500,000,000 aggregate principal amount of initial series of transition bonds. For the three months ended March 31, 2004, interest expense totaled $5,304,002.

     The Company also amortizes the transition property in accordance with the amortization schedule approved by the Commission and based on expected collections of transition charges over the life of the bonds. Such amortization for the three months ended March 31, 2004 was $5,657,918.

     As a result of variations in power usage and the effects of unbilled revenue accruals, temporary over or under recovery of transition charges may occur. On January 15, 2004, Oncor filed, on behalf of the Company, an interim true-up adjustment with the Commission in respect to the first series of transition bonds. Oncor requested the Commission increase the authorized transition charges to generate sufficient funds to make the full payment of scheduled principal and interest in respect to the first series of transition bonds on August 16, 2004, and to replenish the Capital Sub-account for the first series of transition bonds to the required $2,500,000 level. That interim true-up adjustment was effective automatically on January 15, 2004 for use in the February billing. For the three months ended March 31, 2004, the Company recorded over recovery of transition charges expense and an offsetting regulatory liability of $2,969,922.

     Servicing and administration fees provided by and accrued to Oncor, totaled $115,491 for the three months ended March 31, 2004. This amount is expected to increase once the remaining series of transition bonds of approximately $790,000,000 are issued, which is expected to be completed in the first half of 2004.

     Upon the issuance of the next series of transition bonds (approximately $790,000,000), Oncor will be required to contribute approximately $3,950,000 to the Capital Sub-account, pledged as collateral for that series of transition bonds.

     During the first three months of 2004, a scheduled principal payment of $7,693,695 was made on the transition bonds. Cash flows from operating activities provided $2,268,309, after payment of expenses and interest associated with the transition bonds. The balance of the payment was made with the addition of cash of $2,476,949 transferred from the Capital Sub-account and $2,948,437 in collection of funds from REPs remitted by the Company to the trust.

FINANCING ACTIVITIES

     The Company's financial needs are limited to issuance of up to $1.3 billion in transition bonds. There is no provision to allow for any other borrowings.

     FINANCIAL COVENANTS, CREDIT RATING PROVISIONS AND CROSS DEFAULT PROVISIONS. The terms of the indenture contain financial covenants that require maintenance of specified collateral deposits in proportion to the aggregate principal amount of the bonds outstanding. As of March 31, 2004, the Company was in compliance with such covenants.

CHANGES IN ACCOUNTING STANDARDS

     There were no changes in accounting standards.

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC:

We have reviewed the accompanying condensed balance sheet of TXU Electric Delivery Transition Bond Company LLC (formerly Oncor Electric Delivery Transition Bond Company LLC) (the "Company") as of March 31, 2004, and the related condensed statements of income and cash flows for the three-month period ended March 31, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accouting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accouting Oversight Board (United States), the balance sheet of the Company as of December 31, 2003, and the related statements of income, cash flows and member's equity for the year then ended (not presented herein); and in our report dated March 25, 2004, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2003, is fairly stated in all material respects in relation to the balance sheet from which it has been derived.



DELOITTE & TOUCHE LLP

Dallas, Texas
May 14, 2004

                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                          CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)



                                                              THREE MONTHS ENDED
                                                                MARCH 31, 2004
                                                                 (UNAUDITED)

Operating revenues:
     Transition charge revenue...............................    $14,029,240
     Investment income.......................................         29,636
                                                                 -----------
       Total operating revenues..............................     14,058,876

Operating expenses:
     Interest expense........................................      5,304,002
     Amortization of transition property.....................      5,657,918
     Over-recovery of transition charges.....................      2,969,922
     Servicing fees, administrative and general expenses.....        127,034
                                                                 -----------
       Total operating expenses..............................     14,058,876
                                                                 -----------

Net income...................................................    $        --
                                                                 ===========


See Notes to Financial Statements

                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                                  THREE MONTHS
                                                                     ENDED
                                                                 MARCH 31, 2004
                                                                 --------------


Cash flows - operating activities:
     Net income.............................................    $           --
     Adjustments to reconcile net income to cash
       provided by operating activities:
          Amortization of transition property...............         5,657,918
          Over-recovery of transition charges...............         2,969,922
     Changes in operating assets............................        (1,310,161)
     Changes in operating liabilities.......................        (5,049,370)
                                                                --------------
          Cash provided by operating activities.............         2,268,309

Cash flows - investing activities:
     Purchase of transition property........................         2,476,949
     Deposit of restricted funds with indenture trustee.....         2,948,437
                                                                --------------
          Cash used by investing activities.................         5,425,386

Cash flows - financing activities:
     Issuance of transition bonds...........................
     Equity contribution from parent........................        (7,693,695)
                                                                --------------
          Cash provided by financing activities.............        (7,693,695)
                                                                --------------

     Net increase in cash and cash equivalents..............                --
     Cash and cash equivalents, beginning of period.........             1,000
                                                                --------------
     Cash and cash equivalents, end of period...............    $        1,000
                                                                ===============

See Notes to Financial Statements

                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)




                                                                              MARCH 31, 2004     DECEMBER 31, 2003

                                   ASSETS

   Current assets:
     Cash and cash equivalents........................................         $     1,000          $     1,000
     Restricted cash..................................................           9,427,748           12,392,207
     Transition charge receivable:
       Affiliates.....................................................           6,594,644            5,581,423
       Trade..........................................................           2,202,603            1,905,664
                                                                               -----------          -----------
       Total current assets...........................................          18,225,995           19,880,294
   Investments:
     Restricted funds held in trust...................................          10,051,784           12,512,711
     Transition property, net of accumulated amortization
       of $5,748,164..................................................         488,593,918          494,251,836

   Unamortized debt issuance costs....................................                  --                   --
                                                                               -----------          -----------
       Total assets...................................................         $516,871,697         $526,644,841
                                                                               ============         ============

                       LIABILITIES AND MEMBER'S EQUITY

   Current liabilities:
     Long-term debt due currently.....................................         $35,364,076          $22,543,239
     Accounts payable - affiliate.....................................              60,284              169,793
     Accrued interest.................................................           2,551,874            7,777,756
     Other current liabilities........................................             711,395              425,374
                                                                               -----------          -----------
       Total current liabilities......................................          38,687,629           30,916,162
   Transition bonds...................................................         456,942,229          477,456,761
   Regulatory liability...............................................           8,740,839            5,770,918
                                                                               -----------          -----------
       Total liabilities..............................................         504,370,697          514,143,941
   Member's equity....................................................          12,501,000           12,501,000
                                                                               -----------          -----------
       Total liabilities and member's equity..........................         $516,871,697         $526,644,841
                                                                               ============         ============


See Notes to Financial Statements


                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

                          NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS - The Company is a bankruptcy remote special purpose Delaware limited liability company, wholly-owned by Oncor. Oncor is a wholly-owned subsidiary of US Holdings, which is a wholly-owned subsidiary of TXU Corp. Oncor is a regulated electricity transmission and distribution company principally engaged in providing delivery services to REPs that sell electricity in the north-central, eastern and western parts of Texas.

     The Company was organized in November 1999 for the sole purpose of purchasing and owning transition property acquired from Oncor. The Company had no operations until August 2003. In connection with the acquisition of the transition property, the Company has agreed to (a) register and issue one or more series of transition bonds, each of which may be comprised of one or more classes, (b) pledge its interest in the transition property and other transition bond collateral to secure the transition bonds, (c) make debt service payments on the transition bonds, and (d) perform other activities that are necessary, suitable or convenient to accomplish these purposes. The Company is structured and is operated in a manner such that in the event of bankruptcy proceedings against Oncor, the assets of the Company will not be consolidated into the bankruptcy estate of Oncor. Oncor is not the owner of the transition property described herein, and the assets of the Company are not available to pay creditors of Oncor or any of its affiliates.

     Effective May 13, 2004, the Company changed its name from Oncor Electric Delivery Transition Bond Company LLC to TXU Electric Delivery Transition Bond Company, LLC.

     BASIS OF PRESENTATION -- The condensed financial statements of the Company have been prepared in accordance with US GAAP and on the same basis as the audited financial statements included in its 2003 Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. Comparable income statements and statements of cash flows are not presented because there were no operations prior to August 2003 even though the Company existed. Because the interim financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the audited financial statements and related notes included in the 2003 Form 10-K. The results of operations for an interim period may not give a true indication of results for a full year.

     COMPREHENSIVE INCOME-- There are no other components of comprehensive income besides net income.

2.   RELATED PARTY TRANSACTIONS

     Oncor provides billing, payment processing, management and administrative services to the Company pursuant to administration and servicing agreements between the Company and Oncor. Under these agreements, Oncor furnishes to the Company, at a fixed fee per year, billing, payment processing, collection, clerical, secretarial and other accounting services, which are reflected as administrative and general expenses in the income statement. Servicing and administration fees provided by and accrued to Oncor, totaled $115,491 for the three months ended March 31, 2004.

     During the three months ended March 31, 2004, transition charges billed to TXU Energy, and reflected in revenues, totaled $9,991,996. The balance of accounts receivable due from TXU Energy at March 31, 2004 was $6,594,644.

3.   FINANCING ARRANGEMENTS

     LONG-TERM DEBT -- At March 31, 2004 and December 31, 2003, the Company's long-term debt consisted of the following:


                                                                                              MARCH 31,         DECEMBER 31,
                                                                                                2004               2003

2.260% Fixed Series 2003 Bonds due in bi-annual installments through February 15, 2007     $   95,306,305     $  103,000,000
4.030% Fixed Series 2003 Bonds due in bi-annual installments through February 15, 2010        122,000,000        122,000,000
4.950% Fixed Series 2003 Bonds due in bi-annual installments through February 15, 2013        130,000,000        130,000,000
5.420% Fixed Series 2003 Bonds due in bi-annual installments through August 15, 2015          145,000,000        145,000,000
                                                                                           --------------     --------------

Total                                                                                         492,306,305        500,000,000

Less amount due currently                                                                      35,364,076         22,543,239
                                                                                           --------------     --------------

Total Long-Term Debt                                                                       $  456,942,229     $  477,456,761
                                                                                           ==============     ==============


     The transition property sold to the Company is pledged as collateral for the bonds, as well as restricted cash in the Capital Sub-account at March 31, 2004 of $30,166. Collections of transition charges will be used to pay the principal, interest and associated costs of the transition bonds. The Company is required to maintain restricted cash pledged as collateral for the bonds in an amount equal to 0.5% of the initial aggregate principal amount of bonds outstanding. Should the transition charges collected through the specified payment dates listed above not provide adequate funds to make the scheduled payments of principal and interest, the transition charges can continue to be collected for approximately two years before the bond goes into default for non-payment.

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



                              TXU ELECTRIC DELIVERY
                           TRANSITION BOND COMPANY LLC